EXHIBIT 10.4








                  --------------------------------------------

                           NETWORK SERVICES AGREEMENT

                  --------------------------------------------







                                     between

                                 REUTERS LIMITED

                                       and

                        SAVVIS COMMUNICATIONS CORPORATION










                         Dated as of September 28, 2001

                               TABLE OF CONTENTS


                                                                                                        PAGE
                                                                                                        ----
1.       DEFINITIONS AND RULES OF CONSTRUCTION............................................................2`

2.       SERVICES........................................................................................11

3.       RATES AND CHARGES...............................................................................12

4.       TECHNOLOGY IMPROVEMENTS AND CHANGES.............................................................23

5.       QUALITY OF SERVICE STANDARDS AND SERVICE CREDITS................................................28

6.       SITES...........................................................................................30

7.       NETWORK MANAGEMENT..............................................................................31

8.       SECURITY MANAGEMENT.............................................................................32

9.       CONTINUITY PLANNING.............................................................................33

10.      STRATEGIC ADVISORY COMMITTEE....................................................................33

11.      SET OFF.........................................................................................34

12.      INVOICING AND PAYMENT...........................................................................36

13.      AUDIT...........................................................................................37

14.      TERM............................................................................................39

15.      TERMINATION BY REUTERS..........................................................................40

16.      TERMINATION BY SAVVIS...........................................................................40

17.      EFFECT OF TERMINATION...........................................................................41

18.      REGULATORY COMPLIANCE...........................................................................42

19.      REGISTERED IP ADDRESSES.........................................................................42

20.      DEVELOPMENT PROJECTS............................................................................43

21.      SITE PREPARATION................................................................................43

22.      RIGHTS AND OBLIGATIONS OF SAVVIS................................................................43

23.      SAVVIS PERSONNEL................................................................................46

24.      DISCLAIMER OF WARRANTIES........................................................................47

25.      INDEMNIFICATION.................................................................................47

26.      SUB CONTRACTORS.................................................................................50

27.      EQUIPMENT AND SOFTWARE COMPATIBILITY............................................................51

28.      PROPRIETARY RIGHTS; LICENSE.....................................................................51

29.      CONFIDENTIALITY.................................................................................52

30.      DISPUTES........................................................................................54

                               TABLE OF CONTENTS
                                  (CONTINUED)


31.      FORCE MAJEURE...................................................................................55

32.      DATA PROTECTION AND PRIVACY.....................................................................55

33.      GENERAL PROVISIONS..............................................................................56



SCHEDULES:

SCHEDULE 2     -   DESCRIPTION OF SERVICES
SCHEDULE 3     -   RATES & CHARGES
SCHEDULE 5     -   QUALITY OF SERVICE STANDARDS AND SERVICE
                   CREDITS
SCHEDULE 6     -   SITES
SCHEDULE 7.1   -   NETWORK AND SERVICE MANAGEMENT
SCHEDULE 7.3   -   CONTRACT MANAGEMENT
SCHEDULE 8     -   SECURITY MANAGEMENT
SCHEDULE 9     -   BUSINESS CONTINUITY PLANNING
SCHEDULE 12    -   BILLING AND FINANCIAL REPORTING
SCHEDULE 15    -   CHANGE OF CONTROL; COMPANIES
SCHEDULE 22    -   CASH FLOW FORECASTS AND SAVVIS BUSINESS PLAN

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                           NETWORK SERVICES AGREEMENT
                           --------------------------


                  This NETWORK SERVICES AGREEMENT (the "AGREEMENT") is entered into as of September 28, 2001 (the "EFFECTIVE DATE"), by and between SAVVIS Communications Corporation, a Delaware corporation ("SAVVIS"), and Reuters Limited, a company incorporated in England under registered number 3918478 ("REUTERS").

                                    RECITALS

                  WHEREAS, the Reuters Group (as defined herein) is in the business of providing data, news and other services to the financial services sector and others throughout the world.

                  WHEREAS, SAVVIS is engaged in the business of providing Internet Protocol backbone and other data transport services.

                  WHEREAS, Reuters America Inc. and Reuters S.A. (together with Reuters America Inc., "PURCHASER"), both members of the Reuters Group, and Bridge Information Systems, Inc., a Missouri corporation, on behalf of itself and certain of its subsidiaries (collectively, "BRIDGE") have entered into that certain Asset Purchase Agreement, dated as of May 3, 2001 (as the same may be amended and restated from time to time as provided therein, the "ASSET PURCHASE AGREEMENT"), pursuant to which Purchaser agreed to purchase certain assets and business operations of Bridge, including shares of capital stock of certain direct and indirect subsidiaries of Bridge, and assume certain liabilities related thereto (the "ACQUIRED BUSINESS").

                  WHEREAS, pursuant to the terms and conditions set forth in the Asset Purchase Agreement, Reuters entered into a binding letter agreement with SAVVIS (the "NSA Term Sheet"), setting forth certain terms and conditions to be included as part of a definitive network services agreement to be entered into between Reuters and SAVVIS for the provision of certain data transport network services by SAVVIS and members of the SAVVIS Group to the Reuters Group, including operation, management and maintenance services.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS AND RULES OF CONSTRUCTION

         1.1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


 "ACCEPTANCE"                   means the acceptance procedures set forth in
                                Section 4.6 of this Agreement.

 "ADDITIONAL SERVICES"          means any wide-area data, voice and video
                                (using Internet Protocol) services, Internet access and any related value- added services that relate to or are improvements to any existing Services that may be requested from time to time by Reuters under the terms of this Agreement or material changes to any of the Services that do not introduce new types of activities as part of the Services received by Reuters or any other member of the Reuters
                                Group.

 "AFFILIATE"                    means, with respect to any person, any other
                                person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such person.

 "AGREEMENT"                    means this Network Services Agreement by and
                                between SAVVIS and Reuters, including all exhibits, schedules and attachments hereto, as the same may be amended from time to time in accordance with its terms.

 "AGREEMENT YEAR"               means each twelve-month period during the term
                                of this Agreement, with the initial Agreement
                                Year beginning on the Service Commencement Date and ending on the day prior to the date that is the first anniversary of the Service
                                Commencement Date, and each twelve-month period thereafter.

 "ASSET PURCHASE                shall have the meaning set forth in the
AGREEMENT"                      Recitals.

 "AUDIT"                        shall have the meaning set forth in Section
                                13.2 hereof.

 "BANKRUPTCY                    means any and all amounts due from and payable
PAYMENTS"                       by Bridge, as debtor or debtor in possession,
                                or any trustee, examiner or other successor in interest to Bridge, relating to the Services made on or after May 3, 2001 either (i) paid directly to SAVVIS or (ii) set off by SAVVIS from any amounts payable by SAVVIS to Bridge.

 "BASKET" shall have the meaning set forth in Section 25.5 hereof.

 "BRIDGE" means Bridge Information Systems, Inc., a Missouri corporation, including any of its subsidiaries, or any trustee, examiner or other successor in interest thereto pursuant to the bankruptcy proceeding under Chapter 11 in the Eastern District of Missouri.


 "BRIDGE IP                     shall have the meaning set forth in Section
 ADDRESSES"                     19.2 hereof.

 "BUSINESS DAY"                 means a day (other than Saturday or Sunday) on
                                which commercial banks are open for business in the City of London, England and in the City of New York, USA.

 "CHANGE CONTROL                means the procedures set out in Schedule 7.3 for
 PROCEDURE"                     implementing any change to the Services or the
                                ordering of New Services or Modifications or for making any other amendment to the Services provided under this Agreement.

 "CHANGE OF CONTROL"            means a business combination or other
                                transaction of SAVVIS, directly or indirectly with any of the parties listed on Schedule 15
                                (or any of such parties' present and future
                                Affiliates), which Schedule may be reviewed and revised by Reuters twice, in its sole discretion, no sooner than twelve (12) months and no later than thirty-six (36) months after the Service Commencement Date; provided, that each such review and revision shall occur at least twelve (12) months after the previous one, in order to add or remove during the Initial Term of the Agreement up to a maximum of ten (10) additional parties who are direct competitors of Reuters or the applicable member of the Reuters Group, whether such business combination or other transaction is through a consolidation, merger, purchase of equity securities, other reorganization or investment structure, in which any of such parties (either alone or in combination) own, immediately after such transaction, securities representing fifty percent (50%) or more of the voting power of the corporation or entity surviving such transaction; provided, however, that (i) [**] and (ii) [**], shall be exempt from inclusion on Schedule 15.

"CHANGE RESPONSE"               shall have the meaning set forth in Schedule
                                7.3 to this Agreement.

[**] CONFIDENTIAL TREATMENT REQUESTED

 "CIRCUIT"                      means any Core Circuit (as defined below) or a
                                Local Access Loop (as defined below).

 "CONFIDENTIAL INFORMATION"     shall have the meaning set forth in Section 29.1
                                hereof.

 "CONTROL"                      means (including the terms "CONTROLLED BY" and
                                "UNDER COMMON CONTROL"), with respect to the relationship between or among two or more persons, the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person; provided, however, that a person shall not be deemed to Control any person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such person. For the avoidance of doubt for purposes of this definition, SAVVIS shall not be deemed to be Controlled by any member of the Reuters Group.

 "CORE CIRCUIT"                 means a circuit between two SAVVIS POPs (as
                                defined below).

 "COSTS" mean the fully allocated and reasonable costs to SAVVIS of providing the Services, including all costs of providing Services under this Agreement (including (i) personnel costs, (ii) depreciation and amortization expenses based on the acquisition price paid by SAVVIS to Bridge for the acquisition from Bridge of certain assets for the provision of Network Services (and the price paid by SAVVIS to third parties for subsequent acquisitions of assets for the provision of Network Services) and (iii) the capital cost of any equipment financing for such acquired assets).

 "CUSTOMER PREMISES              member of the Reuters Group or ameans equipment
EQUIPMENT" or "CPE"              used to provide Services to a Reuters Customer
                                 located at a Reuters Site or a Customer Site.

 "CUSTOMER SITE"                 means each location that is a business location
                                 of a Reuters Customer.

 "DESIGNATED REUTERS             shall have the meaning set forth in Section
ENTITY"                          12.1.1 hereof.

 "DISPUTE NOTICE"                shall have the meaning set forth in Section
                                 30.1 hereof.

 "DOMESTIC MMC"                  shall have the meaning set forth in Section
                                 3.6.2 hereof.

 "DOMESTIC MONTHLY               shall have the meaning set forth in Section
SPEND"                           3.6.8(B) hereof.

 "DOMESTIC SERVICES"             shall have the meaning set forth in Section
                                 3.6.2 hereof.

 "DOMESTIC SHORTFALL             shall have the meaning set forth in Section
PAYMENT"                         3.6.8(B) hereof.

 "EFFECTIVE DATE"                shall have the meaning set forth in the
                                 preamble to this Agreement.

 "EVENT OF DEFAULT"              shall have the meaning set forth in Section
                                 15.1 hereof.

 "EXIT PLAN"                     shall have the meaning set forth in Section
                                 17.2 hereof.

 "FCC"                           shall have the meaning set forth in Section
                                 22.2.1 hereof.

 "FIRST ANNIVERSARY"             means the first anniversary of the Effective
                                 Date.

 "INDEMNIFIED PARTY"             shall have the meaning set forth in Section
                                 25.1 hereof.

 "INITIAL TERM"                  shall have the meaning set forth in Section 14
                                 hereof.

 "INTERNATIONAL MMC"             shall have the meaning set forth in Section
                                 3.6.2 hereof.

 "INTERNATIONAL                  shall have the meaning set forth in Section
MONTHLY SPEND"                   3.6.8(A) hereof.

 "INTERNATIONAL                  shall have the meaning set forth in Section
SERVICES"                        3.6.2 hereof.

 "INTERNATIONAL                  shall have the meaning set forth in Section
SHORTFALL PAYMENT"               3.6.8(A) hereof.

 "IPRs"                          shall have the meaning set forth in Section
                                 20.2 hereof.

 "LOCAL ACCESS LOOP"             means any circuits leased from, or otherwise
                                 provided by, a U.S. or international
                                 telecommunications provider, including SONET rings, providing connectivity between a SAVVIS
                                 POP, on the one hand, and Reuters, any member of the Reuters Group, any Reuters Customer or any third-party supplier of any member of the Reuters Group, on the other hand.

 "LOSS" OR "LOSSES"              shall have the meaning set forth in Section
                                 25.1 hereof.

 "MMC"                           shall have the meaning set forth in Section
                                 3.6.2 hereof.

 "MODIFICATION"                  means any improvement, alteration, addition,
                                 enhancement or other change to any existing
                                 Service requested by any member of the Reuters
                                 Group or any applicable member of the SAVVIS
                                 Group from time to time pursuant to the Change
                                 Control Procedure.

 "NETWORK"                       means the Network Equipment, together with the
                                 Circuits used from time to time to provide the Services hereunder.

 "NETWORK                        means telecommunications equipment (including
EQUIPMENT"                       satellite equipment, hardware, software and
                                 related cables and connectors), together with any network management system required to manage and/or administer such telecommunications equipment used by any member of the SAVVIS Group from time to time to provide the Services hereunder, but excluding
                                 CPE.

 "NETWORK SERVICES"              means U.S. and international wide-area data,
                                 voice and video (using Internet Protocol) services, including the management of Customer
                                 Premises Equipment (such as routers) associated with such services, Internet access and related value-added services such as co-location and firewalls.

 "NEW SERVICES"                  means any wide-area data, voice and video
                                 (using Internet Protocol) services, Internet access and any related value added services of a type not currently included as part of the Services as of the Effective Date that may be requested from time to time by Reuters after the date hereof to be provided by SAVVIS or a member of the SAVVIS Group under the terms of this Agreement.

 "OA"                            shall have the meaning set forth in Section
                                 19.2 hereof.

 "PRIVACY POLICY"                shall have the meaning set forth in Section
                                 32.3 hereof.

 "PROJECT"                       has the meaning set forth in Schedule 7.3 to
                                 this Agreement.

 "QUALITY OF SERVICE             means the standards set forth in Schedule 5 to
STANDARDS"                       his Agreement for the performance of the
                                 Services provided under this Agreement, as amended from time to time by written agreement of the parties hereto.

 "REQUEST DATE"                  shall have the meaning set forth in Section
                                 4.1.2 hereof.

 "REQUEST FOR CHANGE"            shall have the meaning set forth on Schedule
                                 7.3 to this Agreement.

 "RESIDUAL REVENUE"              means the total revenues collected by SAVVIS
                                 from third parties, other than Supported Third
                                 Party Customers, for use of SAVVIS's
                                 international lines minus [**] of such total revenues.

 "REUTERS CUSTOMERS"             means any customer or distributor from time to
                                 time of the Reuters Group.

 "REUTERS GROUP"                 means Reuters and its direct and indirect
                                 subsidiaries and any holding company and any subsidiaries of such holding company from time to time, together with such entities as are from time to time operating as authorised distributors of Reuters in territories due to the local law not permitting Reuters to operate through a subsidiary in those territories. For the purpose of this definition a company is a "subsidiary" of a "holding company" (including where appropriate Reuters) if that holding company owns, directly or indirectly, at least fifty per cent (50%) of the voting stock of that company or otherwise has the right to exercise Control over such company.

 "REUTERS SITE"                  means any business location of Reuters or any
                                 member of the Reuters Group from time to time.

 "SAVVIS BILLING                 shall have the meaning set forth in Section
SUBSIDIARY"                      12.1.1 hereof.

[**] CONFIDENTIAL TREATMENT REQUESTED

 "SAVVIS GROUP"                  means SAVVIS and any direct and indirect
                                 subsidiaries of SAVVIS from time to time, together with such entities as are from time to time operating as authorised distributors of SAVVIS in territories due to the local law not permitting SAVVIS to operate through a subsidiary in those territories. For the purpose of this definition a company is a "subsidiary" of SAVVIS if SAVVIS owns, directly or indirectly, at least fifty per cent (50%) of the voting stock of that company or otherwise has the right to exercise Control over such company.

 "SAVVIS IPRs"                   shall have the meaning set forth in Section
                                 20.3 hereof.

 "SAVVIS PERSONNEL"              means any employees, consultants, advisors or
                                 subcontractors (regardless of whether or not such persons are employed by any member of the SAVVIS Group) providing Services pursuant to this Agreement on behalf of SAVVIS or any member of the SAVVIS Group; provided, that employees of Reuters or any member of the Reuters Group shall not constitute SAVVIS
                                 Personnel under this Agreement.

 "SAVVIS POP"                    means a physical location where SAVVIS or any
                                 member of the SAVVIS Group has a presence of network access and other similar sites as set forth on Schedule 6 hereto, as such schedule may be amended from time to time through the Change Control Procedure in accordance with the terms of this Agreement.

 "SAVVIS SEC                     shall have the meaning set forth in Section
DOCUMENTS"                       22.2.12 hereof.

 "SERVICE                        means the Closing Date as defined in the Asset
COMMENCEMENT                     Purchase Agreement, or such other date as the
DATE"                            parties hereto may agree upon in writing.

 "SERVICE" or                    means any of the Services listed on Schedule 2
"SERVICES"                       hereto to be provided by SAVVIS or any other
                                 member of the SAVVIS Group to the Reuters
                                 Group, as such Schedule may be amended from time of time by written agreement of the parties hereto, including all New Services, Additional Services and Modifications provided by SAVVIS or any member of the SAVVIS Group hereunder pursuant to the Change Control
                                 Procedure provided for in this Agreement.

 "SERVICE CREDIT"                means the credits against the rates and charges
                                 for the Services which SAVVIS and the members of the SAVVIS Group shall provide the applicable members of the Reuters Group upon the occurrence of a Service Failure, which credits shall be calculated in accordance with
                                 Schedule 5 hereto, as the same may be amended from time to time by written agreement of the parties hereto.

 "SERVICE ELEMENT"               means the individual services identified as
                                 part of the Services in Schedule 2 to this Agreement, as the same may be amended from time to time by written agreement of the parties hereto.

 "SERVICE FAILURE"               means the failure to provide a Service Element
                                 in accordance with the Quality of Service
                                 Standards for such Service Element.

 "SITES" means the locations of members of the Reuters Group and Reuters Customers, including, without limitation, any data centers thereof.

 "STRATEGIC                      shall have the meaning set forth in Section 10
ADVISORY COMMITTEE"              hereof. "Supported Third Party means customers
                                 who receive services from a third party that acquired Customers" any assets from Bridge, (including, without limitation, customers of the Telerate Business) in the United States,
                                 Canada, Bermuda and certain countries and territories in the Caribbean, as applicable (i) who are supported by Reuters or any member of the Reuters Group pursuant to any contract or obligation relating to Reuters acquisition of Bridge Information Systems, Inc. and its subsidiaries and (ii) who receive services provided by SAVVIS.

 "TELERATE BUSINESS"             means the business and operations of Telerate
                                 Holdings, Inc. and its direct and indirect subsidiaries.

 "TRANSITION PERIOD"             shall have the meaning set forth in Section
                                 17.1 hereof.

 "UNITED STATES"                 means the continental United States, Alaska,
                                 Hawaii and Puerto Rico.

 "VOLUME RELATED                 means any volume related discount agreed to
DISCOUNT"                        between the parties hereto as provided in
                                 Section 3.2 hereof.

    1.2  Terms Generally, Rules of Construction.
         --------------------------------------

         1.2.1 The Schedules shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules or any other exhibit or attachment to this Agreement. To the extent that there is an inconsistency between the terms of the body of this Agreement and the Schedules, the body of this Agreement shall prevail, unless the Schedule expressly states that it is to prevail over the terms of the body of this Agreement.

         1.2.2 In construing this Agreement, unless the context otherwise requires:

               (A) all defined terms shall apply equally to both the plural as well as the singular forms of the terms defined; any pronoun shall also include the corresponding masculine, feminine and neuter forms;

               (B) unless otherwise stated, the words "herein", "hereunder" and other similar words refer to this Agreement as a whole and not to a particular Section or other subdivision;

               (C) references to "Sections" and "Schedules" are to sections of, and schedules to, this Agreement and references to paragraphs are to paragraphs of the relevant Schedule to this Agreement;

               (D) references to a "person" shall be construed so as to include any individual, firm, company or other corporate body, government, state or agency of a state, local or municipal authority or government body or any joint venture, association, partnership, limited liability company or limited partnership (whether or not having separate legal existence);

               (E) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

               (F) any reference to a "day" (including within the phrase "Business Day") shall mean a period of twenty-four (24) hours running from midnight to midnight;

               (G) references to times are to local times in New York, New York, unless otherwise stated;

               (H) a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time;

               (I) headings and titles are for convenience only and shall not affect the interpretation of this Agreement;

               (J) a reference in relation to any particular jurisdiction to any specific legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any other jurisdiction be treated as a reference to any analogous term in that jurisdiction;

               (K) any list or examples following the word "including" shall be interpreted without limitation to the generality of the preceding words;

               (L) general words shall not be given a restrictive meaning, where introduced by the word "other", by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things, nor by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

               (M) references to "$" are to U.S. Dollars

         1.3 Agreement of Reuters Group and SAVVIS Group. For the avoidance of doubt, this Agreement (i) is entered into by Reuters for the benefit of the Reuters Group and (ii) is entered into by SAVVIS for the benefit of the SAVVIS Group.

2.       SERVICES

         2.1 Services. Beginning on the Service Commencement Date and for the term of this Agreement, SAVVIS shall provide and shall cause the members of the SAVVIS Group to provide delivery, management and implementation of the following Services (as more fully described on Schedule 2 to this Agreement) pursuant to the terms and conditions set forth in this Agreement:

         2.1.1 SAVVIS Intelligent IP Network (SM) services, including:

              (A) Managed Services;

              (B) Multicast delivery (including Bridge Feed Broadcast and the XNET network);

              (C) Data Feed Collector Network (including Ticknet and the Data Feed Collector);

              (D) Managed Security Services;

              (E) Office Automation Network;

              (F) Internet access;

              (G) Professional Services; and

              (H) Remote Dial access.

         2.1.2 Co-location services, including co-location facilities (excluding the facility located at 587 McDonnell Boulevard, Hazelwood, Missouri).

    2.2 Non-exclusive Relationship. Notwithstanding any provisions of this Agreement to the contrary, and without prejudice to the provisions of Sections 3.6.3(D) and 3.6.3(E) hereof, the Reuters Group shall not have any obligation to use any Services (including any obligation to require any Reuters Customers, whether such Reuters Customers are those acquired from Bridge or otherwise, to use any Services) or pay for such terminated Services after the effective date of cancellation of such Service or Services (except for any payments otherwise set forth or provided for in this Agreement or in the applicable Schedules to this Agreement), and any member of the Reuters Group may cancel any Services provided pursuant to this Agreement or any other services otherwise received from the SAVVIS Group at any time for any reason, at the Reuters Group's sole discretion; provided, however, that any obligations of Reuters or any member of the Reuters Group to pay the MMC in accordance with the provisions of Section
3.6 hereof (including, without limitation, the provisions of Sections 5.2.2 and 3.6.3 relating to the adjustment of the MMC) shall remain in effect for the term of this Agreement. In the event that the Reuters Group cancels any Services (including any cancellation of any Services by a Reuters Customer), neither SAVVIS nor any member of the SAVVIS Group shall take any action which would frustrate or otherwise hinder such termination or the migration of any Reuters Customers affected by such cancellation or termination to another provider of Network Services.

    2.3 Shared Circuits. The parties hereto recognize and agree that the services provided to Supported Third Party Customers shall constitute Services provided by SAVVIS under the terms of this Agreement and Reuters or the applicable member of the Reuters Group shall charge such Supported Third Party Customers directly for the provision of such services.

3.       RATES AND CHARGES

    3.1 Initial Rates for Services. Reuters shall, or shall cause the applicable member of the Reuters Group to, pay SAVVIS or the applicable member of the SAVVIS Group, as provided herein, for Services provided hereunder calculated according to the rates and charges set forth in Schedule 3 hereof, which
Schedule 3 shall be amended from time to time by the written agreement of the parties.

         3.1.1 Initial Rates until First Anniversary. Until the First Anniversary, Reuters or the applicable member of the Reuters Group shall pay for Services provided hereunder at rates and charges in an amount equal to the lesser of (i) the product of applicable prices for the Services as set forth on
Schedule 3 to this Agreement and the actual Services provided under this Agreement and (ii) the total Cost to SAVVIS of providing all of the Services to the Reuters Group plus a mark-up on such total Cost of [**]

[**] CONFIDENTIAL TREATMENT REQUESTED

         3.1.2 Rates Following First Anniversary and Most Favored Nations Treatment. On and after the First Anniversary, Reuters or the applicable member of the Reuters Group shall pay for Services provided hereunder at rates and charges equal to the lesser of (i) applicable market rates as set forth on
Schedule 3 hereto and (ii) the most favorable terms SAVVIS or the SAVVIS Group offers to any person for any products and services similar in scope and type in each applicable service region of the Services. SAVVIS shall provide, and shall cause the members of the SAVVIS Group to provide, the Services on terms (including terms relating to price, Service Credits, and/or introduction of developments under Section 4.1.3 hereof) which are no less favorable than reasonably comparable services offered to any other customer of any member of the SAVVIS Group.

    3.2 Volume-Related Discounts. SAVVIS or the applicable member of the SAVVIS Group shall discount certain specified charges to the Reuters Group in accordance with a Volume Related Discount agreed to in writing between the parties hereto.

    3.3 Market Tracking for Circuits. In addition to other obligations set forth in this Section 3 and elsewhere in this Agreement, SAVVIS shall (or shall cause the relevant member of the SAVVIS Group to) vigorously pursue opportunities for cost reductions to ensure that the cost of the Circuits remains comparable to the cost of reasonably comparable services in the market. SAVVIS and the applicable members of the SAVVIS Group shall brief Reuters every three (3) months on activities undertaken by or for the benefit of any member of the SAVVIS Group to ensure that the costs of Circuits are and remain competitive. The parties shall discuss in good faith, with a view to agreeing, SAVVIS's priorities for cost reduction activities over the following three (3) months. SAVVIS and all members of the SAVVIS Group shall comply with any such agreed upon priorities.

    3.4 Year 1 Price Review. Within thirty (30) days following the First Anniversary, SAVVIS shall present to Reuters a detailed report which sets forth for the initial Agreement Year (i) the total globally aggregated Costs to SAVVIS of providing the Services to the Reuters Group pursuant to this Agreement and
(ii) the total rates and charges paid by Reuters and the applicable members of the Reuters Group for the actual Services provided to the Reuters Group pursuant to this Agreement.

         3.4.1 In the event that the report indicates that the rates and charges paid by Reuters to SAVVIS for the Services provided during the initial Agreement Year exceed an amount equal to the total Cost to SAVVIS of providing all of the Services to the Reuters Group plus a mark-up on such total Cost of [**], then SAVVIS shall provide a credit to Reuters or the applicable member of the Reuters Group in the amount of all such overpayments.

[**] CONFIDENTIAL TREATMENT REQUESTED

         3.4.2 In the event that Reuters disputes the results or methodology of the report as presented by SAVVIS in accordance with this Section 3.4, then Reuters shall have the right to conduct an audit to verify the accuracy of the total globally aggregated Costs to SAVVIS of providing the Services to the Reuters Group pursuant to this Agreement during the initial Agreement Year and the total rates and charges paid by Reuters and the applicable members of the Reuters Group for the actual Services provided to the Reuters Group pursuant to this Agreement during the initial Agreement Year. Such audit may be conducted by professional auditors or advisers selected in accordance with the provisions of
Section 13.2 hereof. SAVVIS shall comply with the provisions of Section 13.3 hereof in providing cooperation to the Reuters Group in connection with any audit conducted pursuant to this Section 3.4.

         3.4.3 Upon the conclusion of any audit conducted by Reuters pursuant to this Section 3.4, if such audit reveals a discrepancy in SAVVIS's charges for the Services provided in the first Agreement Year of [**]or more above the total Cost to SAVVIS of providing all of the Services to the Reuters Group plus a mark-up on such total Cost of [**], then the costs of such audit shall be paid by SAVVIS in accordance with Section 13.6 hereof and SAVVIS shall provide a credit to Reuters or the applicable member of the Reuters Group equal to the amount of any and all overpayments.

    3.5  Price Review and Benchmarking.
         -----------------------------

         3.5.1 Within fourteen (14) days following the First Anniversary and each year anniversary thereafter, price reviews may be conducted by Reuters no more than twice per year in accordance with, and upon satisfaction of, the terms and conditions set forth in Schedule 3 hereof.

         3.5.2 In connection with any price review conducted pursuant to Section
3.5.1 hereof, SAVVIS shall (or shall cause the relevant member of the SAVVIS Group to) notify Reuters and the applicable member of the Reuters Group in accordance with the relevant price review process set out in Schedule 3 hereof of its proposed charges for the Services and each Service Element. Reuters or the applicable member of the Reuters Group shall have the right to require such proposed charges to be benchmarked in accordance with the applicable provisions and procedures of Schedule 3 of this Agreement.

         3.5.3 Notwithstanding the price reviews undertaken pursuant to Section
3.5.1 hereof and any benchmarking undertaken pursuant to Section 3.5.2 hereof, neither SAVVIS nor any member of the SAVVIS Group may increase any of the rates and charges set forth on Schedule 3 during the term of this Agreement.

    3.6 Minimum Monthly Commitment (MMC).
        --------------------------------

         3.6.1 If the aggregate amount payable by the Reuters Group to SAVVIS in respect of any calendar month does not exceed (i) in the case of International Services, the International MMC, and (ii) in the case of Domestic Services, the Domestic MMC, as calculated in accordance with the provisions of Section 3.6.2

[**] CONFIDENTIAL TREATMENT REQUESTED
hereof, subject to the other provisions of this Section 3, Reuters shall, or shall cause the applicable member of the Reuters Group to, pay to SAVVIS the Shortfall Payment as determined in accordance with Section 3.6.8 hereof.

         3.6.2 Subject to Section 3.6.3, the MMC for each calendar month during the term of this Agreement shall be as follows:

               MMC  =  International MMC + Domestic MMC

              (A) "INTERNATIONAL MMC" (which applies to the minimum monthly commitment for (1) Asia and Europe Multicast and Data Feed Collector Network Services, (2) Canadian Multicast and Data Feed Collector Network Services, (3) United States Data Feed Collector Network Services and (4) all international and domestic co-location Data Feed Collector Network Services (each an "International Service" and collectively, "International Services")) shall be as follows:

                                      MINIMUM AMOUNT             TOTAL MINIMUM
     AGREEMENT YEAR                   PER MONTH                  AMOUNT PER YEAR
     --------------                   ---------                  ---------------
     Year 1                           [**]                            [**]
     Year 2                           [**]                            [**]
     Year 3                           [**]                            [**]
     Year 4                           [**]                            [**]
     Year 5                           [**]                            [**]
     Total of Years 1-5               N/A                             [**]

    Notwithstanding the foregoing, the International MMC shall be equal to zero in the event that the Reuters Group makes total payments to SAVVIS for International Services equal to [**] less the amount of any Bankruptcy Payments, as provided in Section 11.2 hereof. The aggregate International MMC of [**] will be increased, on a reasonable and agreed basis, if Reuters requires bandwidth commitments in addition to the amounts provided hereunder that result in any new cost commitments to the SAVVIS Group in addition to their then-existing cost commitments.

              (B) "DOMESTIC MMC" (which applies to the minimum monthly commitment for all Services other than International Services (each, a "DOMESTIC SERVICE" and collectively, "DOMESTIC SERVICES")) shall be as follows:

[**] CONFIDENTIAL TREATMENT REQUESTED

                                      MINIMUM AMOUNT             TOTAL MINIMUM
    AGREEMENT YEAR                    PER MONTH                  AMOUNT PER YEAR
    --------------                    ---------                  ---------------
    Year 1                            [**]                           [**]
    Year 2                            [**]                           [**]
    Year 3                            [**]                           [**]
    Year 4                            [**]                           [**]
    Year 5                            [**]                           [**]
    Total of Years 1-5                N/A                            [**]

    For the avoidance of doubt, as used herein, the term "DOMESTIC SERVICE" or "DOMESTIC SERVICES" shall include any Services, other than International Services, provided in the United States and Canada; provided, however, that any Services (Domestic Services or International Services) provided in the United States and Canada will be treated separately for regulatory purposes if required by an applicable governmental regulatory authority of competent jurisdiction.

         3.6.3 Each of the International MMC and the Domestic MMC, as applicable, payable hereunder shall be reduced in the following circumstances, as provided in this Section 3.6.3 and Section 3.6.5 hereof:

              (A) in the event of a failure, refusal or inability by any member of the SAVVIS Group to provide Services (including in circumstances described in Section 18 hereof) as contemplated under this Agreement, the International MMC and Domestic MMC, as applicable, shall immediately be reduced by the reasonable charges incurred by the Reuters Group of procuring comparable services from any third party; provided, however, that in the event SAVVIS or any applicable member of the SAVVIS Group (i) is prohibited by a governmental authority of competent jurisdiction from providing any New Services pursuant to this Agreement after SAVVIS has made all commercially reasonable efforts to appeal such prohibition, (ii) is required by a governmental authority of competent jurisdiction or the laws of such jurisdiction to enter into a partnership, joint venture or distributorship arrangement with any local third person resident in such jurisdiction solely in order to be capable of providing any New Services pursuant to this Agreement, or (iii) is unable, fails or refuses to provide Services as contemplated hereunder, through no fault of SAVVIS or any member of the SAVVIS Group, in any jurisdiction outside of the United States and Canada where SAVVIS or any member of the SAVVIS Group provides Services to customers in the specific jurisdictions designated as Customer Self-Provision Countries and Distributor Countries (as such terms are defined in Section 8.1(C) of Schedule 2 to this Agreement) as specified in

    Schedule 2 (Section 8.1) and Schedule 6 hereto, then neither the International MMC nor the Domestic MMC shall be reduced as provided in this
    Section 3.6.3 for any such failure or inability of SAVVIS or the applicable member of the SAVVIS Group to provide such New Services;

              (B) in the event that Reuters or any member of the Reuters Group exercises its rights to terminate a Service or Service Element pursuant to
    Section 5.2.2 hereof, the International MMC and the Domestic MMC, as applicable, shall immediately be reduced by the reasonable charges incurred by the Reuters Group for procuring and implementing comparable services from any third party;

              (C) sixty (60) days after Reuters gives SAVVIS notice of any sale, divestiture or liquidation of a member of the Reuters Group that reduces the volume of network services contemplated under this Agreement as of the Service Commencement Date to be required by Reuters hereunder, notwithstanding Reuters commercially reasonable efforts to avoid such reduction in the volume of network services, the parties will mutually agree to reduce, as appropriate, the International MMC and the Domestic MMC, as applicable, to reflect the actual new usage after the sale, divestiture or liquidation and Reuters shall use commercially reasonable efforts to cause the person acquiring the assets or stock to assume such amount of payment obligations that Reuters and SAVVIS agree to reduce;

              (D) sixty (60) days after Reuters gives SAVVIS written notice of any general business downturn beyond the Reuters Group's reasonable control that reduces the volume of network services required by the Reuters Group contemplated hereunder as of the Service Commencement Date, notwithstanding Reuters and the applicable member of the Reuters Group's commercially reasonable efforts to avoid such reduction, SAVVIS will reduce, as appropriate, the International MMC and Domestic MMC, as applicable, to reflect the new revenue billing actuals after such business downturn. This provision shall not apply in the event that the Reuters Group reduces the volume of network services contemplated hereunder as of the Service Commencement Date required primarily to (i) reduce its overall use of telecommunications, other than in circumstances beyond the Reuters Group's reasonable control; or (ii) transfer portions of its traffic from the customer base acquired from Bridge to providers other than SAVVIS;

              (E) if for regulatory or compliance reasons Reuters and the members of the Reuters Group are permitted to acquire only part of the assets of Bridge contemplated to be purchased under the Asset Purchase Agreement as of May 3, 2001 (a "PARTIAL ACQUISITION"), the International MMC and the Domestic MMC, as applicable, shall immediately be reduced to reflect the assets actually acquired pursuant to such Partial Acquisition and the volume of Network Services actually required by Reuters or the applicable members of the Reuters Group with respect to such Partial Acquisition as compared to the volume of Network Services contemplated hereunder with respect to all of the assets contemplated to be purchased under the Asset Purchase Agreement;

              (F) upon the completion of any audit described in Section 13.1 hereof, the International MMC and the Domestic MMC, as applicable, shall immediately be reduced to reflect the actual number of Circuits that actually are in service in the continental United States as determined by such audit;

              (G) in the event any cost reductions are generated from mutually agreed-upon cost reduction programs developed in accordance with Section 10 hereof, the International MMC and the Domestic MMC, as applicable, immediately shall be reduced by such cost reductions applicable to the Services;

              (H) in the event of any consolidation pursuant to Section 3.3 hereof or any Volume-Related Discount provided pursuant to Section 3.2 hereof; and

              (I) in the event that Reuters or the applicable member of the Reuters Group cancels (i) any Data Feed Collector Network Services at any of the SAVVIS factilities located in (A) Bogota, Colombia, (B) Panama, (C) Bermuda, or (D) Caracas, Venezuela or (ii) any Local Access Loops related to the Data Feed Collector Network Services, then the International MMC immediately shall be reduced by the amounts set forth below:

    Location                               Reduction in International MMC
    --------                               ------------------------------
    Bogota, Columbia                                  [**]
    Bermuda                                           [**]
    Panama                                            [**]
    Caracas, Venezuela                                [**]
    DFC Local Access Loops                   Actual cost for each such
                                             Local Access Loop, up to a
                                                   maximum of [**]

    provided, however, that notwithstanding any reduction in the International MMC provided for in this Section 3.6.3(I), Reuters and the applicable members of the Reuters Group shall pay any third party charges incurred by SAVVIS or the applicable members of the SAVVIS Group with respect to the cancellation of any Data Feed Collector Network Services for the four locations referenced above and any Local Access Loops for the Data Feed Collector Network Services.

         3.6.4 In order to reflect usage by third parties of the SAVVIS international lines dedicated for the Multicast delivery and the Data Feed Collector Network, the total of all revenues collected by SAVVIS from third parties, other than Supported Third Party Customers, for use of SAVVIS's

[**] CONFIDENTIAL TREATMENT REQUESTED
international lines shall be shared on a quarterly basis by providing to Reuters or the applicable member of the Reuters Group, a credit for current Services equal to [**] of the Residual Revenue for such quarter. SAVVIS shall also provide to Reuters once every three (3) months a report which sets forth the calculation of the amount of the Residual Revenue for such three (3) month period. SAVVIS and the members of the SAVVIS Group shall use commercially reasonable efforts to sell capacity on the international lines to third parties. For the avoidance of doubt, all revenues collected by SAVVIS directly from Supported Third Party Customers shall be retained solely by SAVVIS and neither the International MMC nor the Domestic MMC shall be subject to adjustment pursuant to this Section 3.6.4. SAVVIS and the members of the SAVVIS Group shall, on the reasonable written request of the Reuters Group, provide Reuters and the applicable members of the Reuters Group with reasonable evidence of its sales efforts and any such reductions; provided, however, that the Reuters Group shall not make such a request more than twice in any twelve (12) month period.

         3.6.5 For the avoidance of doubt, except as expressly provided in
Section 3.6.3(I) hereof, any adjustment in the International MMC and Domestic MMC required pursuant to the terms of Sections 3.6.3 and 4.1.4 hereof (or any other adjustment) to the International MMC and Domestic MMC under this Agreement shall apply equally to the International MMC and the Domestic MMC, respectively.

         3.6.6 Upon the occurrence of any regulatory or compliance condition resulting in a Partial Acquisition requiring application of Section 3.6.3(E) hereof, Reuters or the applicable member of the Reuters Group shall give SAVVIS notice (the "REGULATORY NOTICE") as soon as reasonably practicable after the occurrence of such regulatory or compliance condition. In the event the MMC is reduced by [**] or more as a result of a Partial Acquisition and the application of Section 3.6.3(E), the Chief Operating Officer of SAVVIS and Managing Director
- Reuters shall, or either party's designated representative shall, renegotiate in good faith the rates and charges payable under Section 3.1 of this Agreement for any Services still to be provided hereunder by SAVVIS or the applicable member of the SAVVIS Group to the Reuters Group. Irrespective of such renegotiation and review of the rates and charges, SAVVIS or the applicable member of the SAVVIS Group shall offer each such Service to the Reuters Group that is subject to renegotiation and review pursuant to this Section 3.6.6 at no greater than the lesser of (a) the applicable market rate and (b) the most favorable price SAVVIS offers for any product and service similar in scope and type to such Service. If the Chief Operating Officer and Managing Director cannot reach agreement on such pricing terms of any such Service still to be provided by SAVVIS or the applicable member of the SAVVIS Group to the Reuters Group by the date that is fifteen (15) days after the date SAVVIS receives the Regulatory Notice (the "DISPUTE DATE"), then the parties shall as soon as possible thereafter implement the price review and benchmarking procedures provided in Section 3.5 hereof (provided that none of the time periods specified in Schedule 3 shall apply to any price review or benchmarking to be conducted pursuant to this Section 3.6.6), and each party shall use its commercially reasonable efforts to implement such procedures and establish the pricing terms for such Service within thirty (30) days of the Dispute Date.

[**] CONFIDENTIAL TREATMENT REQUESTED

         3.6.7 For the avoidance of doubt, SAVVIS and the members of the SAVVIS Group shall credit against any amounts due and payable by Reuters or any member of the Reuters Group pursuant to this Agreement (including, without limitation, the International MMC and the Domestic MMC payable hereunder) the following:

              (A) the amount of any Service Credits paid or credited by SAVVIS or the applicable member of the SAVVIS Group;

              (B) the amount of any (i) Bankruptcy Payments (as provided in Section 11 hereof) and (ii) payments made by the Reuters Group to any of SAVVIS's telecommunications providers in accordance with Section 3.9 of this Agreement;

              (C) any payments from Reuters Customers for Services which were previously acquired from any member of the Reuters Group; and

              (D) any overpayments made by any member of the Reuters Group for Services provided hereunder or any other credits due to any member of the Reuters Group (including, without limitation, pursuant to any audit under Section 3.4 hereof or Section 13 hereof).

For the further avoidance of doubt, any credits due to Reuters or any member of the Reuters Group under this Agreement that arise under Sections 3.6.7(A), (B) or (C) hereof shall be applied equally against any amounts due and payable hereunder with respect to the International MMC and the Domestic MMC for purposes of calculating the Domestic Monthly Spend and the International Monthly Spend, respectively, under this Agreement. Any credits arising under Section 3.6.7(D) shall be allocated to the International MMC and Domestic MMC, as applicable, for purposes of determining the Domestic Monthly Spend and International Monthly Spend under this Agreement for any given month during the Initial Term hereof (i) for purposes of any overpayments, to the appropriate MMC from which such overpayments arose, and (ii) for purposes of any credits for any audits performed under this Agreement, to the appropriate MMC hereunder based on whether such audit results in credits with respect to Domestic Services (in which case any such credits shall be allocated to the Domestic Monthly Spend) or International Services (in which case any such credits shall be allocated to the International Monthly Spend).

         3.6.8 Any Shortfall Payment (as defined herein) payable by Reuters or the applicable member of the Reuters Group hereunder shall be calculated as set forth in this Section 3.6.8.

              (A) In the event that the Reuters Group has not utilized International Services hereunder in any month during the Initial Term of this Agreement where the monthly fees payable under the terms of this Agreement for such International Services received during such month (exclusive of any credits to be allocated in such month pursuant to Section
    3.6.7 hereof) would satisfy the International MMC payable hereunder for any such month, Reuters or the applicable member of the Reuters Group shall make a shortfall payment (such payment, the "INTERNATIONAL SHORTFALL PAYMENT") to SAVVIS calculated as follows:

           International Shortfall Payment = (International MMC - International Monthly Spend)

    For the avoidance of doubt, the term "INTERNATIONAL MONTHLY SPEND" as used in this Section 3.6.8(A) shall mean the total dollar amount of all International Services provided to Reuters and any member of the Reuters Group during any such calendar month for the Initial Term of this Agreement.

              (B) In the event that the Reuters Group has not utilized Domestic Services hereunder in any month during the Initial Term of this Agreement where the monthly fees payable under the terms of this Agreement for such Domestic Services received during such month (exclusive of any credits to be allocated in such month pursuant to Section 3.6.7 hereof) would satisfy the Domestic MMC payable hereunder for any such month, Reuters or the applicable member of the Reuters Group shall make a shortfall payment (such payment, the "DOMESTIC SHORTFALL PAYMENT" and together with any International Shortfall Payment as calculated in accordance with Section 3.6.8(A) hereof, the "SHORTFALL PAYMENT") to SAVVIS calculated as follows:

        Domestic Shortfall Payment = (Domestic MMC - Domestic Monthly
                                      Spend)

    For the avoidance of doubt, the term "DOMESTIC MONTHLY SPEND" as used in this Section 3.6.8(B) shall mean the total dollar amount of all Domestic Services provided to Reuters and any member of the Reuters Group during any such calendar month for the Initial Term of this Agreement.

              (C) The Shortfall Payment, if any, payable by Reuters or the applicable member of the Reuters Group to SAVVIS for any month under the terms of this Section 3.6.8 shall be the sum of (i) any International Shortfall Payment payable for such month and (ii) any Domestic Shortfall Payment for such month.

         3.6.9 Notwithstanding any other provisions in this Agreement, Reuters liability and the payment to SAVVIS of any Shortfall Payment amount as calculated under Section 3.6.8 hereof shall be SAVVIS's exclusive remedy for breach of its obligations under this Section 3 where the aggregate amounts paid by the Reuters Group to the SAVVIS Group in respect of any month do not exceed the International MMC and the Domestic MMC.

         3.6.10 SAVVIS shall provide or cause to be provided to Reuters and the relevant members of the Reuters Group monthly reports of the Reuters Group's spend against the International MMC and the Domestic MMC. This MMC tracking report shall reflect year-to-date charges for Services including those charges incurred in the most recent complete billing period. SAVVIS shall provide this MMC tracking report no later than the fifteenth (15th) day of the second month following the relevant billing period (e.g., the report for the month of January must be delivered to Reuters and/or the relevant member of the Reuters Group by March 15th). SAVVIS shall provide both printed and electronic copies of this report. The report shall be provided in such format as SAVVIS can provide with its then-existing internal systems and as may be reasonably requested by Reuters. Reuters shall provide such information as may reasonably be required by SAVVIS to calculate any reduction to the International MMC and Domestic MMC, as applicable, required pursuant to Section 3.6.3 hereof.

    3.7 No Revenue Commitment. Except as expressly set out in this Section 3, the parties hereby acknowledge and agree that neither Reuters nor any other member of the Reuters Group shall be under any obligation with respect to any revenue commitments to the SAVVIS Group pursuant to the terms of this Agreement.

    3.8 Removal of Customer Sites or Reuters Sites. At any time and from time to time, Reuters may, by written notice to SAVVIS, have one or more Customer Sites or Reuters Sites removed from the Services. The amount charged to Reuters for the Services shall be reduced to reflect any such removal of Customer Sites or Reuters Sites by an amount equal to the sum of:

         3.8.1 the actual cost of the SAVVIS POPs (including the cost of the Local Access Loop) connecting the Services to such Customer Site or Reuters Site, effective as of such time as SAVVIS is no longer required to pay such costs; and

         3.8.2 the amounts set forth on Schedule 3 attached hereto, which are deemed to be one month's charges applicable to such Customer Site or Reuters Site under this Agreement with respect to such month during the first Agreement Year, according to connection speed at such Customer Site or Reuters Site, effective as of such time as such Customer Site or Reuters Site is disconnected from the Services; provided however, that any reduction pursuant to this Section
3.8 shall not reduce the International MMC or the Domestic MMC payable under the terms of this Agreement.

    3.9 Defaults concerning Telecommunications Providers. In the event that SAVVIS or any member of the SAVVIS Group receives any notice (written or otherwise) in any way relating to, or is reasonably likely to, default on any payments with respect to services received from any of its telecommunications providers, SAVVIS shall, as promptly as practicable, but in any event within seven (7) days of receiving any such notice or prior to defaulting on such payments, notify Reuters and the other applicable member of the Reuters Group in writing thereof and provide Reuters and the other applicable members of the Reuters Group with a copy of any written notification from or communication with such telecommunications provider. Notwithstanding anything to the contrary set forth in Section 12 hereof or elsewhere in this Agreement, Reuters or the appropriate member of the Reuters Group shall have the right to make any payments due and owing by SAVVIS or any members of the SAVVIS Group to any such telecommunications provider(s) directly to such telecommunications provider(s) on behalf of SAVVIS or any other member of the SAVVIS Group, and any such payments made by any member of the Reuters Group to such telecommunications provider(s) pursuant to this Section 3.9 shall immediately be applied and offset against any existing or future payment obligations (including any International MMC and Domestic MMC payable hereunder, allocated in accordance with Section
3.6.7 hereof) of the Reuters Group to SAVVIS pursuant to the terms of this Agreement, and Reuters and the members of the Reuters Group shall, at their sole option, be entitled to collect any amounts paid in satisfaction of amounts due to such telecommunications provider(s) from SAVVIS and any members of the SAVVIS Group in excess of any off-set amounts for currently outstanding payment obligations (including any International MMC and Domestic MMC due and payable hereunder, allocated in accordance with Section 3.6.7 hereof).


4.       TECHNOLOGY IMPROVEMENTS AND CHANGES

    4.1 New Services, Additional Services and Modifications.
        ---------------------------------------------------

         4.1.1 Option of Reuters Group. Notwithstanding anything to the contrary set forth in this Agreement, the Reuters Group shall have the option, exercisable at its sole discretion, to procure New Services, Additional Services or Modifications from SAVVIS or any member of the SAVVIS Group or any third party provider of Network Services. Any New Service or Modification provided by SAVVIS or any member of the SAVVIS Group will be subject to the charges set forth in Section 4.4.1 herein.

         4.1.2 Notice of Change Response. In the event any member of the Reuters Group receiving Services hereunder submits a Request for Change in accordance with the Change Control Procedure under this Agreement requesting SAVVIS to provide a New Service, Additional Service or Modification, then SAVVIS shall as soon as reasonably practicable, but in any event within thirty (30) days of the date of receipt from such requesting member of the Reuters Group of a Request for Change (the "REQUEST DATE"), either:

                           (i) provide Reuters and such requesting member of the Reuters Group with a Change Response stating that it is unable or unwilling to provide such New Service, Additional Service or Modification as requested; or

                           (ii) provide Reuters and such requesting member of the Reuters Group with a Change Response in support of a Request for Change in accordance with the Change Control Procedure set forth in Schedule 7.3 hereof.

         4.1.3 Implementation Period.
         ---------------------

              (A) In the event that SAVVIS provides a Change Response in support of a Request for Change in accordance with the requirements of Section

    4.1.2(ii) hereof, and Reuters notifies SAVVIS that it still desires the New Service, Additional Service or Modification, SAVVIS shall provide or shall have the applicable member of the SAVVIS Group or a third party provide such New Service, Additional Service or Modification to such requesting member of the Reuters Group (and any other members of the Reuters Group listed in the Request for Change applicable to such New Service, Additional Service or Modification or that may be reasonably requested by any member of the Reuters Group) as soon as reasonably practicable (taking into account the business needs of such member of the Reuters Group and the requirements of any Reuters Customer served by the requesting member of the Reuters Group), but in any event such New Service, Additional Service or Modification shall be provided to the Reuters Group by no later than six (6) months after the Request Date or such other date as may be mutually agreed between the parties), such agreement by either party not to be unreasonably withheld or delayed.

              (B) In the event that SAVVIS provides a Change Response in support of a Request for Change in accordance with the requirements of Section 4.1.2(ii) hereof and Reuters notifies SAVVIS that it no longer desires the New Service, Additional Service or Modification, then neither the International MMC nor the Domestic MMC payable to SAVVIS under the terms of this Agreement shall be reduced as set forth in Section 4.1.4 hereof if Reuters or the requesting member of the Reuters Group then procures such New Service, Additional Service or Modification from a third party.

         4.1.4 Reduction In Minimum Monthly Commitments. Subject to the provisions of Section 3.6.3(A) above, in the event a member of the Reuters Group has submitted to SAVVIS a Request for Change to provide a New Service or Modification in accordance with the requirements of this Section 4.1, but SAVVIS
(i) has notified requesting member of the Reuters and the Reuters Group in writing as required pursuant to Section 4.1.2(i) hereof that it is unable or unwilling to provide such New Service, Additional Service or Modification as requested in the Request for Change or (ii) is otherwise unable or unwilling (notwithstanding that a Change Response was provided to the Reuters Group in connection with such Request for Change) to provide such New Service, Additional Service or Modification within the time periods required under Section 4.1.3 hereof, the International MMC and Domestic MMC payable to SAVVIS under the terms of this Agreement shall be reduced in accordance with the terms of Section 3.6.5 hereof by the rates and charges, as determined in accordance with Sections 3.1 and 3.2 hereof, of such amounts of Services canceled by the Reuters Group as a result of the Reuters Group having to procure such New Service, Additional Service or Modification from a third party.

    4.2  SAVVIS's Duty to Inform.
         -----------------------

         4.2.1 On a quarterly basis, SAVVIS shall, at the applicable quarterly change review meeting of the Strategic Advisory Committee held in accordance with Section 11.1 hereof, notify the members of the Reuters Group in writing of any developments, proposed developments, events or circumstances concerning (i) SAVVIS's business relevant to Reuters or related to any of Reuters products and services; and (ii) the Services provided to the Reuters Group and Reuters Customers hereunder.

         4.2.2 SAVVIS, or the appropriate member of the SAVVIS Group, shall give the members of the Reuters Group receiving Services hereunder (and any other relevant members of the Reuters Group, including Reuters) reasonable prior written notice of all Modifications, Additional Services or New Services to be provided or any Modifications to the Network, CPE or any Services which may be likely to materially impact, or might otherwise increase the risk of a detrimental impact on, any member of the Reuters Group which is provided Services hereunder and/or any Reuters Customer receiving Services hereunder, but in any event not less than ninety (90) days prior to the introduction of such Modification, Additional Service or New Service.

    4.3 SAVVIS's Duty to Introduce Developments. Subject to the terms and conditions set forth in Sections 4.4 and 3.5 hereof, SAVVIS shall introduce any development affecting or related to any of the Services contemplated hereunder, either as a New Service, Additional Service or a Modification, within a reasonable period of time after such development becomes generally available in the applicable market for such Network Services into the Network and/or CPE and offer such developments to all members of the Reuters Group which:

              (A) would materially reduce the cost of providing any of the Services;

              (B) would materially improve any of the Quality of Service Standards; or

              (C) would materially improve network security relating to the Services.

    4.4 Charges For New Services, Additional Services and Modifications.
        ---------------------------------------------------------------

         4.4.1 Subject to Section 4.4.2 hereof, SAVVIS may charge Reuters or the applicable member of the Reuters Group designated by Reuters, as provided for in this Agreement for New Services, Additional Services and Modifications provided to any member of the Reuters Group pursuant to this Agreement, including for Services rendered pursuant to (x) the introduction of new or additional Network Equipment and/or CPE, (y) any developments provided pursuant to Section 4.3 hereof or (z) at the request of any member of the Reuters Group from time to time pursuant to the terms of this Agreement; provided, however, that:

              (A) such charges shall be proposed, discussed and agreed to between the parties hereto in accordance with the Change Control Procedure set forth in Schedule 7.3 hereof; and

              (B) such charges shall in any event be no greater than the rates and charges for Services provided hereunder as specified in Section 3.1 hereof.

         4.4.2 Notwithstanding Section 4.4.1 hereof, SAVVIS shall provide, or shall cause a member of the SAVVIS Group to provide, New Services, Additional Services and Modifications at no additional charge to the Reuters Group where:

              (A) a member of the SAVVIS Group provides or has provided such New Services, Additional Services or Modifications or comparable services at no additional cost in reasonably similar circumstances to any customer receiving any services directly or indirectly from any member of the SAVVIS Group. For purposes of this Section 4.4.2, the provision of such New Services, Additional Services or Modifications or comparable services to a new customer receiving any services directly or indirectly from any member of the SAVVIS Group or a new site of a current SAVVIS Group customer shall constitute reasonably similar circumstances for purposes of this Section 4.4.2, but any such Services provided by SAVVIS or any member of the SAVVIS Group to any then-current sites shall not constitute reasonably similar circumstances for purposes of this Section 4.4.2; or

              (B) such New Services, Additional Services and Modifications are of a type which SAVVIS as a provider of global telecommunication services could reasonably be expected to provide at no additional charge or no material additional charge generally to its customers.

         4.5 Implementation of New Services, Additional Services and
             -------------------------------------------------------
Modifications.
--------------

         4.5.1 Notwithstanding any of the other provisions of this Section 4, SAVVIS shall not, and shall cause the members of the SAVVIS Group not to, without the prior written consent of Reuters (or the applicable member of the Reuters Group as contemplated herein below), introduce any New Service or Additional Service, or make any Modification to, the Network, CPE or any Services which would be likely to:

              (A) cause any disruption in the Services;

              (B) have a materially adverse effect on the quality of the Services;

              (C) lead to a material increase in the rates and charges of the Services to any member of the Reuters Group; or

              (D) lead to a material increase in the costs of any member of the Reuters Group.

    provided, however, that in the event that the affected Network, CPE or Service only relates to one member of the Reuters Group, only the prior written consent of such member of the Reuters Group shall be required pursuant to this Section 4.5.1.

         4.5.2 Subject to the foregoing, in the event Reuters requests that SAVVIS or a member of the SAVVIS Group implements any developments reported by SAVVIS or the applicable member or the SAVVIS Group pursuant to Section 4.2 hereof as a New Service, Additional Service or Modification pursuant to the terms of this Agreement, such request shall constitute a Change Control Procedure request and shall be processed under the Change Control Procedure set forth in Schedule 7.3 hereto.

    4.6 Acceptance of New Services, Additional Services and Modifications;
        ------------------------------------------------------------------
Repairs.
--------

         4.6.1 Prior to installation by SAVVIS or its nominee of any New Service, Additional Service or Modification, SAVVIS shall give Reuters and the applicable member of the Reuters Group as much advance written notice as reasonably practicable, which shall in any event be no less than thirty (30) days written notice of its intention to install or test such New Service, Additional Service, or Modification and shall provide representatives of Reuters and any applicable members of the Reuters Group with the opportunity to attend and observe any such installation or testing (including any subsequent testing carried out in accordance with Section 4.6.2 below). SAVVIS or the applicable member of the SAVVIS Group shall provide Reuters and any applicable member of the Reuters Group, at Reuters or such Reuters Group member's reasonable written request, copies of any test specifications, acceptance test criteria or similar information (the "TEST PLAN") thirty (30) days prior to any such installation. Reuters shall review the Test Plan and may, in its reasonable discretion, reject such Test Plan. In the event that Reuters rejects a Test Plan, SAVVIS or the applicable member of the SAVVIS Group shall revise such plan and propose an alternative appropriate Test Plan (including such tests as are reasonable and customary in the industry and for the specific New Service or Modification) and any other tests reasonably requested by the Reuters Group to establish that such New Service, Additional Service or Modification performs in accordance with the applicable Quality of Service Standards for such Service (which shall be set forth in an amendment to Schedule 5 hereto as provided for under the terms of this Agreement). Upon agreement between Reuters and any applicable member of the Reuters Group on the one hand, and SAVVIS or the applicable member of the SAVVIS Group on the other hand, on the terms of the Test Plan, and following installation by SAVVIS or the applicable member of the SAVVIS Group, or its designee of any New Service, Additional Service or Modification at any Customer Site or Reuters Site, SAVVIS, the applicable member of the SAVVIS Group or such designee shall perform the activities required to complete the Test Plan and shall promptly inform Reuters in writing of such test results. If both the Reuters Group and SAVVIS agree that the test results conclusively demonstrate that such New Service, Additional Service or Modification perform in accordance with the Quality of Service Standards for such Service as provided for herein, such New Service, Additional Service or Modification at the Site shall constitute a Service under the terms of this Agreement. The Reuters Group shall have the right to provide suggestions and input to SAVVIS, the applicable member of the SAVVIS Group or its designee regarding the testing methodology and SAVVIS, the applicable member of the SAVVIS Group or its designee shall consider any such suggestions and input in good faith.

         4.6.2 If the tests provided for in Section 4.6.1 above do not conclusively demonstrate that such New Service, Additional Service or Modification at the Site performs in accordance with the mutually agreed upon Quality of Service Standards, then SAVVIS shall immediately and diligently use its best efforts to cause such New Service, Additional Service or Modification at such Site to be in compliance therewith, and in any event shall cause such New Service, Additional Service or Modification to comply with such Quality of Service Standards within fifteen (15) days after receiving the results of such test. SAVVIS shall not bill the Reuters Group for any New Service, Additional Service or Modification at such Site until both the Reuters Group and SAVVIS mutually agree that the test results conclusively demonstrate that such New Service, Additional Service or Modification performs in accordance with the Quality of Service Standards established pursuant to this Agreement, at which time SAVVIS shall so notify the Reuters Group in writing of such test results.

         4.6.3 Upon repair or restoration of any Service or any part of the Network or CPE, SAVVIS shall conduct appropriate tests (such tests as are reasonable and customary in the industry with respect to repair and maintenance of such equipment and as may be recommended or required by the applicable manufacturer or developer of such Service, Network or CPE) and any other tests reasonably requested by the Reuters Group to establish that the applicable Service, Network or CPE, as the case may be, performs in accordance with the Quality of Service Standards, and shall promptly notify Reuters in writing of such test results.

         4.6.4 Reuters and any member of the Reuters Group shall have the right to terminate any Services, including New Services, Modifications or Additional Services which fail to perform in all material respects in accordance with the relevant Quality of Service Standards after SAVVIS has conducted testing in accordance with Sections 4.6.1, 4.6.2 and 4.6.3 above three (3) times (or such other number as may be agreed by the parties) and the International MMC and Domestic MMC, as applicable, shall be reduced accordingly.

5.       QUALITY OF SERVICE STANDARDS AND SERVICE CREDITS

    5.1 Quality of Service Standards.
        ----------------------------

         5.1.1 SAVVIS shall provide, or procure the provision of, each Service Element to the Reuters Group according to the Quality of Service Standards set forth in Schedule 5 hereof.

         5.1.2 SAVVIS shall be responsible for monitoring the performance of the Services, Networks and CPE with respect to the Quality of Service Standards, and shall provide Reuters with monthly reports for each Service Element of such performance in a format to be mutually agreed upon by the parties hereto.

         5.1.3 SAVVIS shall, and shall cause each relevant member of the SAVVIS group to, take all actions reasonably required to ensure that all Service

Failures and material degradations in such Services, Service Element, Network and CPE shall be kept to a minimum and, upon the occurrence of any such Service Failures or material degradations, SAVVIS shall, and shall cause each relevant member of the SAVVIS group to, remedy such Service Failures and degradations in a timely manner and in accordance with provisions in Schedule 5 to this Agreement and the Customer Operations Manual (as described in Schedule 7.1 hereto). Notwithstanding the foregoing, nothing in this Section 5.1.3 shall derogate or reduce in any way the Quality of Service Standards provided for in
Schedule 5 to this Agreement or in any way reduce SAVVIS's obligations hereunder with respect to Quality of Service Standards.

         5.1.4 Pursuant to the Change Control Procedure set forth in this Agreement, the parties shall agree to provisions with respect to the level of redundancy to be provided and the Quality of Service Standards to apply to any New Service, Additional Service or Modification. In providing a New Service, Additional Services or Modification hereunder, SAVVIS agrees to use its best efforts to provide Circuits for such New Service, Additional Service or Modification in an expeditious manner in those instances in which SAVVIS is responsible for providing such Circuits.

5.2      Service Credits.
         ---------------

         5.2.1 In the event of a Service Failure of a Service Element, SAVVIS shall credit Reuters (or in the event that the Service Element is billed directly to a member of the Reuters Group, such member of the Reuters Group) within thirty (30) days of the receipt by Reuters of a performance report for such Service Element in accordance with Section 5.1.2 hereof, a Service Credit in respect of such Service Failure calculated in accordance with Schedule 5 attached hereto; provided, however, that in the event of a Service Failure of a Service Element in the last billing period of this Agreement, SAVVIS shall promptly provide a cash refund to Reuters in the amount equal to a Service Credit in respect of such Service Failure calculated in accordance with Schedule 5 attached hereto.

         5.2.2 Subject to, and without limiting, the termination rights of Reuters set forth in Section 15 of this Agreement, if SAVVIS has breached its obligations in any material respect (as measured in deference to the Quality of Service Standards specified for such Service or Service Element pursuant to this Agreement) to provide a particular Service or Service Element as contemplated under this Agreement, Reuters shall have the right (in addition to any other rights and remedies available at law or equity) to terminate this Agreement only in respect of such Services or Service Elements.

    5.3 Continued Efforts to Improve Services. Throughout the term of this Agreement, SAVVIS shall use commercially reasonable efforts to continue to meet the requests of the Reuters Group to enhance the total capacity, geographic extension and performance quality of the Services and the Networks, and to maintain its research and development effort at a level appropriate to sustain the ability of each member of the Reuters Group receiving services hereunder to compete on the basis of the quality of the Services.

6.       SITES

    6.1 Access for SAVVIS Personnel. The Reuters Group shall procure access for SAVVIS Personnel during business hours (and as otherwise may be reasonable for any scheduled maintenance and repair) to the Reuters Sites, and shall use commercially reasonable efforts to procure such access for SAVVIS Personnel at other times to Customer Sites, in each case as is reasonably necessary to provide the Services in accordance with the terms of this Agreement, including such access to Reuters Sites and Customer Sites, as the case may be, as is reasonably necessary for installation and other engineering works required to support the Services provided under this Agreement or for SAVVIS to otherwise carry out its obligations in accordance with this Agreement. For all routine works, SAVVIS shall, or shall cause the relevant member of the SAVVIS Group to, provide not less than one (1) Business Day's advance notice to Reuters and the applicable member of the Reuters Group when requiring access to any Reuters Site and Customers Sites, as the case may be; provided, however, that no notice shall be required where the SAVVIS Personnel already have valid access rights to the relevant part of the Reuters Site and Customer Site, as the case may be. Subject to compliance with Section 6.3 hereof, the advance notice given by SAVVIS or a member of the SAVVIS Group in emergency situations and other circumstances requiring urgent non-routine access may be less than one (1) Business Day, but shall be as soon as is reasonably practicable under the circumstances. Requests for access should be made to the person designated as the point of contact for the relevant member of the Reuters Group for the Reuters Site or Customer Site, as the case may be, concerned. If SAVVIS or a member of the SAVVIS Group is unable to obtain access to a Reuters Site or Customer Site, as the case may be, (and has complied with its obligations hereunder in relation to obtaining access), then SAVVIS shall not be in breach of its obligations under this Agreement (including meeting the Quality of Service Standards) to the extent that such inability to obtain access causes what would otherwise be such breach.

    6.2 Compliance with Site Requirements. SAVVIS shall ensure that all SAVVIS Personnel comply with (i) the reasonable security, confidentiality and operational requirements at the Reuters Sites or Customer Sites as required by Reuters or a Reuters Customer, as the case may be, and (ii) all security, confidentiality and operational requirements at the Reuters Sites or Customer Sites, as the case may be, imposed by any applicable law or by any governmental authority, of which SAVVIS and the relevant member of the SAVVIS Group receives notification in writing (including by way of reasonable prominent notice).

    6.3 Minimize Disruption at Sites. In all cases SAVVIS shall, and shall cause the members of the SAVVIS Group to, exercise due care to minimize disruption when SAVVIS Personnel visit a Reuters Site or Customer Site for any purpose. The Reuters Group shall request that Reuters Customers provide reasonable cooperation to the SAVVIS Personnel during such visits.

    6.4 Location of Network Equipment. Subject to the prior written approval of the applicable member of the Reuters Group as to the location of Network

Equipment, SAVVIS and the members of the SAVVIS Group shall be entitled to locate and use Network Equipment at each Reuters Site.

    6.5 Location of CPE. SAVVIS or the applicable member of the SAVVIS Group shall provide notice to the applicable member of the Reuters Group as to the location of the CPE at each Customer Site. SAVVIS or the applicable member of the SAVVIS Group shall be permitted under the terms of this Agreement to locate CPE at each Customer Site if the CPE is necessary to (i) support the required Service or Service Elements at that Customer Site requested in writing by a Reuters Group member or Reuters Customer or (ii) the provision of additional services to the same customer at or from that Customer Site; provided, however, that location of the CPE at a Customer Site shall be subject to the prior written approval of the applicable member of the Reuters Group in the event that there is a risk that services provided to such Customer Site will be interrupted as a result of such location of CPE. Where CPE is located at a Customer Site in connection with the provision of any Service under this Agreement, Reuters shall use its commercially reasonable efforts to cause the Customer Site to satisfy the manufacturer's specification and design for the CPE installed, including applicable physical and environmental conditions (and such other requirements reasonably specified by SAVVIS) and the Reuters Group shall pay the cost of any required works to prepare such Customer Site to meet the applicable specifications. Any access to or work by SAVVIS Personnel at any site owned, occupied or controlled by a member of the Reuters Group or any Reuters Customer shall be subject to such reasonable conditions as may be imposed by such member of the Reuters Group or Reuters Customer, including to comply with obligations to third parties, such as owners or shared occupiers of any such site.

7.       NETWORK MANAGEMENT

    7.1 Network Management. The parties shall fulfill their respective obligations set out in Schedule 7.1 to this Agreement.

    7.2 Specific Obligations.
        --------------------

         7.2.1 SAVVIS shall, or shall cause the applicable member of the SAVVIS Group to:

              (A) maintain and manage all Network Equipment and CPE;

              (B) manage and comply with all contracts relating to the provision and/or procurement of the Services;

              (C) comply with the operational and maintenance procedures recommended by the manufacturers, suppliers and maintainers of the Network Equipment and CPE;

              (D) procure such consents, permits and authorizations as may be required from time to time in respect of access to third party premises

    (excluding Reuters Sites and Customer Sites, as the case may be) on which any of the Network Equipment and CPE may be housed and/or installed;

              (E) procure such consents, permits and authorizations as may be required from time to time in respect of the installation of any of the Network Equipment on its premises or those of a third party (excluding Reuters Sites or Customer Sites, as the case may be);

              (F) procure the maintenance and support of all software used in the Network Equipment to the levels required from time to time for the Services to meet the Quality of Service Standards; and

              (G) comply with all laws and other regulatory requirements from time to time relating to the provision of the Services and the performance of its obligations pursuant to this Agreement.

         7.2.2 Reuters shall, and shall cause the appropriate members of the Reuters Group to, provide, at SAVVIS's sole cost and expense, such assistance as may be reasonably requested by SAVVIS or the applicable member of the SAVVIS Group in connection with the performance of SAVVIS's obligations under Sections 7.2.1(D), (E) and (F) hereof.

    7.3 Contract Management. SAVVIS shall implement account, fault, configuration, capacity and provisioning management procedures and protocols in accordance with the requirements of Schedule 7.3 of this Agreement.

8.       SECURITY MANAGEMENT

    8.1 Security Management Obligations. Each of the parties hereto have the obligations allocated to such party with respect to security management as set forth in Schedule 8 to this Agreement. Each of the parties hereto shall fulfill its respective obligations set forth on Schedule 8 to this Agreement.

    8.2 Cooperation. Reuters and members of the Reuters Group and SAVVIS and members of the SAVVIS Group shall cooperate fully in efforts to prevent and cure unauthorized use of the Services or Service Elements by promptly informing each other of any suspected abuse relating to the Services provided under this Agreement and, when known and permitted by applicable law, the identity of any responsible individuals, and by taking such other steps as may be reasonably requested by the relevant member of the Reuters Group or SAVVIS Group, as the case may be.

    8.3 Procedures. At the request of any member of the Reuters Group, SAVVIS shall provide or procure the provision of assistance to minimize ongoing misuse or abuse through timely reconfiguration of the Services and, where the source of the misuse or abuse has been identified, limitation of the Services from that source if technically feasible. Appropriate representatives of the SAVVIS Group and the Reuters Group shall meet at the reasonable request of Reuters to establish appropriate operational fraud control procedures, and the parties shall agree in good faith on a fair allocation between the parties of the cost of any new procedures established by such representatives.

    8.4 Assistance in Prosecution. SAVVIS shall (or shall cause the appropriate members of the SAVVIS Group to) and Reuters shall (or shall cause the appropriate members of the Reuters Group to), upon request and as permitted by applicable law, provide all reasonable assistance to each other in relation to the preparation and presentation of relevant information to applicable governmental authorities for the purpose of prosecuting those individuals responsible for the abuse or misuse of the Services.

9.       CONTINUITY PLANNING

    SAVVIS shall, at no additional cost to Reuters, establish a business continuity plan in accordance with the principles set out in Schedule 9 to this Agreement, and the parties shall together review such plan on an annual basis or at such other time as is specifically developed for that member of the Reuters Group.

10.      STRATEGIC ADVISORY COMMITTEE

    10.1 Strategic Advisory Committee. Within thirty (30) days after the Effective Date of this Agreement, SAVVIS and Reuters shall each appoint three
(3) senior executives to a "STRATEGIC ADVISORY COMMITTEE." Each party shall have the right to change any or all of its representatives on the Strategic Advisory Committee upon written notice to the other party. Each representative on the Strategic Advisory Committee shall have the right to designate a suitably qualified representative to attend any regular meetings thereof, and shall designate representatives from time to time to attend the other meetings and perform the tasks contemplated in this Section 10.

    10.2 Members; Quorum. A quorum of the Strategic Advisory Committee shall consist of four (4) members, provided that at least two (2) members appointed by each party are present. The Chair of the Strategic Advisory Committee shall be designated by Reuters and SAVVIS, each alternating every year to designate such Chair from among the six (6) members of the Committee. Reuters shall designate the initial Chair of the Strategic Advisory Committee. The Chair of the Strategic Advisory Committee shall serve a term of one (1) year.

    10.3 Review Meetings. In addition to any other review meetings specified elsewhere in this Agreement, the parties shall attend the review meetings detailed below:

         10.3.1 a monthly performance review at which review the parties shall consider, without limitation, capacity, Quality of Service Standards, operational changes and orders;

         10.3.2 a monthly change review at which the parties shall consider modifications or changes to the Services or the introduction of New Services by the Reuters Group and the potential requirements of the Reuters Group for Services;

         10.3.3 a quarterly contract review, which shall take place no more than ten (10) Business Days prior to the following quarterly review, and at which the parties shall consider, without limitation, the Exit Plan and the Reuters Group requirements for Services over the subsequent twelve (12) consecutive months;

         10.3.4 a quarterly technical review at which the parties shall consider, discuss and review, without limitation, the Business Continuity Plan and such other matters as may be agreed between the parties from time to time;

         10.3.5 reviews of all changes (if any) to any applicable laws, codes and regulations relating to the Services which may impact the ability of the Reuters Group to provide its services to its ultimate customers and/or which may impact the manner in which those services are provided by Reuters or the applicable member of the Reuters Group; and

         10.3.6 price reviews, with such reviews occurring in accordance with
Schedule 3.

    10.4 Notice of Review Meetings. Reuters shall give SAVVIS reasonable advance written notice of the timing, location and provisional agenda of each Strategic Advisory Committee meeting and review meeting. Each meeting shall take place at any of the offices of the Reuters Group in New York or London, and in such other regions as is reasonably requested by Reuters. SAVVIS shall record any agreed actions and the minutes of such meetings shall only constitute a valid record of such meetings if signed by the appropriate person within the Reuters Group (such signature not to be unreasonably withheld or delayed). SAVVIS shall submit the minutes for signature within five (5) Business Days following each such meeting.

    10.5 Representation at Review Meetings. SAVVIS and Reuters shall take all reasonable steps to ensure that each of their appropriate representatives or their designees, including, where appropriate, designated representatives of other members of the Reuters Group, attend all review meetings.

    10.6 Procedure for Review Meetings. The review meetings and associated procedures shall be determined by mutual agreement of the appropriate representatives of Reuters and SAVVIS.

11.      SET OFF

    11.1 General. Subject to the provisions of Section 3.9 hereof, Reuters may set off any amounts due from SAVVIS to Reuters from any amount payable by Reuters to SAVVIS under this Agreement in accordance with the terms of this
Section 11.

    11.2 Set Off of Bankruptcy Payments Against Minimum Monthly Commitments.

              (A) The parties agree that any Bankruptcy Payments shall be applied to reduce the MMC hereunder in inverse order of when any MMC payments are due and payable hereunder, provided, that such Bankruptcy Payments shall be applied first against the Domestic MMC and then against the International MMC. Either (i) upon termination of this Agreement at a time when Bankruptcy Payments have been made and applied against the MMC for periods after such termination (such that the Bankruptcy Payments are effectively being applied for payment for Services that will not be performed) or (ii) in the event that there are no remaining MMC payments but no Bankruptcy Payments have been applied to reduce the MMC, SAVVIS shall promptly provide a full refund to the appropriate member of the Reuters Group of an amount equal to such Bankruptcy Payments.

              (B) Upon receipt by SAVVIS of any Bankruptcy Payment, SAVVIS shall immediately (and in no event later than five (5) days after receipt of such Bankruptcy Payment) notify Reuters in writing of the amount and nature of such Bankruptcy Payment.

11.3     Set Off of Defaulted Debt Against Minimum Monthly Commitments.
         -------------------------------------------------------------

              (A) The parties agree that, upon the occurrence of any uncured "Event of Default" (as such term is defined in any applicable agreement, other than this Agreement, pursuant to which the Reuters Group provides any funding or other advances (the "FUNDING") to the SAVVIS Group (the "FUNDING AGREEMENTS")) by SAVVIS under the terms of any Funding Agreement, Reuters may set off, as set forth in Section 11.3(B) below, its total aggregate MMC against the principal amount of such Funding, plus any and all acquired and unpaid interest accrued thereon through the date of such set off (collectively, the "DEFAULTED DEBT").

              (B) After any Bankruptcy Payments are applied to reduce the minimum monthly payment obligations in accordance with Section 11.2, the amount of any Defaulted Debt shall be applied to further reduce the MMC payments hereunder in inverse order of when such MMC payments are due and payable hereunder, provided, that the amount of such Defaulted Debt shall be applied first against the Domestic MMC and then against the International MMC. Notwithstanding the foregoing, any Defaulted Debt which is outstanding on the date of termination of this Agreement shall be set off against any remaining and outstanding payment obligations (including the MMC payments) of Reuters hereunder on such date of termination.

              The following examples are for illustrative purpose only and shall not be dispositive with respect to the calculation of any set-off pursuant to this Section 11:



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


              if the Bankruptcy Payments are [**], the Defaulted Debt is equal to [**] and the MMC is as specified hereunder, Reuters will receive the following set off against its payment obligations: In month sixty (60), when the Domestic MMC is [**], the [**] Bankruptcy Payment shall be applied against such [**] Domestic MMC and Reuters shall only be required to pay SAVVIS for the excess of any amounts owed for Services hereunder over such [**] Domestic MMC. [**] In month fifty-nine (59), when the Domestic MMC is [**], the [**] in Defaulted Debt shall be applied against such [**] Domestic MMC and Reuters shall only be required to pay SAVVIS for the excess of any amount owed for Services hereunder over such [**] Domestic MMC. Alternatively, if the Bankruptcy Payments are equal to [**], the Defaulted Debt is equal to [**] and the MMC is as specified hereunder, Reuters will receive the following set off against its payment obligations: In month sixty (60), when the Domestic MMC is [**], the [**] Bankruptcy Payment and the [**] in Defaulted Debt shall be applied against such [**] Domestic MMC, and Reuters shall only be required to pay SAVVIS [**] Domestic MMC.

12.      INVOICING AND PAYMENT

    12.1 Payment Terms.

         12.1.1 Each of the subsidiaries of SAVVIS (including SAVVIS Communications Corporation, a Missouri corporation) providing Services to the Reuters Group hereunder (a "SAVVIS BILLING SUBSIDIARY") shall have the right to receive directly from one or more members of the Reuters Group designated in writing by Reuters (each, a "DESIGNATED REUTERS ENTITY") that portion of any payments required to be made by the Reuters Group for Services provided pursuant to this Agreement by such SAVVIS Billing Subsidiary; provided, however, that Reuters Limited shall remain jointly and severally liable for all payment obligations of any member of the Reuters Group hereunder.

         12.1.2 Subject to Section 12.4 hereof, Reuters shall cause the Designated Reuters Entity to pay sums due under the terms of this Agreement in respect of all invoices rendered in accordance with the provisions and procedures set out in Schedule 12 hereof within thirty (30) days of the date of receipt of such invoices. Interest shall accrue on any amount not paid when due at a rate of interest equal to [**] per annum above the prime or base lending rate established from time to time by Citibank N.A. (or any successor thereto) until such outstanding amount is paid in full and shall be due immediately.

    12.2 Currency of Invoices. In the event of an intra-country transaction, a SAVVIS Billing Subsidiary shall invoice a Reuters Designated Entity for Services in the currency of such country, as set forth in Schedule 12 to this Agreement, or as otherwise mutually agreed by such SAVVIS Billing Subsidiary and Reuters Designated Entity (such agreement not to be unreasonably withheld or delayed). In all other cases, the SAVVIS Billing Subsidiary shall invoice the Reuters Designated Entity in U.S. dollars, unless otherwise mutually agreed by such SAVVIS Billing Subsidiary and Reuters Designated Entity (such agreement not to be unreasonably withheld or delayed). Where the invoice is denominated in a

[**] CONFIDENTIAL TREATMENT REQUESTED

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

currency other than U.S. dollars, the invoice amount will be converted from U.S. dollars to such other currency at the Citibank N.A. relevant mid-point buying/selling rate (or that of its successor bank)] as at the date of the relevant invoice, except where the parties have agreed that such non-U.S. dollar invoices will not be converted to U.S. dollars.

    12.3 Accuracy of Invoices. SAVVIS shall use all reasonable best efforts and shall take such prudent steps as are reasonably necessary to ensure that all invoices are accurate and that all adjustments to or changes in the applicable rates and charges and all discounts and credits due shall be applied promptly.

    12.4 Disputed Invoices. If any member of the Reuters Group in good faith disputes the accuracy or legitimacy of any SAVVIS charge or invoice, Reuters or the applicable member of the Reuters Group shall promptly notify SAVVIS of such dispute and pay any undisputed amount by the due date. The parties shall resolve any such dispute in accordance with Section 31 hereof. Reuters shall not be deemed to be in breach of this Agreement for non payment if it is withholding payment of any amounts that are disputed in good faith and Reuters or the applicable member of the Reuters Group as promptly as reasonably practicable provides a written statement to SAVVIS describing the basis of the dispute and the amount being withheld. SAVVIS shall not deny, suspend or restrict any Service pending the outcome of any billing dispute for Services hereunder.

    12.5 Waiver of Delayed Bills. SAVVIS shall waive any charge for Services (excluding Local Access Loops) that are not billed within one hundred and eighty
(180) days after the end of the month in which the charge is incurred.

    12.6 Taxes. Reuters or the relevant member of the Reuters Group shall pay any sales, use, federal excise, utility, gross receipts, state and local surcharges, value added and similar taxes, charges or levies lawfully levied by a duly constituted taxing authority against or upon the Networks. In the alternative, Reuters or the applicable member of the Reuters Group shall provide SAVVIS with a certificate evidencing Reuters or the applicable member of the Reuters Group's exemption from payment of or liability for such taxes. All other taxes, charges or levies, including any ad valorem, income, franchise, privilege or occupation taxes of SAVVIS shall be paid by SAVVIS.

13.      AUDIT

    13.1 Right to Conduct an Initial Circuit and Circuit Price Audit. The parties shall immediately commence a line-by-line Circuit and Circuit price audit review (the "CIRCUIT AUDIT") by an independent third party selected by Reuters of the Circuits being acquired by the Reuters Group from Bridge underlying the Services for the purpose of auditing the basis for the MMC.

         13.1.1 Pursuant to Section 3.6.3(F) hereof, following the Circuit Audit, the Domestic MMC shall be reduced to reflect actual usage of Circuits in the continental United States as determined by such Circuit Audit as set forth in this Section 13.1.1. The Minimum Amount Per Month for Year 1 of the Domestic



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

MMC shall be immediately reduced by the difference between the Minimum Amount Per Month for Year 1 of the Domestic MMC as set forth in Section 3.6.2 and the product of (i) the actual number of Circuits in the United States as determined by the Circuit Audit and (ii) the applicable rates set forth on Schedule 3 hereto, and accordingly, the Minimum Amount Per Month of the Domestic MMC for each Agreement Year subsequent to Year 1, as set forth in Section 3.6.2, shall be reduced pro rata to reflect the reduction in the Minimum Amount Per Month for Year 1, and the Total Minimum Amounts Per Year set forth in Section 3.6.2 shall be recalculated to reflect such reductions to the Minimum Amounts Per Month.

         13.1.2 Upon completion of the Circuit Audit, SAVVIS will promptly provide a credit to the applicable member of the Reuters Group in the amount of any and all overpayments identified in such Circuit Audit, which credit shall be applied against the next invoice for Services received by the applicable member of the Reuters Group. SAVVIS shall cooperate with the Reuters Group and its advisors in connection with the administration of any Circuit Audit.

    13.2 Right to Conduct Periodic Audit. In addition to rights of the Reuters Group hereunder to conduct a Circuit Audit pursuant to Section 13.1 hereof, Reuters or a designated member of the Reuters Group shall have the right from time to time and upon ten (10) Business Days' prior written notice to conduct an audit to verify (i) the accuracy of SAVVIS's charges; (ii) that the Services are being performed in accordance with its obligations under this Agreement; or
(iii) compliance by SAVVIS with any of its other obligations under this Agreement (an "AUDIT"). The Audit must be restricted to the specific matters specified by the Reuters Group in such notice and must be restricted to records no older than two years prior to the date of the audit notice. The Audit may be conducted by such professional auditors or advisers selected by the Reuters Group (including its internal audit department) and approved by SAVVIS (such approval not to be unreasonably withheld or delayed). Reuters Group and its professional auditors or advisers shall comply with SAVVIS's reasonable health and safety, security and confidentiality procedures.

    13.3 Co-operation of SAVVIS. SAVVIS shall provide (or cause the relevant SAVVIS Group members to provide) to the Reuters Group and its advisers all reasonable facilities and access to its premises during normal office hours, documents and information as they shall reasonably require (including, without limitation, any information reasonably requested to verify SAVVIS's Costs) for the purposes of any Circuit Audit or the Audit provided for hereunder and SAVVIS shall, and shall cause the relevant SAVVIS Group members to, co-operate fully with the Reuters Group in relation to any such Circuit Audit or Audit. Subject to any third party obligations of confidentiality to which it is legally bound, SAVVIS shall, and shall cause the relevant SAVVIS Group members to, provide Reuters and the applicable members of the Reuters Group involved in the Circuit Audit or Audit with such reasonable copies of relevant documents and information in such form as the Reuters Group or its advisers shall reasonably require.

    13.4 Frequency of Audits. The Reuters Group shall be entitled to conduct an Audit at such times as it may reasonably require subject to a maximum of one (1) Audit in any three (3) month period. Once an item has been Audited pursuant to
Section 13.2 hereof, the Reuters Group may not conduct a further Audit of that item for a further twelve (12) months, provided, that:

              (A) these maximums shall not apply where a member of the Reuters Group has a bona fide belief that there is a material non-compliance by SAVVIS of any of its obligations under this Agreement which the Audit may detect or establish (and for these purposes, the onus shall be on SAVVIS to prove that the Reuters Group does not have bona fide grounds for such belief); and

              (B) without prejudice to sub-clause (A), where an Audit reveals a material discrepancy in SAVVIS's charges and/or a material failure to perform its obligations, Reuters shall have the right to Audit that matter on a quarterly basis until a subsequent Audit reveals no further charges discrepancy or performance failures in respect of that matter.

    13.5 Regulatory Audit Obligations. Notwithstanding anything to the contrary set forth in this Section 13, Reuters, and in respect of Services received from the SAVVIS Group, any member of the Reuters Group, shall have the right to conduct such Audits and at such frequency as is required by applicable laws or regulations from time to time, and Section 13.3 shall apply to each such Audit conducted in accordance with this Section 13.5.

    13.6 Cost of Circuit Audit and Audit. The reasonable costs of the SAVVIS Group incurred in performing the obligations under Section 13.3 shall be paid by the Reuters Group as provided under this Agreement, except where any Audit reveals that (i) SAVVIS or a member of the SAVVIS Group is materially not in compliance of its obligations under this Agreement or (ii) there is a discrepancy in SAVVIS's charges under this Agreement of [**] or more in which case such costs, together with (subject to the parties having agreed in advance the charging basis for such Audit, provided that neither party shall unreasonably withhold or delay such agreement) the Reuters Group's reasonable costs and expenses of conducting the Audit, shall be promptly paid by SAVVIS and in the event that any such audit reveals any overpayments by any member of the Reuters Group, SAVVIS shall provide a credit to the applicable member of the Reuters Group in the amount of all such overpayments as provided in this Agreement.

14.      TERM

    This Agreement shall commence on the Effective Date, and the Services shall be provided by the SAVVIS Group as from the Service Commencement Date. This Agreement shall continue in full force and effect for an initial period of five
(5) years from the Effective Date (the "INITIAL TERM") unless terminated in accordance with the provisions hereof.

[**] CONFIDENTIAL TREATMENT REQUESTED

15.      TERMINATION BY REUTERS

    15.1 Event of Default. A SAVVIS "EVENT OF DEFAULT" shall be deemed to occur if:

              (A) SAVVIS has failed to a material degree to perform or comply with or has violated to a material degree any representation, warranty, term, condition or obligation of SAVVIS under this Agreement (including Services provided hereunder, which shall be determined in accordance with
    Schedule 5 of this Agreement), and SAVVIS has failed to cure such failure or violation within thirty (30) days after receiving notice thereof from Reuters;

              (B) other than as a result of a breach by Reuters of this Agreement or of its Funding obligations made pursuant to any Funding Agreements, SAVVIS becomes the subject of a voluntary or involuntary bankruptcy which has not been dismissed for thirty (30) days, insolvency, reorganization or liquidation proceeding, makes an assignment for the benefit of creditors, or admits in writing that it is generally unable to pay its debts when due; or

              (C) upon execution of an agreement in respect of a business combination or other transaction involving SAVVIS that would result in a Change of Control.

    15.2 Right to Terminate Upon Event of Default. Reuters shall have the right to terminate this Agreement, with no liability to SAVVIS other than for charges (less any applicable credits) for the Services provided prior to such termination, if Reuters provides 10 (ten) days prior written notice of its intent to terminate upon the occurrence of a SAVVIS Event of Default.

16.      TERMINATION BY SAVVIS

    16.1 SAVVIS shall have the right to terminate this Agreement if:

              (A) Reuters has failed to pay any invoice that is not the subject of a bona fide dispute within ten (10) Business Days of the date on which such payment is due and SAVVIS has provided Reuters with written notice thereof, provided, that Reuters shall have a further ten (10) Business Days from the expiration of the ten (10) Business Day-period referred to immediately above to cure any such default;

              (B) Reuters has failed to perform or comply with or has violated any material representation, warranty, term, condition or obligation of Reuters under this Agreement, and Reuters has failed to cure such failure or violation within thirty (30) days after receiving notice thereof from SAVVIS; or

              (C) Reuters becomes the subject of a voluntary or involuntary bankruptcy which has not been dismissed for thirty (30) days, insolvency, reorganization or liquidation proceeding, makes an assignment for the benefit of creditors, or admits in writing that it is generally unable to pay its debts when due.

17.      EFFECT OF TERMINATION

    17.1 Upon the termination of this Agreement in accordance with Section 14, 15 or 16 of this Agreement, SAVVIS shall (and cause the members of the SAVVIS Group to) continue to provide Services to the Reuters Group in accordance with the terms and conditions herein and such other assistance as provided in this
Section 17.1 for a period of up to one (1) year after the termination date of this Agreement (the "TRANSITION PERIOD"); provided, however, that Reuters shall have no continuing obligation to make any MMC payments to SAVVIS hereunder pursuant to Section 3.6 hereof or any other provision of this Agreement. During the Transition Period, Reuters shall pay SAVVIS for the use of the Services at SAVVIS's then-current list rates. If Reuters has not completely transitioned from its use of the Services prior to the expiration of the Transition Period, SAVVIS will provide the Services at SAVVIS's then-current list rates. SAVVIS shall and shall cause the members of the SAVVIS Group to provide all reasonable assistance to ensure that the Reuters Group can migrate from the Services to the services of either a third party or a member or members of the Reuters Group at SAVVIS's then standard charges for such migration services supplied to Reuters Group which migration services charges shall, in any event, be fair and reasonable with respect the type of services supplied.

    17.2 Within one (1) month of giving notice of termination or partial termination or three (3) months before the end of the Initial Term, the parties shall establish a mutually agreeable exit plan (the "EXIT PLAN") which shall describe the timescales for the termination of individual Services and corresponding non-application of Quality of Service Standards. SAVVIS shall not increase any charges for Services during the period following delivery of any notice of termination by either party. During the Transition Period, for the Services that are being terminated:

              (A) there will be no price reviews or benchmarking; and

              (B) the MMC shall not apply. ---

    17.3 Any assets of SAVVIS (including all Network Equipment and CPE) shall be removed from the Sites by or on behalf of SAVVIS, at its own cost, and Reuters shall procure for SAVVIS (and/or its agent as applicable) reasonable access to the Sites for that purpose. Reuters shall have the right to dispose of any such assets situated on part of a Reuters Site under the control of the Reuters Group or on a Customer Site that have not been removed by or on behalf of SAVVIS within three (3) months after the end of the Transition Period.

    17.4 Notwithstanding any other provision in this Agreement, in the event of termination or partial termination of this Agreement, Reuters may discuss the provision of Services with any third party who may be required to provide Network Services to Reuters from time to time, provided, that Reuters imposes on such third party obligations of confidentiality in respect of confidential information of members of the SAVVIS Group no less onerous than those imposed on Reuters under this Agreement, and, provided, that any disclosure of those terms is limited to that which is reasonably necessary to procure such services from that third party.

18.      REGULATORY COMPLIANCE

                  SAVVIS shall comply at all times during the term of this Agreement with all statutes, regulations and rules of law applicable to the operation of the Network and offering of Services hereunder.

19.      REGISTERED IP ADDRESSES

    19.1 In the event that any domain names or IP addresses registered to SAVVIS are related to the provision of any Service or Service Element provided by SAVVIS under this Agreement and absent such registration to SAVVIS would constitute assets of the Acquired Business, SAVVIS agrees that it shall take all necessary action to transfer the registration of any such domain names or IP addresses to Reuters and that it shall provide all reasonable cooperation to Reuters and execute all such documents (including, without limitation, registrant name change agreements or similar documents) as may be necessary to complete such transfer of registration; provided, however, that Reuters acknowledges that SAVVIS uses certain domain names or IP addresses that are registered to Bridge or to other third parties; and, provided, further, however, that in the event that any block of domain names or IP addresses used by SAVVIS and registered to SAVVIS or to Bridge or to such other third parties contains certain domain names or IP addresses which would constitute assets of the Acquired Business, Reuters agrees that the registration of such block of domain names or IP addresses shall only be transferred to Reuters if such transfer is commercially reasonable.

    19.2 SAVVIS agrees that it shall take all commercially reasonable action to assist Reuters in transferring the block of Class-B IP addresses 167.6.0.0/16 that are registered to Bridge (the "BRIDGE IP ADDRESSES") to Reuters. Since the Bridge IP Addresses are used to support the Office Automation ("OA") Network, which is one of the Services provided by the SAVVIS Group to the Reuters Group under this Agreement, Reuters agrees, subject to any applicable confidentiality requirements set forth in this Agreement or any other applicable legal restrictions, (i) to permit SAVVIS to continue to use the Bridge IP Addresses for a period of twelve (12) months from the Service Commencement Date and (ii) to permit SAVVIS to access the Bridge IP Addresses in order to manage and monitor the OA Network until such time as Reuters terminates the OA Network service pursuant to the terms of this Agreement; provided, however, that SAVVIS shall not use or access the Bridge IP Addresses in connection with the provision of services to any party other than Reuters or any member of the Reuters Group.

20.      DEVELOPMENT PROJECTS

    20.1 With the agreement of the parties, SAVVIS shall undertake development projects in accordance with the processes and procedures to be agreed by the parties pursuant to the Change Control Procedure.

    20.2 All intellectual property rights ("IPRs") relating to any development projects from time to time fully funded, whether by money or money's worth, by Reuters shall be owned by Reuters and SAVVIS hereby assigns (and shall procure the relevant members of the SAVVIS Group to assign) all IPRs in such projects to Reuters. Reuters agrees to license all such rights, on a royalty-free basis to the members of the SAVVIS Group to the extent necessary to permit the SAVVIS Group to provide Services to the Reuters Group or the Reuters Customers.

    20.3 All other IPRs arising out of any development project ("SAVVIS IPRs") shall be licensed to Reuters for itself and each member of the Reuters Group and the Reuters Customers on a royalty-free, perpetual and irrevocable basis to the extent necessary to enable the Reuters Group and the Reuters Customers to enjoy the full benefit of the Services. SAVVIS agrees that it shall not (and shall procure that the members of the SAVVIS Group shall not) challenge or oppose use by any member of the Reuters Group of its own IPRs by reference to any of the SAVVIS IPRs. Nothing in this Clause shall constitute an assignment or (except in respect of the licence of SAVVIS IPRs in this Section 20.6) licence of either party's Development Tools and each party shall be free to use its Development Tools, the ideas, concepts and know-how developed by it in the course of performing its obligations under this Agreement without restriction.

21.      SITE PREPARATION

                  Reuters shall provide all reasonably necessary preparations of each Site in accordance with the requirements as mutually agreed upon by the parties, including inside wiring, demarcation extension and rack mount accessories.

22.      RIGHTS AND OBLIGATIONS OF SAVVIS

    22.1 Provision of the Networks. SAVVIS shall operate, maintain and manage the Networks and provide the Services at the Sites in accordance with the Quality of Service Standards and other terms of this Agreement, including all Schedules hereto.

    22.2 Representations and Warranties. SAVVIS hereby represents, warrants and undertakes that:

         22.2.1 there are no SAVVIS tariffs on file with the Federal Communications Commission (the "FCC") or any other regulatory body of competent jurisdiction governing the Services. If, during the term of this Agreement, SAVVIS shall file a contract-specific tariff governing the Services or any portion thereof, such tariff filing shall be consistent in all respects with the terms of this Agreement, and SAVVIS shall give Reuters thirty (30) days advance written notice of making such a tariff filing and of filing any subsequent modifications thereto, or, if the FCC or such other regulatory body requires such tariff filing to be made on less than thirty (30) days notice, then SAVVIS shall notify Reuters as soon as practicable of making such a tariff filing and of filing any subsequent modifications thereto.

         22.2.2 the cash flow forecasts and current business plan of SAVVIS, copies of which are attached hereto as Schedule 22 were prepared in good faith, and SAVVIS believes that the underlying assumptions and projections made therein are reasonable and complete in all material respects;

         22.2.3 the Services shall conform with and meet each of the applicable and corresponding Service Levels;

         22.2.4 in fulfilling its obligations under this Agreement it shall employ at a minimum such levels of skill, prudence and foresight as would be expected of an undertaking operating in the same industry providing the same or similar services;

         22.2.5 it shall fulfill its obligations hereunder with all due reasonable care and skill and by suitably qualified and trained personnel;

         22.2.6 it shall maintain and employ throughout the term of this Agreement a sufficient number of personnel with sufficiently detailed and reasonable knowledge and experience to enable it to perform its obligations hereunder;

         22.2.7 it has all licenses, permits, consents and authorizations to conduct its business as currently conducted and shall procure and comply with all licenses, permits, consents and authorizations required in connection with the fulfilment of its obligations under this Agreement;

         22.2.8 it shall comply with all applicable laws, codes, regulations (including, without limitation, applicable US regulatory and securities laws and similar laws in all applicable jurisdictions) relating to the fulfilment of its obligations under this Agreement;it has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder;

         22.2.9 the execution, delivery and performance of this Agreement by SAVVIS and the SAVVIS Group and the consummation by SAVVIS Group and the consummation by SAVVIS and the SAVVIS Group of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate actions;

         22.2.10 this Agreement has been duly and validly executed and delivered by SAVVIS and (assuming this Agreement constitutes a valid and binding obligation of Reuters) constitutes a valid and binding agreement of SAVVIS, enforceable against SAVVIS in accordance with its terms, subject to applicable bankruptcy, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity; and

         22.2.11 neither the execution, delivery or performance of this Agreement by SAVVIS, nor compliance by SAVVIS with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of SAVVIS, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, or other instrument or obligation to which SAVVIS is a party or by which SAVVIS or SAVVIS's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree status, rule or regulation applicable to SAVVIS or SAVVIS's property or assets, (d) result in the creation of imposition of any encumbrance on any asset of SAVVIS, (e) result in the infringement or misappropriation of any intellectual property right of a third party or (f) cause the suspension or revocation of any permit, license, governmental authorisation, consent, or approval necessary for SAVVIS to conduct its business as currently conducted.

         22.2.12 SAVVIS has filed all required reports, forms, statements and other documents with the Securities and Exchange Commission since February 20, 2000 (the "SAVVIS SEC DOCUMENTS"). As of its filing date, each SAVVIS SEC Document (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or suspended by a later filed SAVVIS SEC Document and (ii) complied in all material respects with applicable US securities laws.

    22.3 Duty to Disclose. SAVVIS shall disclose in writing to Reuters anything of which it is aware which constitutes a breach, or with the passage of time or the giving of notice could reasonably be expected to result in a breach of, any of the warranties and undertakings in Section 22.2 as soon as practically possible after SAVVIS becomes aware of such breach or potential breach. Further, SAVVIS shall cure any such breach of any of the warranties and undertakings in
Section 22.2 within thirty (30) days of the discovery thereof.

    22.4 Event of Default. SAVVIS acknowledges that the occurrence of an Event of Default by SAVVIS, arising from either (i) a failure of the Networks to meet Quality of Service Standards or (ii) a total loss to Reuters of the use of the Networks, could cause irreparable harm to Reuters, the amount of which may be difficult to determine, thus potentially making any remedy at law or in damages inadequate. SAVVIS, therefore, agrees that Reuters shall have the right to apply to any court of competent jurisdiction for injunctive relief upon the occurrence of any Event of Default by SAVVIS or the occurrence of an event which, with the passage of time or the giving of notice, could reasonably be expected to result in an Event of Default by SAVVIS and for any other appropriate relief. This right shall be in addition to, and not in lieu of, any other remedy available to Reuters in law or equity.

    22.5 Insurance. Within thirty (30) days prior to the Service Commencement Date, SAVVIS shall take out, and shall thereafter maintain during the term of this Agreement, insurance coverage with reputable insurers to adequately insure its obligations under this Agreement in respect of employers' liability, errors and omissions and public and products liability, fidelity, property damage and business interruption, and shall make Reuters and any other member of the Reuters Group designated by Reuters an additional insured thereto. Upon request by a member of the Reuters Group, SAVVIS shall provide to Reuters a copy of such insurance policies and a summary of all coverage, containing all relevant information, regarding its insurance policies and its compliance with this
Section 22.5.

23.      SAVVIS PERSONNEL

    23.1 Use of Personnel. SAVVIS shall ensure and/or procure that an adequate number of qualified and appropriately trained personnel familiar with the Services, the network operations of the Reuters and implementation, integration and use of telecommunication services are employed by SAVVIS to meet its obligations under the Agreement. SAVVIS shall commit (or procure the commitment of) an adequate number of appropriate managers on a dedicated and exclusive basis to liaise with Reuters with relation to specific service requirements to meet SAVVIS's obligations under this Agreement.

    23.2 Unacceptable Personnel. Reuters may notify SAVVIS if Reuters reasonably believes that any SAVVIS Personnel lack the required skills or are otherwise unqualified for the provision of Services pursuant to this Agreement or any other reason which is likely to have an adverse effect on the provision of Services to Reuters. Upon receipt of a request to transfer any such personnel, SAVVIS shall review such matter within five (5) Business Days and unless such request is unreasonable, (as determined by SAVVIS in its reasonable discretion), SAVVIS shall reassign or procure the reassignment of such personnel to other duties unrelated to the provision of Services to Reuters. SAVVIS shall have a reasonable time to replace or procure the replacement of any personnel transferred pursuant to this Section. In the event that SAVVIS finds that such request is unreasonable, it shall notify Reuters of its decision and the reasons therefor, and within five (5) days following receipt of such notice by Reuters, the Chief Operating Officer of SAVVIS and the Managing Director - Reuters shall discuss the reasons set forth in the notice and shall work in good faith to resolve any disputed issues regarding such personnel.

    23.3 Information about Personnel. At the request of Reuters but at all times subject to any legal requirements of privacy or contractual commitment, SAVVIS shall provide Reuters with such information in respect of key SAVVIS Personnel and such other SAVVIS Personnel as Reuters may reasonably require for the purpose of assessing competence to provide the Services to be provided by that person and otherwise to comply with regulatory requirements and other reasonable security requirements, including but not limited to, details of employment history, training, experience and qualifications. Where SAVVIS is prohibited by law or contract to give specific details about named personnel, it may give Reuters summarized information about unnamed individuals.

24.      DISCLAIMER OF WARRANTIES

                   EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES THAT ARE MADE IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT. TO THE EXTENT EITHER PARTY MAY NOT, AS A MATTER OF APPLICABLE LAW, DISCLAIM ANY WARRANTY, THE SCOPE AND DURATION OF SUCH WARRANTY SHALL BE THE MINIMUM PERMITTED UNDER SUCH LAW.

25.      INDEMNIFICATION

    25.1 SAVVIS Indemnification.
         ----------------------

         25.1.1 SAVVIS hereby agrees to defend, indemnify and hold harmless Reuters, each member of the Reuters Group and its respective directors, officers, employees, agents, successors and assigns (in such capacity, each an "Indemnified Party") from and against any and all liability, loss, damages, claims, costs and expenses, including reasonable attorneys' fees (individually, a "Loss" and collectively, "Losses") incurred by such Indemnified Parties arising out of (i) any breach of any representation or warranty of SAVVIS contained herein or in any certificate delivered pursuant to this Agreement,
(ii) any breach of any covenant or agreement of SAVVIS contained herein, (iii) any claim arising from actual or alleged infringement relating to any of the Services and/or Network provided hereunder of any patent, copyright, trademark, trade secret or similar proprietary right, and (iv) any material Service Failure with respect to a Service or Service Element as contemplated in Section 5.2.2 hereof (including, in the event of a termination by Reuters of such Service or Service Element pursuant to Section 5.2.2 hereof, any Losses relating to or arising from the period of time of the commencement of such Service Failure until such termination), except with respect to (iii) above, to the extent that such actual or alleged infringement arises from (A) breach of any representation or warranty of this Agreement by Reuters, or (B) software or equipment used by Reuters or a member of the Reuters Group and not provided by SAVVIS or authorized on behalf of SAVVIS; provided, further, however, that the foregoing exception (B) shall not apply where the use by Reuters or a member of the Reuters Group of the software or equipment not provided or authorized by or on behalf of SAVVIS was reasonably foreseeable to SAVVIS at the time of such use.

         25.1.2 Reuters shall notify SAVVIS in writing of any such claim or suit and shall cooperate with SAVVIS, at SAVVIS's sole expense, as reasonably requested to facilitate the settlement or defense thereof; provided, however, that the failure to provide such notice shall not release SAVVIS from any of its obligations under this Section 25, except to the extent SAVVIS is materially prejudiced by such failure. SAVVIS shall have the right to direct, at its sole option and expense, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder; provided however, that in the event SAVVIS fails to undertake any defense within five (5) Business Days of delivery by Reuters of written notice of such claim or proceeding as provided in this Section 25.1, then SAVVIS shall have no right to participate in any settlement or assume the defense of such claim or proceeding and the Indemnified Party shall have the right to undertake the defense of such claim at SAVVIS's expense. If SAVVIS elects to assume the defense of any such claim or proceeding or negotiate, settle or otherwise deal with such claim or proceeding as provided herein, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of SAVVIS if (i) so requested by SAVVIS to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and SAVVIS that would make such separate representation advisable. The Indemnified Party shall provide SAVVIS with access to its records and personnel relating to any such claim, assertion, event of proceeding during normal business hours or as otherwise may reasonably be required and shall otherwise cooperate with SAVVIS in the defense or settlement thereof, and SAVVIS shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If SAVVIS elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claims or demand arising from such asserted liability unless SAVVIS consents in writing to such payment or unless SAVVIS withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of SAVVIS is entered against the Indemnified Party for such liability. No settlement in respect of any third party claim may be put in effect by SAVVIS without the Indemnified Party's prior written consent unless the settlement involves a full and unconditional release of the Indemnified Party. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 25.1, and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give SAVVIS prompt written notice thereof and SAVVIS shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding, except where SAVVIS has failed to undertake any defense, as required hereunder, in which case SAVVIS shall have no right to participate in any settlement or assume the defense of such claim or proceeding.

         25.1.3 Notwithstanding anything to the contrary set forth in this
Section 25 or elsewhere in this Agreement, SAVVIS and each member of the SAVVIS Group hereby acknowledges and agrees that Losses indemnifiable pursuant to the terms of this Section 25.1 shall include, without limitation:

              (A) additional costs and expenses reasonably incurred by any member of the Reuters Group in procuring and implementing alternative or replacement services, including consultancy costs, the additional costs of management time and personnel costs (which would not have been incurred but for the event that led to the Loss) and Costs of hardware, software and other equipment and materials;

              (B) restitution of monies paid by any member of the Reuters Group to SAVVIS, any member of the SAVVIS Group or any third party on behalf of SAVVIS or any member of the SAVVIS Group for Services pursuant to this Agreement not received;

              (C) Costs of reconstituting lost or corrupted data; and

              (D) costs and expenses (excluding any lost profits) of any member of the Reuters Group arising from the loss of a Reuters Customer.

    25.2 Restrictions on Network and Services. If, as a consequence of a claim or action of the kind described in Sections 25.1.1(iii) hereof, SAVVIS's or the Reuters Group's use of all or part of any Network or Services is enjoined, SAVVIS shall, at its option and expense, either: (a) procure for the Reuters Group the right to continue using the affected Network or Services; (b) modify such Network or Service so that it is non-infringing, provided that such modification does not affect the intended use of the Network or Services as contemplated hereunder. If SAVVIS does not take any of the actions described in clauses (a) or (b), then Reuters may terminate the affected portion of such Network and Services, and SAVVIS shall refund to Reuters any prepaid charges therefore and reduce the MMC accordingly, reimburse to Reuters all costs incurred in ceasing to use the Network and Services, and Reuters shall not be responsible for any future payments (including any MMC) regarding such affected portions of such Network or Service.

    25.3 Reuters Indemnification. Subject to the limitations and qualifications set forth in Section 24 hereof, Reuters hereby agrees to defend, indemnify and hold harmless SAVVIS, each member of the SAVVIS Group and any of its respective directors, officers, employees, agents, successors and assigns from and against any and all Losses, incurred by such Indemnified Parties arising out of any claim arising from actual or alleged infringement of any patent, copyright, trademark, trade secret or similar proprietary right arising out of the use by Reuters or any member of the Reuters Group of software or equipment not provided or authorized by or on behalf of SAVVIS, except where the use by Reuters or any member of the Reuters Group of such software or equipment was reasonably foreseeable to SAVVIS at the time of such use.

    25.4 Limitations on Liability.
         ------------------------

         25.4.1 Subject to the provisions of Section 25.5 hereof, neither party shall be liable to the other for indirect, incidental, consequential, exemplary,





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

reliance or special damages, including damages for lost profits, regardless of the form of action whether in contract, indemnity, warranty, strict liability or tort, including negligence of any kind with respect to the provision of Services or use of Services under this Agreement.

         25.4.2 Notwithstanding the foregoing, nothing contained in this Section
25.4 shall limit either party's liability to the other for (a) willful or intentional misconduct, including fraud, or (b) injury or death, or damage to tangible real or tangible personal property or the environment, when proximately caused by such party's negligence or that of its agents, subcontractors or employees. Nothing contained in this Section shall limit either party's indemnification obligations hereunder.

    25.5 Limitation on Indemnification for Breaches of SAVVIS's Representations and Warranties. Except for all Losses for any breach of the representations and warranties contained in Sections 22.2.1, 22.2.10, 22.2.11, 22.2.12 and 22.2.13
hereof, SAVVIS shall not have any liability under Section 25.1.1(i) hereof unless the aggregate amount of Losses to the Indemnified Parties arising thereunder based upon, attributable to, or resulting from, the failure of any representation and warranty to be true and correct in all respects exceeds $250,000 (the "Basket"); provided, however, that all Losses for any breach shall be calculated without regard to any qualifications with respect to dollar amount thresholds, knowledge or materiality contained therein. In the event the aggregate amount of Losses indemnifiable pursuant to Section 25.1.1(i) hereof exceeds the Basket, SAVVIS shall be liable to the Indemnified Parties for the total amount of such Losses from such breach of the representations and warranties.

    25.6 Cap on Reuters Liability. Notwithstanding anything to the contrary set forth in this Agreement, the maximum aggregate liability of Reuters (together with all members of the Reuters Group) under this Agreement shall be four hundred fifty million dollars ($450,000,000).

    25.7 Cap on SAVVIS's Liability. Notwithstanding anything to the contrary set forth in this Agreement, the maximum aggregate liability of SAVVIS (together with all members of the SAVVIS Group) under this Agreement shall be four hundred fifty million dollars ($450,000,000).

26.      SUB CONTRACTORS

    26.1 Primary Liability of SAVVIS. SAVVIS accepts and agrees that it is providing the Services as the prime contractor and that it shall be primarily liable for the act or omission of any of its sub-contractors or any third-party service provider it uses to provide the Services, to the extent that such act or omission relates to the Services.

    26.2 Notification and Consent for Sub-Contractors. SAVVIS shall notify Reuters of any new service provider to which it proposes to sub-contract any of its material obligations or which is to be a material provider of any services which will form part of the Services. SAVVIS shall not enter into any arrangements with any person for the provision of the Services as a whole or material part (in respect of size and/or importance), except with the prior



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

written consent of Reuters to such appointment (such consent not to be unreasonably withheld or delayed).

    26.3 Default of Sub-Contractor Not Force Majeure. SAVVIS expressly acknowledges and understands that no default of any sub-contractors utilized by SAVVIS to provide, directly or indirectly, any part of any Services under this Agreement (except to the extent such default itself results from an event of Force Majeure) shall constitute an event of Force Majeure, and any such default shall in no way excuse or delay in any way SAVVIS and the applicable members of the SAVVIS Group from the performance of obligations thereof under this Agreement.

27.      EQUIPMENT AND SOFTWARE COMPATIBILITY

         SAVVIS and the applicable members of the SAVVIS Group shall, at no additional charge, provide all interface specifications for the Networks reasonably requested by Reuters. SAVVIS and the applicable members of the SAVVIS Group shall, upon the receipt of appropriate specifications from Reuters, inform Reuters of the compatibility with the Networks of any equipment or software that Reuters proposes to use in connection therewith, the effects, if any, of the use of such equipment or software on the quality, operating characteristics and efficiency of the Networks, and the effect, if any, of the Networks on the operating characteristics and efficiency of any such equipment or software.

28.      PROPRIETARY RIGHTS; LICENSE

    28.1 SAVVIS Grant of License. SAVVIS hereby grants to each of Reuters and each other member of the Reuters Group receiving Services hereunder for itself and on behalf of the Reuters Group as a whole, a non-exclusive and non-transferable license, at no cost additional to the costs set out above, to use all programming and software necessary for Reuters to use the Networks and receive any Services hereunder solely during the term of this Agreement

    28.2 Ownership by SAVVIS of Networks. Subject to the license granted herein, all right, title and interest (including all intellectual property rights) to the Networks (including associated programming and software) are and shall remain with SAVVIS or the third-party providers thereof to SAVVIS. Reuters shall not attempt to examine, copy, alter, reverse engineer, decompile, disassemble, tamper with or otherwise misuse the Networks, programming and software.

    28.3 Ownership by Reuters of Data. All right, title and interest (including all intellectual property rights) in and to any data that is transmitted by Reuters or a Reuters Customer through or using the Networks shall remain with Reuters or such Reuters Customer, as may be applicable.



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


    28.4 Reuters Equipment. All right, title and interest (including all intellectual property rights) in and to any Reuters-provided equipment shall remain with Reuters or such other third-party provider, as may be applicable.

29.      CONFIDENTIALITY

    29.1 Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" of a party shall mean information which has a commercial value in the business of the party and is reasonably maintained in confidence by the party, and shall include, without limitation, know-how, processes, ideas, inventions (whether or not patentable), formulas, algorithms, computer programs, databases, technical drawings, designs, circuits, layouts, interfaces, materials, schematics, names and information about the expertise of employees or consultants, customer lists, other technical, business, financial, customer and product development plans, supplier information, forecasts, strategies and the like.

    29.2 Use of Confidential Information. During the term of this Agreement and for a period of five years from the date of its expiration or termination (including all extensions thereof), each party agrees to maintain in strict confidence all Confidential Information received by it from the other party. Neither party shall, without prior written consent of the other party, use the other party's Confidential Information for any purpose other than for the performance of its duties and obligations, and the exercise of its rights, under this Agreement. Each party shall use, and shall cause all authorized recipients of the other party's Confidential Information to use, the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information, but in any event not less than a reasonable degree of care.

    29.3 Permitted Disclosure. Notwithstanding Section 29.1, either party may disclose the Confidential Information of the other party to: (a) its employees and the employees, directors and officers of its Affiliates solely as necessary to implement this Agreement; or (b) other persons (including counsel, consultants, lessors or managers of facilities or equipment used by such party) in need of access to such information for purposes specifically related to either party's responsibilities under this Agreement, provided that any disclosure of Confidential Information under clause (b) shall be made only upon prior written approval of the other party and subject to the appropriate assurances that the recipient of such information shall hold it in strict confidence.

    29.4 Return of Information. Upon the request of the party having proprietary rights to Confidential Information, the party in possession of such information shall promptly return it (including any copies, extracts, and summaries thereof, in whatever form and medium recorded) to the requesting party or, with the other party's prior written consent, shall promptly destroy it and provide the other party with written certification of such destruction.

    29.5 Request for Waiver. Either party may request in writing that the other party waive all or any portion of the requesting party's responsibilities relative to the other party's Confidential Information. Such waiver request



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

shall identify the affected information and the nature of the proposed waiver. The recipient of the request shall respond within a reasonable time and, if it determines, in its sole discretion, to grant the requested waiver, it will do so in writing over the signature of an employee authorized to grant such request. Any failure by a party not to respond to such request will not be deemed approval of such request.

    29.6 Irreparable Harm. Reuters and SAVVIS acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be difficult to determine, thus potentially making any remedy at law or in damages inadequate. Each party, therefore, agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section and for any other appropriate relief. This right shall be in addition to, and not in lieu of, any other remedy available in law or equity.

    29.7 Exceptions. Notwithstanding the foregoing, this Section will not apply to any information which a party can demonstrate was:

         29.7.1 at the time of disclosure to it, in the public domain;

         29.7.2 after disclosure to it, published or otherwise became part of the public domain through no fault of the party;

         29.7.3 in the possession of the receiving Party at the time of disclosure to it;

         29.7.4 received after disclosure to it from a third party who had a lawful right to disclose such information to it; or

         29.7.5 independently developed by it without reference to Confidential Information of the other party.

    29.8 Required Disclosure. A party requested or ordered by a court or other governmental authority of competent jurisdiction to disclose another party's Confidential Information shall notify the other party in advance of any such disclosure to afford the other party the opportunity to seek any protections against such disclosure as may be available. Absent the other party's consent to such disclosure, such party will use its best efforts to resist, and to assist the other party in resisting, such disclosure, including without limitation using its best efforts to obtain a protective order or comparable assurance that the Confidential Information so provided will be held in confidence and not further disclosed to any other person, absent the owner's prior consent. Any Confidential Information that may be required to be disclosed shall remain Confidential Information as between the parties hereto.

    29.9 Disclosure of Agreement. Notwithstanding any provisions of this Agreement to the contrary, either party may disclose the terms and conditions of this Agreement in the course of a due diligence review performed in connection with prospective debt financing or equity investment by, or a sale to, a third party, so long as the persons conducting such due diligence review have agreed to maintain the confidentiality of such disclosure and not to use such disclosure for any purpose other such due diligence review.

30.      DISPUTES

    30.1 Dispute Resolution. In the event that any dispute between SAVVIS and Reuters arises from or concerns in any manner the subject matter of this Agreement, each party will attempt, in good faith, to resolve such dispute through discussion between its employees in the following order: first, within five (5) days following receipt of any written request by a member of the Reuters Group or SAVVIS, as the case may be, of a dispute hereunder (a "DISPUTE NOTICE"), the Relationship Manager of each of SAVVIS and the Reuters Group shall attempt to resolve the dispute; in the event the Relationship Managers are unable to resolve such dispute within ten (10) days following receipt of a Dispute Notice, then, the manager in charge of Reuters Global Operations and the comparative executive of SAVVIS shall meet in person to resolve such dispute; and finally in the event the respective managers of Reuters Global Operations and the comparative-level executive at SAVVIS are unable to resolve such dispute within twenty-five (25) days following receipt of a Dispute Notice, then the Chief Operating Officer of the Reuters Group and the Chief Operating Officer of SAVVIS shall meet in person or by other agreed means to resolve such dispute. If the respective Chief Operating Officers cannot resolve the dispute within ten
(10) days following such dispute being submitted to such Chief Operating Officers, the parties may proceed to litigation of such unresolved dispute as provided under this Agreement. Any meetings between the employees set forth above may occur in New York, New York, if such meeting is to be in person, or may occur via telephone or videoconference, as the parties may mutually determine.

         30.1.1 Jurisdiction, Venue and Service of Process. Any litigation brought arising from or concerning in any manner the subject matter of this Agreement shall be brought in the state and federal courts of the County of New York, State of New York. Each of the parties hereby submits itself to the jurisdiction and venue of such courts for purposes of any such litigation. Reuters hereby appoints the General Counsel, Reuters America Inc. at its principal place of business in New York, New York, and SAVVIS hereby appoints CT Corporation System at its principal place of business in New York, New York, in each case, respectively, as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process that may be served in any such litigation. Any and all service of process and any other notice in any such litigation shall be effective against the other party hereto if given personally, or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on such party's authorized agent with a copy of such process mailed to such party by first class mail or registered or certified mail, postage prepaid and return receipt requested, at its address as set forth herein or at such other address as it may furnish to the other party. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law.

31.      FORCE MAJEURE

    31.1 Events Constituting Force Majeure. In no event shall either party be liable to the other for any failure to perform its obligations hereunder that is due to war, acts of terrorism, riots, embargoes, act of God, strikes or other concerted acts of workers (whether of a party hereto or of others), casualties, accidents or other causes to the extent that such failure and the consequences thereof are reasonably beyond the control and without the fault or negligence of the party claiming excuse. Each party shall use reasonable efforts to mitigate the extent of any failure to perform and the adverse consequences thereof.

    31.2 Alternative to Network. If SAVVIS cannot promptly provide a suitable temporary alternative to all or part of the Network subject to an interruption in connection with the existence of a force majeure condition, Reuters may, at its option and at its own cost, contract with one or more third parties for the affected portion of the Network for the shortest commercially available period likely to cover the reasonably expected duration of the interruption, and may suspend SAVVIS's provision of such affected portion for such period. SAVVIS shall not charge Reuters for the affected portion thus suspended during the period of suspension. SAVVIS shall resume provision of the suspended portion of the Network upon the later of the termination or expiration of Reuters legally binding commitments under contracts with third parties for alternative services or the cessation or remedy of the force majeure condition.

    31.3 Continuance of Force Majeure. In the event that a force majeure condition shall continue for more than sixty (60) days, Reuters may terminate the affected portion of the Network with no further liability to SAVVIS other than for obligations incurred with respect to such affected portion prior to the occurrence of the force majeure condition.

    31.4 No Breach. The consequences arising from existence and continuation of a force majeure condition, including without limitation any interruption of the Networks and the exercise by Reuters of its rights under this Section 31, shall be deemed not to constitute a breach by either party hereto of any representations, warranties or covenants hereunder.

32.      DATA PROTECTION AND PRIVACY

    32.1 Reuters Instructions. SAVVIS undertakes to Reuters that it shall not process any data of Reuters (including personal data of Reuters Customers) as part of the Services unless it is acting on the instructions of Reuters. Reuters agrees to indemnify SAVVIS, the SAVVIS Group and its respective directors, officers, employees, agents, successors and assigns from and against any and all Losses incurred by any member of the SAVVIS Group if SAVVIS or the applicable member of the SAVVIS Group acts in reliance on the instructions of Reuters or any other member of the Reuters Group, where such instructions (and not the



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

independent acts or omissions of SAVVIS or the applicable member of the SAVVIS Group) directly result in SAVVIS or the applicable member of the SAVVIS Group breaching any applicable laws concerning data processing and data privacy in connection with the rendering of any Services under this Agreement.

32.2     EU Privacy Directive.
         --------------------

         32.2.1 Each party represents and warrants that it has in place now and will on a continuing basis take all reasonable technical and organizational measures to keep any personal data processed or transmitted under this Agreement secure and to protect it against accidental loss or unlawful destruction, alteration, disclosure or access and that it has taken all reasonable steps to ensure the reliability of any of its staff who will have access to such personal data.

         32.2.2 SAVVIS shall cause any subcontractors it or any member the SAVVIS Group uses in processing any personal data of the Reuters Group or any Reuters Customer to comply with the provisions of this Section 32.

    32.3 Privacy Policy. For any personal data provided to SAVVIS by Reuters on behalf of any Reuters Customers, SAVVIS agrees to protect and use such personal data only in accordance with Reuters privacy policy (as the same may be adopted by Reuters or amended from time to time by Reuters in its sole reasonable discretion) provided to SAVVIS (the "PRIVACY POLICY"). At no time shall SAVVIS archive or keep any records or back up of such personal data unless such data is maintained in accordance with the Privacy Policy.

    32.4 Definition of Personal Data. For the purposes of this Section 32 "personal data" has the meaning ascribed to it in the European Union Data Protection Directive 95/46.

33.      GENERAL PROVISIONS

    33.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

    33.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the previous sentence, however, Reuters Limited shall have the right, in its sole discretion, to assign its rights and obligations under this Agreement to any other member of the Reuters Group, provided that, Reuters Limited shall remain liable for its obligations hereunder.

    33.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    33.4 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given on the second (2nd) Business Day after it is sent by overnight courier and addressed to the intended recipient as set forth below:

                  If to Reuters:        Reuters Limited
                                        85 Fleet Street
                                        London, EC4P 4AJ
                                        Attention:     Head of Vendor Relations
                                                       and Communications

                  With a copy to:       General Counsel
                                        Reuters Limited
                                        85 Fleet Street
                                        London, EC4P 4AJ
                                        +44 20 7542 5896 (fax)

                  If to SAVVIS:         SAVVIS Communications Corporation
                                        12851 Worldgate Drive
                                        Herndon, Virginia  20170
                                        (703) 234-8374 (fax)
                                        Attention:  Executive Vice President,
                                                    Strategic Development and
                                                    Business Planning

                  With a copy to:       Legal Department
                                        SAVVIS Communications Corporation
                                        717 Office Parkway
                                        St. Louis, Missouri  63141
                                        (314) 468-7550 (fax)

                  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

    33.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, as such laws are applied to agreements made, entered into, performed entirely within New York by New York residents without regard to the actual residence or domicile of the parties and without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

    33.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Reuters and SAVVIS. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a party would otherwise possess at law, in equity, by statute or otherwise. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    33.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    33.8 Expenses. Each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    33.9 Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    33.10 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

    33.11 Press Releases. The parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or other public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by legal counsel to such party; provided, however, that to the extent practicable, each party shall give prior notice to the other party of the content and timing of any such press release or other public statement prior to issuance.

    33.12 Relationship of the Parties. Nothing in this Agreement shall be construed to create a joint venture, partnership or agency relationship between SAVVIS or any member of the SAVVIS Group and any member of the Reuters Group.

Except as expressly provided herein with respect to the matters addressed in this Agreement, neither SAVVIS nor Reuters is authorized to represent, bind, obligate or contract on behalf of the other, nor is this Agreement intended to create an exclusive relationship between SAVVIS and any member of the Reuters Group.

    33.13 Entire Agreement. This Agreement (including the Schedules referred to herein) constitutes the complete and exclusive understanding between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, regarding the subject matter herein, including, without limitation that certain Services Agreement Term Sheet, dated as of May 21, 2001, between Reuters and SAVVIS, and any other agreements (whether between any Bridge entity and any member of the SAVVIS Group or otherwise) related to any of the Services provided by any member of the SAVVIS hereunder. Any such ancillary agreements involving the Services contemplated hereunder or any similar services provided to Reuters Customers by the SAVVIS Group or Bridge prior to the date of this agreement are hereby terminated and shall be of no further force and effect.

                 [SIGNATURE PAGE TO NETWORK SERVICES AGREEMENT]




                  IN WITNESS WHEREOF, the parties hereto have caused this Network Services Agreement to be executed as of the date first above written.


                       SAVVIS COMMUNICATIONS CORPORATION


                            By /s/ Matthew Fanning
                               _________________________________
                            Name:  Matthew Fanning
                            Title: Executive Vice President
                                   Strategic Development and Business Planning

                       REUTERS LIMITED


                            By /s/ Graham John Albott
                              __________________________________
                            Name:  Graham John Albott
                            Title: President Business Technology Group

                                   SCHEDULE 2
                             DESCRIPTION OF SERVICES

1.        OVERVIEW

          1.1 This Schedule 2 defines the Services and Service Elements to be supplied to Reuters by SAVVIS under the Agreement from the Service Commencement Date.

          1.2 This Schedule 2 shall not limit either party's ability to request modifications to the Services or to request the introduction of New Services from time to time in accordance with the Change Control Procedure.

          1.3 SAVVIS shall provide the Services to all Sites unless stated otherwise.

2.        SERVICE PROVISION - GENERAL

          2.1  PROVISION OF SERVICES

               (A) Subject to Clause 2.1 of the Agreement, SAVVIS shall supply to Reuters at least the same Services and Service Elements as were used by Reuters, members of the Reuters Group, and Reuters Customers immediately prior to the Service Commencement Date. The Services shall include, without limitation:

                     (i)     Managed Services;

                     (ii)    Remote Dial Access;

                     (iii)   Internet Access;

                     (iv)    Professional Services;

                     (v)     Multicast Delivery;

                     (vi)    Data Feed Collector (DFC) Network;

                     (vii)   Managed Security Services;

                     (viii)  Office Automation (OA) Network; and

                     (ix)    Co-location Facilities (Except Hazelwood).

          2.2  COMPATIBILITY

               (A) The Services and Service Elements shall be compatible with the systems, applications and services used by Reuters prior to the Service

                     Commencement Date. Such compatibility shall include but shall not be limited to the following aspects:

                     (i) Until a Service Level relating to functionality has been agreed, the level of functionality provided to Reuters shall meet or exceed the functionality enjoyed by Reuters, members of the Reuters Group, and Reuters Customers immediately prior to the Service Commencement Date.

                     (ii) The physical and logical service access points ("SAPS") at the Service Commencement Date shall be the same as used by Reuters, members of the Reuters Group and Reuters Customers prior to the Service Commencement Date.

                     (iii) The Services and Service Elements provided under the
                           Agreement shall be fully compatible with Reuters, members of the Reuters Group, and Reuters Customers existing Customer Premise Equipment.

                     (iv) The Services and Service Elements provided under the Agreement shall be fully compatible with Reuters existing applications, and under no circumstances (including in the event of the exercise of the Change Control Procedure) shall it be necessary for Reuters to modify its applications in order to inter-operate with the Network unless otherwise agreed to by Reuters.

          2.3  SERVICE OPTIONS

               (A) Service supplied under the Agreement shall include at a minimum the options (the "SERVICE OPTIONS") enjoyed by Reuters, members of the Reuters Group, and Reuters Customers prior to the Service Commencement Date.

               (B) Service Options shall include, but not be limited to, the following:

                     (i) Service Categories - Service Options that reflect different performance metrics, as set forth in
                           Schedule 5, shall be available to Reuters, members of the Reuters Group, and Reuters Customers. Where appropriate this shall be supported by the use of different data priorities on the Network.

                     (ii) High Availability - Applications that require high levels of availability can be supported by hardware resilience offered through dual port provision and full redundancy.

                     (iii) Automatic ISDN dial back up for the Local Access Loop to ensure increased resilience. There shall be an automatic reconnection to the leased line when the service is restored following an interruption.

                     (iv) Additional Service Options that relate to an individual Service as defined in the relevant Service Description section of this Schedule 2.

          2.4  OTHER

               (A)   Reporting

                     SAVVIS shall provide reports as specified in the applicable Schedules and in the Customer Operation Manual in forms that are capable of being analyzed by Reuters or the applicable member of the Reuters Group.

               (B)   Repair Management

                     SAVVIS shall react to faults and implement repairs within the metrics defined in Schedule 5 and the Service Level Agreements.

               (C)   Support

                     SAVVIS shall provide support services including a customer helpdesk and on-site support as described in Schedule 7.1.

               (D)   Service Level Agreements (Performance)

                     SAVVIS shall provide the Services in accordance with the service levels as defined in Schedule 5 ("Service Levels"). Service Levels will be set for each Service and for each Service Option.

               (E)   Service Provisioning

                     SAVVIS shall provide the Services according to the provisioning medium described in Schedule 7.3.

3.       SERVICE DEFINITION - "MANAGED SERVICES"

          3.1  OVERVIEW

               (A) SAVVIS shall provide to Reuters and members of the Reuters Group Network and Service Management including, but not limited to, those Services operating at OSI layers 1, 2 and 3 (i.e., physical, access and switched services up to an including IP routing devices). The elements of

                     Network and Service Management that Reuters is expected to receive are set forth in Section 5 of Schedule 7.1.

               (B) SAVVIS shall provide to Reuters and members of the Reuters Group various Managed Services, including, but not limited to fault diagnostics, configuration, administration, performance and security.

               (C) SAVVIS shall provide to Reuters and members of the Reuters Group the option of using a range of managed CPE devices referred to in this Schedule 2.

         3.2   SERVICE ELEMENTS

               (A) Service Elements of this Service shall include, but not be limited to:

                     (i) Network Access Port, which shall be defined as the termination of the local access point at which the circuit enters the SAVVIS network;

                     (ii)    Local Access Loops;

                     (iii) Permanent Virtual Circuit ("PVC") which shall be built over the Local Access Loop to the Network Access Port;

                     (iv) Port Speed, which shall be defined as the logical port that SAVVIS provisions from the xLEC. Port Speeds offered will be 64k, Fractional T1, T1, NxT1, T3, and 10/100 if Ethernet in a Web Hosted environment;

                     (v) Committed Information Rate ("CIR"), which shall be set by SAVVIS based on the Port Speed ranges set forth in on Frame Relay connections on each T1 access circuit. SAVVIS will set the ATM equivalent
                             (SCR) when ATM access is deployed. The CIR set by SAVVIS shall be the guaranteed bandwidth, and traffic sent by Reuters that exceeds the CIR/SCR is not guaranteed. The available bandwidth between the CIR/SCR purchased by Reuters and the actual Port Speed may be utilized by SAVVIS to deliver additional data for Reuters or other customers. SAVVIS will not over-subscribe the Local Access Loop (e.g., the combined CIR/SCR of all PVC's will not exceed the Port Speed) unless agreed to by Reuters;

                     (vi)    User Access Speed;

                     (vii) LMI Interface at such rates and speeds as are enjoyed prior to the Service Commencement Date by Reuters, members of the Reuters Group, and Reuters Customers;

                     (viii)  Host routers;

                     (ix) Customer Premises Router or Integrated Access Device ("IAD"), which shall be defined as the premise device managed by SAVVIS that denotes the demarcation point between the SAVVIS network and the Customer's LAN. SAVVIS' management ends on the Ethernet port of this device.

                     (x) CPE Devices, which shall include: Nortel ARN (for Frame Relay connections), Lucent PacketStars or Nortel Universal Edges (for ATM), and Cisco Routers (for sites that require Internet only). SAVVIS reserves the right to substitute comparable devices for the listed CPE devices, provided such substitute devices meet the Service Level requirements set out in Schedule 5.

                     (xi)    Wide area network ("WAN") connections;

                     (xii)   NAT;

                     (xiii) Base Intelligent IP ("IIP") Options, which shall include the Nortel Broadband Service Node (BSN) to provide Layer-3 value-added features, and as a default the Virtual Private Routed Network (VPRN) to separate customer traffic. At Reuters request and for an additional fee to be agreed upon by the parties, SAVVIS shall also provide value-added Services provided by the BSN including:

                             (a) Ingress and egress anti-spoofing; and

                             (b) Ingress and egress differentiated services,
                                 stateful inspection firewalling and traffic shaping.

                     (xiv) Analog dial line for out of band management of the CPE, so long as the applicable Reuters Customer provides continuous power for the modem to which the analog line will be connected.

                     (xv)    Internet-based domain name server; and

                     (xvi) Directory services, upon Reuters request and for an additional fee to be agreed upon by the parties.

              (B) SAVVIS shall maintain compatible version control across all Sites and shall provision software and hardware updates during maintenance windows defined in Schedule 3.

              (C) SAVVIS may in the future offer features that include, but are not limited to, multicast and full quality of service.

         3.3  SERVICE DEMARCATION POINTS

                  SAVVIS will be responsible for meeting Service Levels between the entry and exit points of the edge devices. Management of edge devices and other equipment beyond the demarcation point will be the responsibility of Reuters, members of the Reuters Group, or the Reuters Customer.

         3.4  SERVICE OPTIONS

              Where product performance targets dictate, SAVVIS may be requested to provide Service Options which support:

                    (i)   single router/IAD connectivity;

                    (ii)  single router/IAD connectivity with backup; and

                    (iii) dual router/IAD configurations.

         3.5  NETWORK DESIGN

              (A) SAVVIS shall engineer the core and distribution infrastructure with the appropriate levels of physical and trunk diversity and hardware sparing to meet the most demanding service performance targets specified in Schedule 5.

              (B)    Protocols

                     (i) SAVVIS shall support all routing protocols used by the Reuters Group prior to the Service Commencement Date in the WAN environment and other protocols as agreed by the parties.

                     (ii) Upon Reuters request and mutual agreement of the parties, additional protocols may be supported by, and available on, the Network.

          3.6  SECURITY

               In addition to the security provisions in Schedule 8 the system shall have the capability to restrict peer-to-peer connectivity where appropriate by the use of firewalls or other measures.

          3.7  CLASS OF SERVICE

               As reflected in Schedule 5, SAVVIS shall offer Reuters four distinct classes of services based on the application requirements:

                     (i)   Class 1 - Delay intolerant data;

                     (ii) Class 2 - Delay and jitter sensitive data including voice and video applications;

                     (iii) Class 3 - Delay sensitive applications that are used for business-to-business exchanges; and

                     (iv) Class 4 - Delay tolerant applications including email.

          3.8  SERVICE INTERFACE

               (A) SAVVIS shall provide as standard, Ethernet 10 and 100 base server interface options.

               (B) SAVVIS shall support client distribution using ATM or frame relay access methods. Additional access methods can be added upon mutual agreement of the parties.

          3.9  SERVICE DIAGRAM

4.        SERVICE DEFINITION - "REMOTE DIAL ACCESS"

          4.1  OVERVIEW

               (A) SAVVIS shall provide remote dial access and an authentication service domestically. International remote dial access will be provided by SAVVIS through a third party relationship. International remote dial access pricing will be negotiated and agreed upon at a future date. The available dial access offers are single user on-net dial to the Internet and single user on-net dial to a virtual private network ("VPN") and are available in two options:

                     (i) Managed accounts, whereby SAVVIS manages all accounts on behalf of Reuters by transmitting authentication data to SAVVIS's AAA (Authorization, Authentication, Accounting) stack; and

                     (ii) Proxy Accounts, whereby Reuters manages a Radius server and SAVVIS proxies authentication requests to the server. This allows Reuters to use strong authentication methods such as SecurID (that can be purchased from SAVVIS as part of the SAVVISecure product line). Once authenticated, an L2TP (Layer 2 Tunneling Protocol) tunnel is established across the IIP platform to the Internet or an VPN. As part of the tunnel establishment, the user is provided with a single dynamic IP address. Reuters would purchase from SAVVIS a maximum number of concurrent sessions and would be billed in accordance with Schedule 3.

               (B) SAVVIS shall offer toll-free or local dial cost access at the following locations:

                            ---------------------------------------
                                   CITY            PHONE NUMBER
                            ---------------------------------------
                                All Cities        (800) 275-9334
                            ---------------------------------------
                                  Atlanta         (404) 260-1111
                            ---------------------------------------
                                 Baltimore        (410) 246-6000
                            ---------------------------------------
                                  Boston          (617) 531-0114
                            ---------------------------------------
                                  Chicago         (312) 601-2355
                            ---------------------------------------
                                Cincinnati        (513) 587-0045
                            ---------------------------------------
                                 Cleveland        (440) 465-2068
                            ---------------------------------------
                                 Columbus         (614) 324-1131
                            ---------------------------------------
                                  Dallas          (214) 979-9070
                            ---------------------------------------
                                  Detroit         (248) 204-1136
                            ---------------------------------------
                               Indianapolis       (317) 616-2108
                            ---------------------------------------
                                Kansas City       (816) 448-1999
                            ---------------------------------------
                                Los Angeles       (213) 689-9784
                            ---------------------------------------
                                Minneapolis       (612) 524-2023
                            ---------------------------------------
                                 New York         (212) 739-0025
                            ---------------------------------------
                               Philadelphia       (610) 382-1214
                            ---------------------------------------
                                Pittsburgh        (412) 918-0023
                            ---------------------------------------
                                 Portland         (503) 495-1199
                            ---------------------------------------
                               San Francisco      (415) 765-9905
                            ---------------------------------------
                                  Seattle         (206) 494-0414
                            ---------------------------------------
                                 St. Louis        (314) 621-7249
                            ---------------------------------------
                                Washington        (202) 478-8773
                            ---------------------------------------


               (C) SAVVIS shall support generally available network protocols and other protocols as agreed between the parties.

          4.2  ACCESS SPEEDS

               (A) Where possible, SAVVIS shall provide dial-in access at up to V.90 standard; and

               (B) Where possible SAVVIS shall provide dial-in analog access at up to 56.6kbps (PSTN) or 64/128kbps (ISDN) through PPP.

          4.3  SECURITY

               In addition to the provisions of Schedule 8:

               (A) SAVVIS shall provide secure access through network user identifier ("NUI") and password-restricted access;

               (B) SAVVIS shall manage and maintain any closed user group ("CUG") used by Reuters prior to the Service Commencement Date; and

               (C) SAVVIS shall support Challenge Handshake Authentication Protocol or PAP over the PPP service.

          4.4  SERVICE ELEMENTS

               Service Elements of this Service shall include, but not be limited to:

                     (i)   dial up modem;

                     (ii)  modem banks;

                     (iii) local dial-up;

                     (iv)  authentication server; and

                     (v)   telephone numbers.

          4.5  SERVICE DEMARCATION POINTS

               (A) The demarcation points for this Service shall be at the access line to the Modem Bank or LAN interface to the Router.

               (B) SAVVIS will be responsible for meeting Service Levels between the demarcation points. Management of edge devices and other equipment beyond the demarcation point will be the responsibility of Reuters, members of the Reuters Group, or Reuters Customers.

          4.6  SERVICE DIAGRAM


5.       SERVICE DEFINITION - "INTERNET ACCESS"

         5.1   OVERVIEW

               (A) SAVVIS shall provide secure, managed, dedicated Internet connectivity Services, with high performance and high availability which meet, at a minimum, the levels experienced by Reuters, members of the Reuters Group, and Reuters Customers at the Service Commencement Date. These Services shall include, but not be limited to:

                     (i)   ISP Internet Access up to OC3c (concatenated); and

                     (ii)  VPN tunnel access to host services.

               (B) SAVVIS shall offer facilities that include, but are not limited to, data file transfer, Primary and Secondary Domain Name Service ("DNS") and Registered IP Addressing and allocation.

               (C) SAVVIS shall provide resilient services with multiple gateways and multiple ISP locations.

               (D) SAVVIS shall provide Internet access speeds up to OC3c (concatenated) to the extent that they are provided by Reuters at the Service Commencement Date.

          5.2  SECURITY

               SAVVIS shall provide Internet Services that are integrated with Reuters existing firewall services and comply with the security obligations and procedures, as defined in Schedule 8.

          5.3  ACCEPTABLE USE POLICY

               (A) SAVVIS shall restrict Internet access in accordance with the Acceptable Use Policy as defined in Schedule 8.

               (B) SAVVIS shall monitor Internet Services to ensure compliance with the Acceptable Use Policy as defined in Schedule 8.

          5.4  SERVICE ELEMENTS

               Service Elements of this Service shall include, but not be limited to:

                     (i) Internet Port whereby Internet Service is provided over fraction T1, T1, T3, OC-x and Ethernet (10/100
                             MB) access connections. Reuters may request that SAVVIS enter into a peering arrangement with respect to Internet Access. SAVVIS will use best efforts to enter into such endeavor at a cost to be agreed upon by the parties;

                     (ii)    Local Access Loop;

                     (iii) Internet Access Management, which shall be defined as monitoring the availability of the customer access and the Local Access Loop;

                     (iv)    Software updates;

                     (v)     IP Addressing;

                     (vi) Primary Domain Name Service ("DNS") for up to two primary domains, and the option of additional domains for an additional fee to be agreed upon between the parties;

                     (vii) Secondary DNS where SAVVIS is the Primary DNS authority;

                     (viii) Optional Service: Network News ("NNTP") feed, only where the Reuters Customer has a local News server to receive the feed;

                     (ix) Optional Service: Network Time Protocol ("NTP") provided from network-based Stratum source clocks; and

                     (x)     Optional Service: SAVVIS Managed CPE.

          5.5  SERVICE DEMARCATION POINTS

               (A) The demarcation points for this Service shall be at the LAN port on the host router.

               (B) SAVVIS will be responsible for meeting Service Levels between the demarcation points. Management of edge devices and other equipment beyond the demarcation point will be the responsibility of Reuters, members of the Reuters Group, or Reuters Customers.

6.        SERVICE DEFINITION - "PROFESSIONAL SERVICES"

          6.1  OVERVIEW

               Professional services are those services where SAVVIS provides expert staff to advise or work on specific projects at the request of Reuters. SAVVIS shall determine the number of people to comprise the expert staff.

          6.2  SERVICE ELEMENTS

               Service Elements of this Service shall include, but not be limited to:

                     (i)     Capacity management;

                     (ii)    Program management;

                     (iii) Application design with respect to network delivery; and

                     (iv)    Technical and service strategy.

         6.3   QUARTERLY REVIEWS

               The parties shall conduct quarterly reviews at which the parties shall consider, discuss and review, without limitation, the performance of the expert staff provided and such other matters as may be agreed between the parties from time to time.

7.       SERVICE DEFINITION - "MULTICAST DELIVERY"

         7.1   OVERVIEW

               The Multicast Delivery Service is divisible into two separate components: Bridge Feed Broadcast ("BFB") and the XNET network.

               (A) The XNET network is designed to extend the Bridge database to co-location facilities. XNET is used to between the data transmitters (VGT, DGT and PGT) and Replicators. Vehicle Global Transmitters ("VGT") generates real-time data, Delayed Global Transmitters ("DGT") generates delayed data, and Page Global Transmitters ("PGT") generates page data. Remote user servers sit on XNET.

               (B) The Bridge Feed Broadcast ("BFB") is a multicast stream delivered to client sites via unique PVC over the existing local loop, if bandwidth is available. BFB may require dedicated T1 and/or NxT1 connection based on the size of the feed.

         7.3   SERVICE ELEMENTS

               Service Elements of this Service shall include, but not be limited to:

               (A)   Multicast Hub - St. Louis

                     (i) Multicast Routers, which shall be defined for purposes of this Schedule as the routers that support DVMRP multicast communications; and

                     (ii) Configuration, troubleshooting and support of the multicast delivery equipment.

               (B)   Multicast - Regional

                     (i)     Multicast Routers;

                     (ii) WAN connectivity shall be the PVC's set up between the routers carrying the multicast data;

                     (iii) Inter-SAVVIS POP Local Access Loops, which shall be defined as the loops between two SAVVIS POPs for Multicast feed; and

                     (iv) Configuration, troubleshooting and support of the multicast delivery equipment.

          7.3  SERVICE DIAGRAM

8.        SERVICE DEFINITION - "DATA FEED COLLECTOR (DFC) NETWORK"

          8.1  Overview

               (A) SAVVIS is providing the IIP network for the DFC collection service which is comprised of two components: Ticknet (tickers) and the Data Feed Collector ("DFC"). The purpose of the Ticknet and DFC networks is to send contributor and exchange information to the St. Louis central database. The DFCs receive Ticknet data from the Data Source, such as the NYSE. This data is then forwarded to the database for distribution to the multicast transmitters. The DFCs are located in the St. Louis Data Centers located at Office Parkway and Manchester Road.

               (B) The DFC is an NT server that converts the data from its native format, to Internet Protocol ("IP"). Once converted, this data is forwarded to St. Louis.

               (C) In a limited number of countries outside of the United States, SAVVIS provides the DFC service in conjunction with Reuters, a member of the Reuters Group, Bridge, or another third party (collectively, the "DFC Third Parties"). In certain of these countries, SAVVIS owns the service delivery equipment, but the applicable DFC Third Party's local distributors provide the Local Access Loop and domestic segment of the IPLCs ("Distributor Countries"). In certain other of these countries, the DFC Third Party owns the equipment and arranges independently with domestic carriers and/or local distributors for the provision of the Local Access Loop and domestic segment of the IPLCs ("Customer Self-Provision Countries"). SAVVIS shall not be responsible for any and all costs associated with the provision of services by a DFC Third Party or its local distributors. The specific means of service delivery by country is set forth in Schedule 6.

          8.2  SERVICE ELEMENTS

                     (i)     Network Access Port;

                     (ii)    Local Access Loops;

                     (iii)   PVC;

                     (iv)    Port Speed;

                     (v)     CIR;

                     (vi)    User Access Speed;

                     (vii)   LMI Interface;

                     (viii)  Host routers;

                     (ix)    WAN connections;

                     (x)     NAT; and

                     (xi)    Base IIP Options.

          8.3  SERVICE DIAGRAM

9.        SERVICE DEFINITION - "MANAGED SECURITY SERVICES"

          9.1  OVERVIEW

               (A) At Reuters request SAVVIS shall provide complete Managed Security Services that shall include UNIX and/or NT Windows based firewalls ("SAVVISECURE(SM) MANAGED SECURITY SOLUTIONS"). Specifically, SAVVISecure(SM) Managed Security Solutions shall consist of best-of-class security products installed at the Reuters Sites including: firewalls and high availability firewalls, site-to-site and user-to-site Internet VPNs, intrusion detection, web site blocking and gateway virus scanning.

               (B) SAVVISecure(SM) Managed Security Solutions can be managed by either Reuters or by SAVVIS:

                     (i) SAVVISecure Customer-Managed Security Solutions are turnkey services that provide SAVVIS customers with all of the hardware, software, consultation, configuration, installation and training necessary to meet their enterprise security requirements.

                     (ii) SAVVISecure SAVVIS-Managed Security Solutions provide all of the above plus around-the-clock monitoring and management and will allow Reuters to outsource the ongoing management of their security solution.

          9.2  SERVICE ELEMENTS

                     (i) At Reuters request SAVVIS will install and maintain firewall hardware and software in secure facilities as specified by Reuters. Reuters shall choose the specific hardware to be installed and maintained from SAVVIS' array of service offerings, and SAVVIS shall use its commercially reasonable efforts to expand such service offerings at Reuters request. Software maintenance will also be performed by SAVVIS; however, all upgrades, changes, and fixes will be scheduled through separate statements of work.

                     (ii) At Reuters request SAVVIS will design, install and maintain a secure firewall management network to provide for the monitoring of the firewalls health and intrusion detection via a network management system through the use of system log messages and alarm reporting, and to provide for the remote access to all firewalls no matter where they are located in the network. The remote access of all firewalls should incorporate the ability to backup, restore and reconfigure all firewalls on the network. This secure management network monitoring facility should be located in a secure section of a central NOC facility.

                     (iii) At Reuters request SAVVIS will design and implement a high availability firewall option, through the use of hot standby or load share configurations where requested by Reuters.

                     (iv) At Reuters request SAVVIS will setup an offsite safe storage site where Reuters or SAVVIS can retrieve firewall backup media at any time for the purpose of restoring down machines, log file and audit log review by Reuters or SAVVIS. In addition all firewalls will be backed up automatically to a central location on a daily basis.

                     (v) SAVVIS will in conjunction with Reuters area and Global security teams, setup and maintain an incident response team escalation path to include the appropriate staffing and skill levels for the purpose of providing an immediate response both in Reuters and SAVVIS for responding to security violations and or suspected security violations.

                     (vi) SAVVIS will provide to Reuters the appropriate staffing levels, to be agreed upon between the parties, to support the day to day system monitoring, Audit log review, and break fix escalation on all firewalls requested in accordance with this Schedule.

                     (vii) SAVVIS will configure and implement a firewall security policy and will change control on any all firewalls as requested by Reuters.

                     (viii) SAVVIS will implement a network security process to track all industry CERTS, to ensure all firewall UNIX and NT Operating systems are kept up to date and all security vulnerabilities are addresses in a timely manner.

          9.3  SERVICE DIAGRAM

10.       SERVICE DEFINITION - "OFFICE AUTOMATION (OA) NETWORK"

          10.1 OVERVIEW

               (A) SAVVIS shall provide connectivity from remote sites to Reuters internal networks referred to as their "Office Automation" ("OA") networks. Unless otherwise indicated, all OA Network Services are Class 4.

               (B) SAVVIS shall provide a gateway access service between the Bridge OA Network and the Reuters OA network. SAVVIS and Reuters acknowledge that two or three global gateways should permit SAVVIS to effectively manage the routing. SAVVIS will additionally use its best efforts to provide additional services requested by Reuters, including, but not limited to email/messaging servers, DNS servers, firewalls and general network integration and connectivity requirements. The parties shall negotiate a fee for these Services upon request of Reuters for any such Services.

          10.2 SERVICE ELEMENTS

               Service Elements of this Service shall include, but not be limited to:

                     (i)     Network Access Port;

                     (ii)    Local Access Loops;

                     (iii)   PVC;

                     (iv)    Port Speed;

                     (v)     CIR;

                     (vi)    User Access Speed;

                     (vii)   LMI Interface;

                     (viii)  Host routers;

                     (ix)    WAN connections;

                     (x)     NAT;

                     (xi)    Base IIP Options;

                     (xii) Bridge Network Connection, which shall be defined as the ability to receive Bridge generated data and which shall be classified as a Level 1 Service; and

                     (xiii) ATM Voice Tie Trunks (8, 12 or 24 voice channels) which are for on-net and PBX-to-PBX communications and which shall be classified as a Level 2 Service.

          10.3 TERM

               (A) Upon Reuters request for SAVVIS-provided OA Network Services for new offices, SAVVIS shall enter into an agreement with Reuters to provide such services for at least a period of one year, subject to mutually agreed terms and conditions.

               (B) At any time after one year, Reuters may terminate any SAVVIS provided OA Network Services by providing thirty
                     (30) days written notice to SAVVIS.

          10.4 SERVICE DEMARCATION POINTS

               (A) The demarcation points for this Service shall be at the Circuit Emulation port on the IAD.

               (B) SAVVIS will be responsible for meeting Service Levels between the demarcation points. Reuters shall be responsible for the PBX and the related cabling between IAD and PBX.

          10.5 SERVICE DIAGRAM

11.       SERVICE DEFINITION - "CO-LOCATION FACILITIES" (EXCEPT HAZELWOOD)

          11.1 OVERVIEW

               (A) SAVVIS authorizes Reuters to use the international facilities specified in Schedule 6 and such other facilities as may be agreed between SAVVIS and Reuters from time to time on a non-exclusive basis.

               (B) The co-location includes standard 19" rack and power (20 AMPS included in bundled price, additional Amps will be priced on a PER AMP basis.)

          11.2 SERVICE ELEMENTS

               (A)   Standard 19" Rack which includes 20 AMPS of Power;

               (B)   Incremental Power per AMP; and

               (C)   Colocated components:

                     (i)     DFC;

                     (ii)    Multicast Replicators; and

                     (iii)   BridgeChannel Server Farms.

          11.3 ADDITIONAL OBLIGATIONS. To the extent the same are provided at a facility on the Service Commencement Date SAVVIS shall also provide the following Services in relation to each facility:

               (A) payment of rents, property taxes, utilities charges and landlord's service charges;

               (B) maintenance of the facility and any plant and equipment forming part of the facility in a state of repair and condition appropriate to its user and in accordance with the terms of any lease;

               (C) ensuring (as far as it is able) that Reuters has full and quiet use and enjoyment of the facility (temporary disruption for the purpose of repairs, refitting and removal excepted);

               (D) keeping the facility (or procuring that the facility are kept) insured against the risks usually insured against in accordance with good commercial practice;

               (E) provision of reasonable access to toilets, kitchens, canteens, lifts, staircases and other common areas within the facility necessary for proper use of the facility;

               (F) provision during normal business hours of heating (when appropriate), lighting and hot and cold water;

               (G) provision of security, reception, incoming mail room, goods, deliveries and storage and, to the extent such facilities do not exist or are inadequate, provision of reasonable assistance to Reuters (at the request of the Reuters) in their provision or expansion;

               (H) provision of reasonable assistance to Reuters in negotiating with any superior landlord relating to laying cables, pipes or other services equipment and the security protection of such equipment for which a superior landlord's license or consent is required; and

               (I) provision of such other services to the facilities as Reuters may reasonably request.

12.       OTHER SERVICES

          12.1 The parties will agree to other Services from time to time.

          12.2 These services may include, without limitation:

               (A) Financial Exchange, which shall be defined as the provision of managed IP switching enabling any-to-any connectivity to the service community and such services to be provided with additional security and quality of service features.

               (B)   Web-hosting;

               (C)   Managed Hosting; and

               (D) Such other services as SAVVIS may offer or Reuters may request from time to time.

                                   SCHEDULE 3

                                RATES AND CHARGES





[**] CONFIDENTIAL TREATMENT REQUESTED

                                                                  EXECUTION COPY

                                   SCHEDULE 5

                QUALITY OF SERVICE STANDARDS AND SERVICE CREDITS

[**]

[**] CONFIDENTIAL TREATMENT REQUESTED

        -------------------------------------------------------------------------------------------------------------
        TERM                     DEFINITION
        -------------------------------------------------------------------------------------------------------------
                                 Trans Pacific:    [**] miles

                                 The monthly average Core Packet Loss shall be calculated as follows:

                                 Average Core

                                 Packet Loss per

                                 region (%) = 100 * (Sum of packets lost in the region in a month)
                                                     ----------------------------------------------
                                                     Total packets sent in the region in that month
        -------------------------------------------------------------------------------------------------------------
        Customer Time            Period during which:

                                      o   SAVVIS or a third party carrier is denied access to a Reuters facility and as a direct consequence no further troubleshooting activity can take place;

                                      o   Reuters will not release a Service Element for rectification work or testing and as a consequence no further troubleshooting activity can take place;

                                      o   SAVVIS believes a Priority-One problem has been rectified and has denoted
                                          the cause and remedy in the trouble ticket, and has made all reasonable efforts, but has been unable to contact the nominated Reuters contact to verify Reuters satisfaction with the action taken;

                                      o   SAVVIS has requested and is awaiting the provision of additional information from Reuters in order to troubleshoot a problem, and as a direct consequence of not receiving the additional information, SAVVIS in unable to take further steps pending the receipt of such information; or

                                      o   Customer Not Ready.
        -------------------------------------------------------------------------------------------------------------
        Customer Not Ready       Any event outside of the direct control of SAVVIS, caused by a Reuters Customer,
        Ready ("CNR")            which shall include, but not be limited to: failure to deploy customer equipment, extended demarcation issues, inappropriate power or space, and a customer request for more time.
        -------------------------------------------------------------------------------------------------------------
        Degradation              of Service Local Packet Loss that occurs when the utilization of the Local Access
                                 Loop is below one-hundred percent (100%), as reported by the SAVVIS-managed customer premise device (IAD/router).

        -------------------------------------------------------------------------------------------------------------
        Delay                    A delay in the installation, change, move or removal of a Service Element that is not completed on or before the deadline set forth in this Schedule 5, or, if no deadline is stated herein, the deadline agreed to by the parties at the time an order is placed for such Service Element.
        -------------------------------------------------------------------------------------------------------------

[**] CONFIDENTIAL TREATMENT REQUESTED

        -------------------------------------------------------------------------------------------------------------
        TERM                     DEFINITION
        -------------------------------------------------------------------------------------------------------------
        Edge                     The termination of the Local Access Loop where the circuit enters the SAVVIS
                                 Network.
       -------------------------------------------------------------------------------------------------------------
        Installation             The period of time following placement of an order by Reuters during which SAVVIS is
        Interval                 required to complete installation and end-to-end physical and logical connectivity of a Service Element and to tender the Service Element to Reuters for Acceptance.
                                 The interval is measured in business days from the earlier of (i) the date on which
                                 SAVVIS confirms Reuters order or (ii) the date by which such confirmation is required under the Customer Operations Manual, to the date the Local Access Loop installation is completed.

         -------------------------------------------------------------------------------------------------------------
         Inter-Lata              Inter-Lata shall include locations that are more than twenty-five (25) miles from the applicable SAVVIS POP.

         -------------------------------------------------------------------------------------------------------------
         Intra-Lata              Intra-Lata shall include locations that are less than or equal to twenty-five (25)
                                 from the applicable SAVVIS POP.
         -------------------------------------------------------------------------------------------------------------
         Local Packet Loss       Local Packet Loss is defined as the percentage of data packets lost between the customer premise device (IAD/router) and SAVVIS' network Edge.
         -------------------------------------------------------------------------------------------------------------
         Mean Time to            SAVVIS' measured time to perform repairs for a Service or Service Element averaged
         Repair (MTTR)           over each Measurement Period and covering incidents on Customer Premises Equipment and Local Access Loops. The Time to Repair for any incident is the time between opening a trouble ticket and closing a trouble ticket, excluding Customer Time. The trouble ticket is considered open when Reuters or SAVVIS first submits a trouble ticket call. The trouble ticket is considered closed when Reuters accepts the repaired Service Element.
         -------------------------------------------------------------------------------------------------------------
         Measurement Period      The continuous time period over which the performance of each Service or Service
                                 Element shall be measured. In general, performance shall be measured 24 hours a day,
                                 7 days a week, and the Measurement Period shall be a calendar month.
         -------------------------------------------------------------------------------------------------------------
         Off-Net                 Any service that is not exclusively delivered across the SAVVIS Core Network, and is not fully managed and supported by SAVVIS.
         -------------------------------------------------------------------------------------------------------------
         On-Net                  Any services which are exclusively delivered across the SAVVIS Core Network and are fully managed and supported by SAVVIS.
         -------------------------------------------------------------------------------------------------------------
         Operational             A Service or Service Element shall be deemed to be Operational when it is fully working and meets all applicable Service Levels.
         -------------------------------------------------------------------------------------------------------------
         Outage                  The period during which any Service Element is non-Operational. Outages are specifically limited to total loss or discontinuance of Service.
         -------------------------------------------------------------------------------------------------------------

        -------------------------------------------------------------------------------------------------------------
        TERM                     DEFINITION
        -------------------------------------------------------------------------------------------------------------
         Outage Time             The period of time during which each Service or Service Element is non-Operational during the Measurement Period, subject to any exclusion applicable in the Agreement.
                                 Outage Time shall be calculated as the time between the opening of a trouble ticket due to a breach in an applicable Performance Specification for a Service or Service
                                 Element, and the closing of such trouble ticket, and shall exclude Customer Time.
         -------------------------------------------------------------------------------------------------------------
         Redundant Edge          A customer implementation where more than one local access, SAVVIS-managed on-Site equipment and customer network port has been put in place with diverse routing for resiliency purposes, measured from the customer premise device (IAD/router) to
                                 SAVVIS' network Edge.
         -------------------------------------------------------------------------------------------------------------
         Region                  As follows:

                                 North America:    Canada and the USA.

                                 Europe:           UK, Netherlands, Germany, Italy, France, Belgium, Switzerland and Sweden.

                                 Asia:             Japan, Hong Kong, Singapore, and Australia.

                                 Trans-Atlantic:   New York to London.

                                 Trans-Pacific:    Los Angeles to Tokyo.
        -------------------------------------------------------------------------------------------------------------
        Round Trip Delay (RTD)   For each Region, the time required for a packet on a 256 kbps port to travel round trip an average distance of:

                                 North America:    [**] miles

                                 Europe:           [**] miles

                                 Asia:             [**] miles

                                 Trans Atlantic:   [**] miles

                                 Trans Pacific:    [**] miles

                                 The average Round Trip Delay shall be calculated as follows:

[**] CONFIDENTIAL TREATMENT REQUESTED

        -------------------------------------------------------------------------------------------------------------
        TERM                     DEFINITION
        -------------------------------------------------------------------------------------------------------------
                                 Average Round

                                 Trip Delay per     =    Sum of month's RTD readings for region, in milliseconds
                                                         -------------------------------------------------------
                                 Region (%)              Total readings counted in a month in the region
        -------------------------------------------------------------------------------------------------------------
        Service  Access Point    The point of interconnection between Reuters Customer Premises Equipment and any line, circuit, or terminal equipment that is owned, leased, or maintained by SAVVIS or any access provider from whom SAVVIS obtains access services on Reuters behalf.
                                 Where Reuters procures such access services directly, the Service Access Point shall be the point of interconnection between the access provider and SAVVIS or it subcontractor.
        -------------------------------------------------------------------------------------------------------------

3.       MTTR

          3.1 At the Service Commencement Date, SAVVIS will use commercially reasonable efforts to meet the following MTTR targets:

               (A)   Less than [**] hours for Intra-Lata; and

               (B)   Less than [**] hours for Inter-Lata.

          3.2 Within six (6) months of the Service Commencement Date, SAVVIS will use commercially reasonable efforts to meet the following MTTR targets:

               (A)   Less than [**] hours for Intra-Lata; and

               (B)   Less than [**] hours for Inter-Lata.

          3.3 The parties shall review SAVVIS' progress towards meeting the targets in 3.2 six (6) months after the Service Commencement Date, and at that time shall set firm MTTR Service Levels (based on the actual MTTR met) and a firm date (the "FIRM MTTR DATE") at which such MTTR Service Levels shall become Creditable Service Levels (as defined in Section 6.2). Such Firm MTTR Date shall be no later than twelve (12) months from the Service Commencement Date unless otherwise mutually agreed by the parties.

4.       DELIVERY AND INSTALLATION OF CUSTOMER ORDERS

          4.1. At the Service Commencement Date, SAVVIS will use commercially reasonable efforts to meet the following Installation Interval targets:
[**] CONFIDENTIAL TREATMENT REQUESTED

               (A) Thirty-five (35) business days (the "35-DAY INTERVAL") for the installation and implementation of newly ordered SAVVIS DS-0 or T-1 (DS-1); and

               (B) Forty-five (45) business days (the "45-DAY INTERVAL") for the installation and implementation of newly ordered NxT1 or T-3 Circuits.

          4.2 Within six (6) months of the Service Commencement Date, SAVVIS will use commercially reasonable efforts to meet the following Installation Interval targets:

               (A) Fifteen (15) business days (the "15-DAY INTERVAL") for the installation and implementation of eighty percent (80%) of newly ordered SAVVIS DS-0 or T-1 (DS-1) circuits and eighteen business days (the "18-DAY INTERVAL") for the installation and implementation of eighty percent (80%) of newly ordered SAVVIS NxT1 or T-3 (collectively referred to as the "NEWLY ORDERED CIRCUITS");

               (B) Twenty-one (21) business days (the "21-Day Interval") for the installation and implementation of at least one-half of the remaining twenty percent (20%) of the Newly Ordered Circuits (i.e., at least ten percent (10%) of the Newly Ordered Circuits); and

               (C) Twenty-five (25) business days (the "25-Day Interval") for the installation and implementation of the remaining ten percent (10%) of the Newly Ordered Circuits.

          4.3. The parties shall review SAVVIS' progress towards meeting the targets in 4.2 six (6) months after the Service Commencement Date, and at that time shall set firm Installation Intervals Service Levels (based on the actual Installation Intervals met) and a firm date (the "Firm Installation Date") at which such Installation Interval Service Levels shall become Creditable Service Levels (as defined in Section 6.2). Such date shall be no later than twelve (12) months from the Service Commencement Date unless otherwise mutually agreed by the parties.

5.       SERVICE LEVELS

          5.1. MANAGED SERVICES, DATA FEED COLLECTION NETWORK, OFFICE AUTOMATION NETWORK

==============================================================================================================================
INTRA-NORTH AMERICA
==============================================================================================================================
Class of       Average Monthly        Average        Average Monthly    Monthly        Average         Degradation of
Service        Availability           Monthly        SAVVIS Core        MTTR           Monthly         Service
               (Core/To Edge)         SAVVIS         Packet Loss                       Installation
                                      Core RTD                                         Period
==============================================================================================================================
Class 1        100% Core                75ms           <.1                See           See             < 1%
               99.99% to                                                  Section 3
               Redundant Edge
               99.9% To Edge
==============================================================================================================================
Class 2        100% Core                80ms           <.25%              See            See             < 1%
               99.99% To                                                  Section 3      Section 4
               Redundant Edge
               99.9% To Edge
==============================================================================================================================
Class 3        100% Core                90ms           <.5%               See            See             < 1%
               99.99% To                                                  Section 3      Section 4
               Redundant Edge
               99.9% To Edge
==============================================================================================================================
Class 4        100% Core                100ms          <1% On-Net         See            See             < 1%
               99.99% To                               <5% Off-Net        Section 3      Section 4
               Redundant Edge
               99.9% To Edge
==============================================================================================================================


===============================================================================================================================
INTRA-EUROPE
===============================================================================================================================
Class of       Average Monthly        Average          Average             Monthly         Average         Degradation of
Service        Availability (Core/To  Monthly          Monthly             MTTR            Monthly         Service
               (Core/To Edge)         SAVVIS           SAVVIS Core                         Installation
                                      Core RTD         Packet Loss                         Period
===============================================================================================================================
Class 1        100% Core              90ms             < 1%                 See            See             < 1%
               99.99% To                                                    Section 3      Section 4
               Redundant Edge
               99.9% To Edge
===============================================================================================================================
Class 2        100% Core              100ms            < 2%                 See            See             < 1%
               99.99% To                                                    Section 3      Section 4
               Redundant Edge
               99.9% To Edge
===============================================================================================================================
Class 3        100% Core              110ms            < 3%                 See            See             < 1%
               99.99% To                                                    Section 3      Section 4
               Redundant Edge
               99.9% To Edge
===============================================================================================================================
Class 4        100% Core              120ms            < 5%                 See            See             < 1%
               99.99% To                                                    Section 3      Section 4
               Redundant Edge
               99.9% To Edge
===============================================================================================================================

==============================================================================================================================
INTRA - ASIA PACIFIC
==============================================================================================================================
Class of        Average Monthly        Average        Average Monthly     Monthly        Average         Degradation of
Service         Availability (Core/To  Monthly        SAVVIS Core Packet  MTTR           Monthly         Service
                Edge)                  SAVVIS Core    Loss                               Installation
                                       RTD                                               Period
==============================================================================================================================
Class 1         100% Core              450ms          < 1%                See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
==============================================================================================================================
Class 2         100% Core              500ms          < 2%                See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
==============================================================================================================================
Class 3         100% Core              550ms          < 3%                See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
==============================================================================================================================
Class 4         100% Core              600ms          < 5%                See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
==============================================================================================================================

=============================================================================================================================
TRANS-ATLANTIC
=============================================================================================================================
Class of        Average Monthly      Average Monthly  Average Monthly    Monthly        Average         Degradation of
Service         Availability         SAVVIS Core RTD  SAVVIS Core        MTTR           Monthly         Service
                (Core/To Edge)                        Packet Loss                       Installation
                                                                                        Period
=============================================================================================================================
Class 1         100% Core            110ms            < 1%               See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge

                99.9% To Edge
=============================================================================================================================
Class 2         100% Core            120ms            < 2%               See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
=============================================================================================================================
Class 3         100% Core            130ms            < 3%               See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
=============================================================================================================================
Class 4         100% Core            150ms            < 5%               See Section 3  See  Section 4  < 1%
                99.99% To
                Redundant Edge
                99.9% To Edge
=============================================================================================================================


=============================================================================================================================
TRANS-PACIFIC
=============================================================================================================================
Class of      Average Monthly          Average         Average Monthly  Monthly        Average         Degradation of
Service       Availability (Core/To    Monthly SAVVIS  SAVVIS Core      MTTR           Monthly         Service
              Edge)                    Core RTD        Packet Loss                     Installation
                                                                                       Period
=============================================================================================================================
Class 1       100% Core                450ms           < 1%             See Section 3  See  Section 4  < 1%
              99.99% To
              Redundant Edge
              99.9% To Edge
=============================================================================================================================
Class 2       100% Core                500ms           < 2%             See Section 3  See  Section 4  < 1%
              99.99% To
              Redundant Edge
              99.9% To Edge
=============================================================================================================================
Class 3       100% Core                550ms           < 3%             See Section 3  See  Section 4  < 1%
              99.99% To
              Redundant Edge
              99.9% To Edge
=============================================================================================================================
Class 4       100% Core                600ms           < 5%             See Section 3  See  Section 4  < 1%
              99.99% To
              Redundant Edge
              99.9% To Edge
=============================================================================================================================

          5.2  INTERNET ACCESS SERVICE LEVEL AGREEMENT:

               The service level agreement for Internet Access is the same as that for Class 4 of the service level agreement for Managed Services, Data Feed Collection Network and Office Automation Network listed in Section 5.1.

          5.3  MULTICAST DELIVERY SERVICE LEVEL AGREEMENT:

======================================================================================================================
MULTICAST DELIVERY
======================================================================================================================

Delivery        Average Monthly     Average        Average         Monthly        Average         Degradation of
Location        Availability        Monthly        Monthly SAVVIS  MTTR           Monthly         Service
                (Core/To Edge)      SAVVIS Core    Core Packet                    Installation
                                                                                  Period
======================================================================================================================
North America   100% Core           70ms           < .1%           See Section 3  See  Section 4  < 1%
======================================================================================================================
Trans-Atlantic  100% Core           110ms          < .25%          See Section 3  See  Section 4  < 1%
======================================================================================================================
Trans-Pacific   100% Core           450ms          <.5%            See Section 3  See  Section 4  < 1%
======================================================================================================================

6.        COMPLIANCE WITH SERVICE LEVELS

          6.1  GENERAL REQUIREMENTS

               (A) Compliance with each Service Level will be assessed with reference to measured performance in each Measurement Period. SAVVIS will regularly measure the performance of the Services.

               (B) SAVVIS shall co-operate with Reuters to enable Reuters to exercise its right of audit according to Clause 13 of the Agreement. In relation to Clause 13.2, it shall not be regarded as unreasonable to request SAVVIS to demonstrate such compliance on the occurrence of the following events:

                     (i) upon initial installation and commissioning of a new Service Element;

                     (ii) upon repair, restoration or re-commissioning of a Service Element following an Outage; or

                     (iii) in response to a Repeat Failure, repeated `no fault found' trouble ticket, or as agreed as part of a problem diagnosis.

          6.2  CREDITABLE SERVICE LEVELS

               (A) The parties agree that certain Service Levels shall be defined as Creditable Service Levels. In the event that measured performance in respect of the Creditable Service Levels fails to meet the Service Levels, except due to Force Majure, then Service Credits shall become creditable by SAVVIS to Reuters, as described in this Schedule 5.

               (B) Several Creditable Service Levels are listed below and others will be agreed by the parties prior to the Service Commencement Date.

               (C)   Creditable Service Levels shall include the following:

                     (i) OUTAGES: Penalties will be credited for failure to meet average monthly Availability Service Levels (Core to Edge) as listed below:

                             o Up to 2 hours: [**] of monthly billed charges with respect to each affected Site, excluding local access charges.

                             o 2 to 4 hours: [**] of monthly billed charges with respect to each affected Site, excluding local access charges.

                             o Over 4 hours: [**] of monthly billed charges with respect to affected Site, excluding local access charges.

[**] CONFIDENTIAL TREATMENT REQUESTED

                     (ii) MTTR: Penalties will be credited for failure to meet the MTTR as listed below:

                             o Intra-Lata (x = Intra-Lata MTTR Service Level in Hours)

                                     x to 1.25x hours: [**] of monthly billed charges with respect to each affected site.

                                     1.25x to 1.5x hours: [**] of monthly billed charges with respect to each affected site.

                                     Over 1.5x hours: [**] of monthly billed
                                     charges with respect to each affected site.

                             o Inter-Lata (y = Inter-Lata MTTR Service Level in Hours)

                                     y to 1.25y hours: [**] of monthly billed charges with respect to each affected site.

                                     1.25y to 1.5y hours: [**] of monthly billed charges with respect to each affected site.

                                     Over 1.5y hours: [**] of monthly billed
                                     charges with respect to each affected site.

                     (iii)   ROUND TRIP DELAY

                             o If the average monthly RTD exceeds targets listed in Section 5.1, SAVVIS will credit [**] of monthly billed charges with respect to each Site connected to an affected SAVVIS POP.

                             o If the average monthly RTD exceeds five (5) times the target amounts listed in Section , SAVVIS will credit [**] of monthly billed 5.1 charges with respect to each Site connected to an affected SAVVIS POP.

                     (iv)    CORE PACKET LOSS

                             o If the average monthly Core Packet Loss exceeds targets listed in Section 5.1, SAVVIS will credit [**] of monthly billed charges with respect to each Site connected to an affected SAVVIS POP.



[**] CONFIDENTIAL TREATMENT REQUESTED

                             o If the average monthly Core Packet Loss exceeds ten (10) times the target amounts listed in Section 5.1, SAVVIS will credit [**] of monthly billed charges with respect to each Site connected to an affected SAVVIS POP.

                     (v) INSTALLATION INTERVALS: For each day in excess of the targets listed in Section 5.1 until installation is complete, SAVVIS will credit [**] of the installation charges for the site (maximum to credit is one-hundred percent (100%)), except that such delay will not constitute a Creditable Service Level if any Customer Time, including CNR, is present.

                     (vi) DEGRADATION OF SERVICE: Penalties will be credited for failure to meet the Degradation of Service targets beginning six (6) months after the Service Commencement Date as listed below:

                             o > 1% but < 2%: [**] of monthly billed charges with respect to each affected site.

                             o > 2% but < 3%: [**] of monthly billed charges with respect to each affected site.

                             o > 3%: [**] of monthly billed charges with respect to each affected site.

               (D) The Creditable Service Level credits shall be limited as follows:

                     (i) If SAVVIS fails to meet the applicable Service Levels for Core Availability, Reuters shall only receive credits for Core Availability and shall not also receive credits for Core Packet Loss, Local Packet Loss, Local Availability and Round Trip Delay.

                     (ii) If SAVVIS fails to meet the applicable Service Levels for Core Packet Loss, and the Core Packet Loss causes SAVVIS to fail to meet the applicable Service Levels for Local Packet Loss, Reuters shall only receive credits for Core Packet Loss and shall not also receive credits for Local Packet Loss.

                     (iii) For all Service Levels, except Installation Intervals, the maximum credit per site per month shall not exceed [**] of monthly billed charges for each applicable site.

                     (iv) For all Service Levels, except Installation Intervals, the maximum credit per site per year shall not exceed [**] of annual billed charges for each applicable site.


[**] CONFIDENTIAL TREATMENT REQUESTED

                     (v) The maximum credit for all sites in a month shall not exceed [**] of the monthly billed charges for all sites.

                     (vi) The maximum credit for all sites in a year shall not exceed [**] per year of the annual billed charges for all sites.

          6.3 The parties shall agree a mechanism for improving Service Levels based on consistent operational achievement and technological advances.

7.        OVERALL CONTRACT PERFORMANCE

          7.1 In order to monitor and assess SAVVIS' overall performance against the Service Levels, a method of assessing SAVVIS' aggregate performance across all Services and Service Elements (the "Overall Contract Performance"), the parties will use the method set out in Section of this Schedule 5.

          7.2 This approach is aimed at protecting Reuters against the impact of continued sub-standard performance across multiple Services and Service Elements, and will provide a mechanism for management reporting and escalation. The situations in which it is envisaged that it will be useful to measure Overall Contract Performance include where there are problems impacting overall business functions, applications or geographical regions, irrespective of whether the specific Service Levels for individual Services are being achieved.

8.        RED, YELLOW, GREEN MECHANISM

          8.1 A three-state "traffic light" mechanism shall be employed as the method of quantifying SAVVIS' Overall Contract Performance as defined below (the "RYG" system):

                 ---------------------------------------------------------------------------------
                 Performance        Requirement
                 State
                 ---------------------------------------------------------------------------------
                 Green              SAVVIS is regularly meeting the agreed Service Levels.  No extraordinary action is required.  Service Level Performance across all Performance Bands meets or exceeds [**].
                 ---------------------------------------------------------------------------------
                 Yellow             SAVVIS is occasionally missing agreed Service Levels.  SAVVIS shall produce and implement a rectification plan that must be approved by Reuters.  SAVVIS is "on probation."  Service Level performance across all Performance Bands are below [**] but equal to or above [**].
                 ---------------------------------------------------------------------------------


[**] CONFIDENTIAL TREATMENT REQUESTED

                 ---------------------------------------------------------------------------------
                 Performance        Requirement
                 State

                 ---------------------------------------------------------------------------------
                 NNRed              SAVVIS is regularly missing agreed Service Levels.  Service
                                    Level Performance across all Performance Bands are below [**].

                                    At Reuters sole discretion, Reuters may require SAVVIS to
                                    implement an immediate emergency rectification plan to restore all affected Services or Service Elements to full Operational
                                    ("Green") status within a restoration period of five (5) days.
                                    In the event that this is not achieved within this specified period, Reuters may seek further remedy as provided for in the
                                    Agreement.
                 ---------------------------------------------------------------------------------



          8.2 "Green", "Yellow" and "Red" Performance Bands shall be defined for each Service or Service Element, as part of certain of the Creditable Service Levels. A RYG State shall be determined for each Measurement Period for each of the Services listed in
               Schedule 2.

          8.3 The Overall Contract Performance RYG State shall be determined for each Measurement Period by aggregating the RYG State for each Service. This process is illustrated schematically below:




                                [GRAPHIC OMITTED]



               (A)   Service-Specific RYG Performance State


[**] CONFIDENTIAL TREATMENT REQUESTED

                           For each Service or Service Element, "Green," "Yellow" and "Red" Performance Bands shall be defined as part of certain of the Creditable Service Levels. Where agreed within the NSA or associated schedules, the definition of creditable Service Bands will not be in effect until service performance metrics are in place. For each Measurement Period, SAVVIS shall determine the overall RYG Performance State for each Service.

????????????????THIS IS OK

                         (ii) Management through to resolution of problems where possible, with appropriate escalation procedures;

                         (iii) Support for the Reuters support centers in the isolation, recovery and resolution of problems affecting the Network used by Reuters, members of the Reuters Group and Reuters Customers; and

                         (iv) Maintenance of all Network equipment through repairs and all necessary preventative actions including software and hardware upgrades in line with manufacturers' license commitments.

                    (B) The parties will propose specific Problem Management procedures, to be agreed between them. These procedures will be contained within the Customer Operations Manual, which will define the interaction between the SAVVIS and Reuters support functions and which the parties will agree to prior to the Service Commencement Date (and if not agreed by that date then it will be agreed upon as soon as is reasonably practicable thereafter.

                    (C) Where a problem has not been resolved within its threshold time (as defined in the Customer Operations Manual), it shall be escalated according to the processes to be agreed to in the Customer Operations Manual. Escalation thresholds shall vary according to the severity of the problem or incident, by Service and by Site. After reaching the highest escalation level, any dispute will be resolved using the procedure described in Clause 30 (Dispute Resolution).

                    (D) SAVVIS shall provide Reuters with service management tools to support the Problem Management process, such tools being limited to the tools and capabilities of SAVVIS including those transferred to it at the Service Commencement Date under the Agreement.

           5.3      PERFORMANCE MANAGEMENT

                    (A) This activity will include but will not be limited to the following:

                         (i) The collection, processing and reporting of data tracking the performance of the Network;

                         (ii)   The management of SAVVIS' contractual
                                commitments to Service Levels; and

                         (iii) The management of capacity planning to ensure continued service performance for availability, reliability and performance, as will be further described in the Customer Operations Manual.

            5.4    CONFIGURATION MANAGEMENT

                   (A) This activity will include but will not be limited to the following:

                         (i)    General change management;

                         (ii)   Configuration reporting;

                         (iii)  Network documentation;

                         (iv)   Site and inventory management;

                         (v)    Management of adds/moves/changes; and

                         (vi)   Pilot/testing management,

                         as will be further described in the Customer Operations Manual.

                   (B) SAVVIS shall maintain a database (the "Configuration Database") containing details of the configuration of all equipment and Services at the Sites provided to Reuters under the Agreement in a format to be agreed upon. SAVVIS shall ensure that the Configuration Database is kept up-to-date and accurate. It shall also be responsible for performing regular monthly back-ups where appropriate.

                   (C) The Configuration Database shall be stored in electronic form using a tool compatible with software reasonably specified by Reuters and shall be downloaded to Reuters from time to time at Reuters reasonable request.

            5.5    HELP DESK

                   (A) SAVVIS shall provide help desk support, which it shall make available to Reuters support centers. This will be no less than the help desk support capability available to SAVVIS, including the capability transferred to it by Reuters at the Service Commencement Date.

                   (B) SAVVIS shall provide a customer help desk for fault reporting and problem escalation.

                   (C) SAVVIS shall provide on-site support as necessary and within the performance metrics defined in the Customer Operations Manual.

                   (D) For the core network infrastructure, SAVVIS shall provide a full helpdesk facility, available 24 hours a day, 7 days a week.

              5.6  INVENTORY MANAGEMENT

                   (A) SAVVIS shall maintain an inventory containing details of all aspects of the Services provided to Reuters under the Agreement (for example locations, circuit references, hardware, etc). SAVVIS will be responsible for managing all data entry and updates.

                   (B) SAVVIS shall provide Reuters with reasonable access to the inventory database, although this will be restricted to data relating to the Services.

              5.7  CAPACITY MANAGEMENT

                   (A) SAVVIS shall be responsible for monitoring and managing the capacity of the Network, as well as all other appropriate resources and elements of the technical infrastructure, to ensure that it is able to meet the Service Levels.

                   (B) SAVVIS shall retain network management data, as per Reuters operational practice, prior to the Service Commencement Date in online and, where commercially reasonable, in CD-ROM formats and shall provide Reuters Customers with access to a database of the collected network data.

                   (C) All data records shall be attributable to specific IP addresses and Reuters site locations.

              5.8  SCHEDULED MAINTENANCE WINDOWS

                   (A) SAVVIS may perform any scheduled maintenance activities during Tuesday and Thursdays from 2 a.m. to 6 a.m. local time and on Saturday from 4 a.m. to 8 a.m. local time (the "SCHEDULED MAINTENANCE WINDOWS"), except that where Reuters or a Reuters Customer has connections to two SAVVIS POPs within the same city, SAVVIS shall not perform any scheduled maintenance activity simultaneously at both city sited SAVVIS POPs.

                   (B) SAVVIS shall not perform any additional maintenance outside of the Scheduled Maintenance Windows that is likely to have a material detrimental impact, or materially increase the risk of a detrimental impact on the Reuters Sites or Services without Reuters written consent, which shall be requested by SAVVIS at least three (3) working days prior to the performance of such maintenance and which shall not be unreasonably withheld by Reuters; except that, upon the request of a Reuters Customer, Reuters may temporarily withhold such consent until the parties mutually agree upon an appropriate maintenance window. Additionally, where Reuters or a Reuters Customer has connections to two SAVVIS POPs within the same city, SAVVIS shall not perform any additional maintenance simultaneously at both city sited SAVVIS POPs. If SAVVIS determines that emergency circumstances require maintenance be performed outside of the Scheduled Maintenance Windows and less than three (3) days from the discovery of such emergency circumstances, SAVVIS shall immediately contact Reuters and the parties shall agree upon an appropriate maintenance window.

6.  OPERATIONAL IMPROVEMENTS TO NETWORK AND SERVICE MANAGEMENT

    Operational improvements to Network and Service Management shall be subject to the Change Control Procedure.

                                  SCHEDULE 7.3
                               CONTRACT MANAGEMENT

1.       INTRODUCTION

         1.1  GENERAL

              This Schedule defines both parties' responsibilities for contract management in respect of the Services and Service Elements, including:

              (i)    account management;

              (ii)   project management;

              (iii)  review meetings;

              (iv)   reporting (service management);

              (v)    staffing;

              (vi)   provisioning;

              (vii)  financial management; and

              (viii) change management.

2.       ACCOUNT MANAGEMENT

         2.1  GENERAL

              SAVVIS shall set up an account management group. The account management group shall be responsible for:

              (i) providing Reuters or members of the Reuters Group with information concerning the availability, performance and suitability of products and services available from SAVVIS;

              (ii)   attending regular performance review meetings;

              (iii) responding to requests from Reuters or members of the Reuters Group for the introduction of New Services, major projects and professional services; and

              (iv) providing a single point of contact and appropriate regional contacts to manage all matters relating to the Agreement.

3.       PROJECT MANAGEMENT

         3.1 In this Schedule, reference to a Project is any work resulting from the implementation of the Change of Control Procedure. Each party shall bear its own staff costs in relation to the review and approval of Projects.

         3.2 Where a Project has been initiated, SAVVIS shall follow a consistent and reasonable project management methodology which shall comply with any SAVVIS quality system.

         3.3 The parties shall jointly agree the plan for each Project, provided that neither party may be unreasonable in withholding or delaying such agreement.

         3.4 Each Project plan shall include a clearly identified risk assessment of any impact which such Project will have on the carrying of live data on that Service, including an assessment of:

              (i)    the Services that shall be affected;

              (ii) the steps being taken to ensure that the cut-over shall not affect live traffic (including timing the cut-over outside working hours, testing New Services before cut-over and piloting except where agreed by Reuters); and

              (iii) the fall-back arrangements that shall be put in place to ensure continuity of service if the Service fails on cut-over.

4.       REPORTING

         4.1 SAVVIS shall provide Reuters with a series of reports as described in the Customer Operations Manual, which shall include, but not be limited to, the following reports:

              (i)    helpdesk performance report;

              (ii)   service level report;

              (iii)  orders report;

              (iv)   capacity planning report;

              (v)    Internet connectivity report; and

              (vi)   root cause analysis report.

         4.2 Such reports shall include at a minimum all information provided by SAVVIS to Bridge at the Service Commencement Date as well as all commercially reasonable information requested by Reuters.

         4.3 Such reports shall be provided at an agreed upon frequency and timeframe appropriate to the Service to which they relate.

         4.4 Such reports may be provided centrally, regionally, by county or by business division, as requested by Reuters.

         4.5 SAVVIS shall endeavor to resolve questions arising from or with regard to the reports as soon as reasonably practicable.

         4.6 Where Reuters requests a report in respect of any matter other than the reports referred to in the Customer Operations Manual, these shall be agreed in accordance with the Change Control Procedure. SAVVIS, having agreed its costs with Reuters in advance, shall endeavor to produce such report as soon as is reasonably practicable.

         4.7 SAVVIS shall work with Reuters and/or the relevant members of the Reuters Group on an as needed basis, and periodically as mutually agreed by Reuters and SAVVIS, to prepare additional analysis in conjunction with network optimization and network upgrade activities.

              (A) To this end, upon request and mutual agreement with Reuters and/or the relevant members of the Reuters Group, SAVVIS may from time to time produce additional ad hoc problem management reports, including:

                     (i) Network throughput, dropped packets within CIR, and dropped packets for DE (if applicable); and

                     (ii) average/peak utilization and traffic patterns, by Site.

              (B) For the avoidance of doubt, all additional reports including those referred to in this Section 4.7 shall be governed by Change Control Procedure.

5.       STAFFING

         The parties shall each agree by the Service Commencement Date their respective internal organization for the allocation of ownership of various key functions of the Agreement, - for example, Services, security, migration, technical design, Change Control Procedure, operations, and billing. Where appropriate, a single point of ownership will be nominated.

6.       PROVISIONING AND CHANGE MANAGEMENT

         6.1 The parties shall agree service ordering, provisioning and change management processes, which shall be set out in the Customer Operations Manual. These shall be agreed centrally, regionally, by country or by business division.

         6.2  Such processes shall include the following key activities:

              (i)    ordering, including additions, moves and changes;

              (ii)   information capture and storage;

              (iii)  order tracking;

              (iv)   lead time commitments;

              (v)    changing principles; and

              (vi)   documentation standards.

         6.3  Reuters shall nominate approved ordering points and/or people.

         6.4 Service lead times will be agreed by reference to service type and geography.

         6.5 The parties will work together to ensure these processes are effective and in operation at the Service Commencement Date and parties will agree improvement programs to streamline the processes.

         6.6 The processes for order capture and tracking will be documented in the Customer Operation Manual.

7.       CHANGE CONTROL PROCEDURE:

         7.1 Changes to the Agreement (including to existing Services, the Service Levels, and/or the Schedules and any change resulting from a change to any Applicable Law), other than changes covered by the provisioning procedures to be agreed pursuant to Section 6 of this Schedule and changes resulting from the Benchmarking Procedure shall be dealt with in accordance with the terms of this Change Control Procedure.

         7.2 Either party may request any such change ("REQUESTING PARTY") in accordance with this Change Control Procedure by written notice to the other party's nominated representative specified in the Customer Operations Manual ("CHANGE MANAGER"). Each such request ("REQUEST FOR CHANGE") shall:

              (i) be marked with a unique reference number and shall include the name of the originator of the Request for Change;

              (ii)   be signed and dated by the relevant Change Manager;

              (iii) identify the reason for the Request for Change where it relates to a New Service or a modification or development of an existing Service; and

              (iv) contain a detailed description of the change that is requested and be accompanied by such additional information as is set out in the Customer Operations Manual.

         7.3 The party receiving a Request for Change shall acknowledge receipt of the Request for Change within at least two (2) Business Days of receiving it from the Requesting Party.

         7.4  As soon as reasonably practicable, but in any event within thirty
              (30) days of the date of receipt from the Requesting Party, the party receiving a Request for Change shall provide the Requesting Party with a written response ("CHANGE RESPONSE") to the Request for Change, which shall either consist of:

              (i) a statement of the reasons why the party receiving the Request for Change is unable or unwilling to provide the requested changes; or

              (ii)   a written proposal containing the items set forth in
                     Section 7.5.

         7.5 A Change Response under Section 7.4(ii) shall contain the following items, where applicable:

              (i) a description of the change set out in the Request for Change, specifying the timescales for implementing the change and any cost implications for the change, including the ongoing charge for the Service, as well as any one-off charges and validity period of such charges;

              (ii) any proposed changes to the terms of the Agreement which are necessary to allow the Request for Change to be satisfied;

              (iii) any proposed changes to the Request for Change which are necessary to allow the Request for Change to be satisfied; and

              (iv) an Impact Analysis (defined below) where either party reasonably considers that one is required.

         7.6 Any costs and any changes to the rates and charges resulting from a Request for Change shall, unless otherwise specified in the Agreement, be no greater than is necessary to compensate the party approving such Request for Change for any resulting increase in the resources required, or services provided to satisfy or implement the Request for Change, and shall be calculated using current market rates.

         7.7 The Requesting Party shall promptly review any Change Response and will as soon as reasonably practicable, but within thirty (30) days, (i) accept the proposed change in the Change Response; (ii) refer the Change Response to relevant Change Manager for further discussion or clarification with the other party; or (iii) reject the Change Response.

8.       IMPACT ANALYSIS

         8.1 The impact analysis will consider the effect of any quotation, proposal or proposed change on any other existing Services provided under the Agreement, or any other aspect of the Agreement other than the aspects of Services expressly covered by the Request for Change or proposed change. If the Request for Change or proposed change has no such impact, a "no impact" statement will be made.

         8.2 The impact analysis will consider the impact of the Request for Change or proposed change on the following aspects:

              (i)    scope of the Agreement;

              (ii) details of the proposed transition from the existing Services to any modified Services or New Services;

              (iii)  Service Levels;

              (iv)   pricing elements and frequency of pricing review;

              (v)    delivery dates;

              (vi)   network capacity;

              (vii)  Third Party Agreements;

              (viii) related systems and services;

              (ix)   functionality of any part of the Network; and

              (x) any other matter reasonably requested by Reuters or the relevant member(s) of the Reuters Group at time of quotation or reasonably considered by SAVVIS to be relevant.

                                   SCHEDULE 8
                               SECURITY MANAGEMENT

1.       INTRODUCTION

         1.1  OVERVIEW

              This Schedule defines SAVVIS' security management obligations pursuant to Clause 8.1 (Security Management) of the Agreement in respect of the Services and Service Elements provided or procured by SAVVIS to Reuters or a member of the Reuters Group under the Agreement.

         1.2  DEFINITIONS

              Whenever used in this Schedule 8, the words and phrases listed below shall have the meanings given below, which shall apply to the plural as well as to the singular.

              ------------------------------------------------------------------
              TERM                          DEFINITION
              ------------------------------------------------------------------
              "Acceptable Use               That policy which specifies limits
              Policy"                       and prohibitions on the uses of the
                                            Services in order to (i) assure all
                                            users of a consistent, high level of
                                            security and protection, and (ii)
                                            prevent the abuse or misuse of the
                                            SAVVIS Network and Services.
              ------------------------------------------------------------------
              "Authentication"              The method of user or device
                                            authentication used to gain access
                                            to the Services, which shall include
                                            authentication of SAVVIS when access
                                            to the Services is required for the
                                            provision of support, network
                                            management or otherwise.
              ------------------------------------------------------------------
              "Security Event"              An event leading to a breach or
                                            potential breach of agreed security
                                            measures for any Service or Service
                                            Element, including any event likely
                                            in Reuters or a member of the
                                            Reuters Group's reasonable opinion
                                            to lead to the disclosure of any
                                            Reuters or Reuters Group data to an
                                            unauthorized third party.
              ------------------------------------------------------------------
              "Strong
              Authentication"               Authentication methods such as
                                            one-chance passwords,
                                            challenge/response, cryptographic
                                            handshake and other cryptographic
                                            techniques, any and all of which
                                            require the authentication exchange
                                            to differ on each access to or use
                                            of the Services and which are
                                            sufficiently secure to prevent
                                            unauthorized access.
              ------------------------------------------------------------------

2.       SECURITY MANAGEMENT OBJECTIVES

         2.1  GENERAL

              (A) The parties will agree in accordance with this Schedule 8, the Network and other security requirements and associated processes and procedures taking into account Reuters current documented policies, as may be amended from time to time.

              (B) SAVVIS shall meet the agreed requirements and follow the agreed procedures.

              (C) Any changes to those requirements and procedures will be agreed through the Change Control Procedure (see Schedule 7.3).

              (D) SAVVIS recognizes that Reuters and the Reuters Group's data transmitted through the use of Services or Service Elements may contain confidential information.

              (E) SAVVIS shall maintain the reasonable level of security appropriate to ensure that Reuters and the members of the Reuters Group are safeguarded against:

                     (i)    loss of integrity of information;

                     (ii)   unauthorized disclosure of confidential information;

                     (iii) unauthorized access to the Services and/or Network by any person;

                     (iv) unauthorized breaches of physical security of network elements, buildings and tools;

                     (v)    unauthorized use of the Services by any third party;
                            and

                     (vi) loss of service availability or quality due to actions of a third party (e.g. denial of service).

              (F) SAVVIS shall not be responsible for managing security issues at the application and host/server level or responsible for safeguarding access rights to Reuters and members of the Reuters Groups' applications, except where and to the extent that SAVVIS has control over such matters.

              (G) Where Network Equipment or other facilities of SAVVIS and Reuters or members of the Reuters Group are co-located, those locations shall be safeguarded in a joint plan to be agreed between the parties such that both parties' responsibilities and requirements can be fulfilled.

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

3.       ROLES AND RESPONSIBILITIES

         3.1  GENERAL

              (A) Each party shall appoint a security manager who shall be the single point of contact and be responsible for all security matters. Both security managers (or their alternates) shall be available 24 hours a day, 7 days a week.

              (B) Each security manager shall have sufficient seniority to authorize immediate action to resolve Security Events to both parties' satisfaction.

              (C) SAVVIS' security manager shall be considered to be Key SAVVIS Personnel for the purposes of the Agreement.

4.       SAVVIS SECURITY POLICIES AND PROCEDURES

         4.1  POLICIES, STANDARDS AND CONTROLS

              (A) Prior to the Service Commencement Date SAVVIS shall publish detailed security policies, standards and procedures applicable to the Services provided by SAVVIS which are reasonably in conformance with the ISO17799 information security management standard, or reasonably similar (the "SAVVIS SECURITY POLICY"). By a date which is sixty (60) days after the Service Commencement Date, SAVVIS shall have implemented the SAVVIS Security Policy.

              (B) At the reasonable request of Reuters or a member of the Reuters Group, SAVVIS shall make available to Reuters or such member of the Reuters Group documentation detailing the current SAVVIS Security Policy to the extent that it relates to the Services.

              (C) Reuters acknowledges that the SAVVIS Security Policy is the property of SAVVIS, and that SAVVIS has the right, in its sole discretion, to (i) make reasonable modifications to the SAVVIS Security Policy, as it deems necessary from time to time, whilst maintaining the overall level of security; provided that SAVVIS can continue to comply with the requirements of this Schedule and provides a copy of any such modifications to Reuters, and (ii) disclose the SAVVIS Security Policy to any party.

              (D) Where Reuters requests that SAVVIS implement security policies, standards and controls that are more extensive than either the requirements of this Schedule 8 or current industry standards, Reuters shall bear any reasonable costs associated with the development and operation of such security policies, standards and controls.

         4.2  SECURITY EVENT PROCEDURES

              (A) The "SECURITY EVENT PROCEDURES" shall be detailed in the Customer Operations Manual. SAVVIS shall at all times comply with the Security Event Procedures.

              (B) On the occurrence of any Security Event, the party that discovers the Security Event shall notify the other party as soon as is reasonably practicable on becoming aware of such a Security Event. If either party needs to use insecure methods to send confidential information relating to a Security Event, it shall ensure that it notifies the intended recipient in the other party in advance and through reliable means. The Security Event shall then be rectified in accordance with the provisions of the Security Event Procedures.

              (C) Each party shall disclose details of any Security Event to employees, agents, sub-contractors, the primary customer, or law enforcement agencies, only to the extent necessary to enable such persons to rectify the Security Event. SAVVIS shall have the right to disclose information about Security Events:

                     (i) to the extent required in the investigation and prosecution of crimes alleged or suspected to have been committed using the SAVVIS Network Services;

                     (ii) to law enforcement, regulatory, or other agencies in response to lawful requests;

                     (iii) to the extent required by law or for the purposes of judicial process;

                     (vi) in response to claims that any SAVVIS Customer or Reuters Customer has infringed the rights of third parties; or

                     (v) as necessary to protect the rights, property, and operations of any person.

              (D) Each party shall, save as otherwise agreed with the other party's security manager, ensure that any individuals within that party's organization to whom details of any Security Event or any other confidential information relating to the Services have been disclosed shall, upon ceasing employment with that party, or transferring into another role within that party's organization, have no further access to any confidential information.

         4.3  PROVISION OF INFORMATION

              (A) SAVVIS shall, upon Reuters or a member of the Reuters Group's reasonable request, advise Reuters or such member of the Reuters Group regarding methods to minimize Reuters or such member of the Reuters Group's exposure to misuse and abuse of SAVVIS' service that results from the operation of customer-provided systems, equipment, facilities or services interconnected with SAVVIS' services.

              (B) In addition the parties will agree what other information will be provided regarding security issues.

5.       ACCESS TO REUTERS SITES

         Reuters shall provide SAVVIS with the rights of access specified in Clause 6 (Sites) of the Agreement.

6.       PHYSICAL SECURITY REQUIREMENTS

         SAVVIS shall at all times maintain appropriate physical security measures for its facilities within the control of the SAVVIS Group to minimize the risk of disruption to the Services or threat of any Security Event.

7.       NETWORK SECURITY REQUIREMENTS

         7.1  GENERAL REQUIREMENTS

              (A) SAVVIS will impose the controls necessary, in accordance with its security policy, to ensure the integrity of the Services. SAVVIS shall not provide any third party (other than Internet Security Systems, Inc., its current service provider, and SAVVIS Personnel) with network access (remote and/or local) to the Services or the applications or systems of Reuters, members of the Reuters Group or Reuters Customers without Reuters prior consent.

              (B) SAVVIS shall secure Network Equipment prior to its use in connection with the provision of the Services in accordance with the SAVVIS Security Policy and relevant industry standards.

              (C) SAVVIS shall impose the controls necessary, in accordance with the SAVVIS Security Policy, to ensure that data reaches only its intended destination and is not misdirected, modified, or duplicated. This is not intended to preclude the use, where agreed, of broadcast or multicast protocols where duplication is intended.

              (D) SAVVIS shall protect data from unauthorized modification resulting from physical or logical access to Network Equipment or from the configuration or mis-configuration of such Network Equipment.

              (E) At Reuters or a member of the Reuters Group's request, SAVVIS shall disable and (if necessary) physically disconnect any device used exclusively in the provision of Services and believed by Reuters or such member of the Reuters Group to be causing a material threat to the security of the Services. SAVVIS shall be excused from all liability for damages or indemnification and the payment of Service Credits to the extent that they arise from a failure to meet any Service Level to the extent that it is caused by any such disconnection or failure provided that the threat to security is not caused by any act or omission by SAVVIS or any of its officers, directors, employees, sub-contractors or agents.

              (F) SAVVIS shall continue to ensure that the respective levels of security associated with the layer two and layer three management systems are preserved when interconnected at least to the extent that such levels of security are not degraded from that immediately prior to the Service Commencement Date.

         7.2  ROUTER SECURITY

              SAVVIS shall, where necessary to fulfill security obligations, ensure that all boundary routing equipment from the SAVVIS Network to the customer premises devices (IAD/routers) and CPE shall be dedicated to the Services as described in Section 3.2(A)(v) of
              Schedule 2. Where new technology solutions enable the same or better level of security, e.g. MPLS, then SAVVIS can update solutions accordingly with prior consent from Reuters or the relevant member of the Reuters Group not to be unreasonably withheld.

         7.3  AUTHENTICATION

              (A) SAVVIS shall impose such controls as are reasonably necessary, in accordance with its security policy, to protect all dial back-up mechanisms against misuse.

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


              (B) In respect of authentication required for access to the Services by SAVVIS, SAVVIS shall ensure that unique identifiers are used and that adequate management systems exist which assign different rights of access on a system basis and at varying levels in respect of each system and that such access shall be restricted to authorized personnel only. This includes access by dial-in, by Telnet, by SNMP or by any other route which may give access or potential access to control or configuration functions.

         7.4  MANAGEMENT SYSTEMS

              (A) Access to SAVVIS management systems, to the extent necessary to support the services described in Schedule 7.1, shall be restricted to SAVVIS' authorized personnel only.

              (B) SAVVIS shall ensure that no unescorted third parties shall enter into sensitive areas of SAVVIS' network operations facilities used in connection with the provision of the Services.

              (C) SAVVIS shall record detected successful and unsuccessful logon or dial-in attempts to any Service where possible. This process is to be defined in the Customer Operations Manual.

              (D) The Configuration Database and other sources of configuration information, in whatever form, shall be protected against unauthorized access.

         7.5  DATA INTEGRITY

              SAVVIS shall protect and safeguard all configuration information and any critical software, through appropriate means and to the extent necessary to comply with appropriate industry practice (which shall be agreed by the parties) including regular back-ups where appropriate.

         7.6  NETWORK MONITORING

              (A) SAVVIS shall not carry out any monitoring of data or probing of networks beyond the Service Demarcation Points (as defined in Schedule 3), except where agreed with Reuters and the relevant member of the Reuters Group. Reuters shall not unreasonably withhold its consent to such monitoring of data or probing of networks where necessary to allow SAVVIS to meet its obligations under the Agreement. SAVVIS shall have the right to carry out any monitoring of data or probing of networks and devices attached to the applicable Service within the Service Demarcation Points, as necessary to maintain the Service Levels under Schedule 5, to commission a Service in accordance with Schedule 7.3, to maintain the required levels of security under this Schedule 8, and to measure traffic in accordance with the billing and financial reporting requirements of Schedule 12. SAVVIS must ensure any data recorded for these purposes shall be maintained in accordance with appropriate legal and regulatory requirements.

              (B) SAVVIS shall inform Reuters and the relevant member of the Reuters Group as soon as practicable when SAVVIS commences an investigation of a Security Event potentially affecting the Services being provided Reuters or members of the Reuters Group by SAVVIS. At Reuters or the applicable member of the Reuters Group's reasonable request, but subject to obligations of confidentiality to others, SAVVIS shall within three (3) months of the conclusion of such an investigation provide Reuters with relevant information concerning the Security Event, including the reason for the Security Event. SAVVIS shall retain records of the investigation in a secure archive in accordance with the SAVVIS Security Policy. Subject to provisions relating to disclosure by SAVVIS set out in paragraph 4.2 of this Schedule, SAVVIS shall maintain such records in confidence.

              (C) SAVVIS shall put in place the necessary processes and procedures to detect actual or potential breaches of security.

              (D) Reuters reserves the right from time to time, upon notification to SAVVIS, to connect its network monitoring equipment at Service Demarcation Points, as described in
                     Schedule 3, to the Services for the sole purpose of testing SAVVIS' compliance with this Schedule 8 but Reuters agrees that it will in no way interfere with the effective operation of the Services or impact on Service Levels.

8.       SECURITY PASSWORD REQUIREMENTS

         SAVVIS' policy for defining standards and administering of passwords will be included in the security section of the Customer Operations Manual.

9.       SECURITY AUDITS

         9.1  GENERAL

              (A) SAVVIS shall use its commercially reasonable efforts to obtain and provide Reuters with three (3) quotes from reputable and independent auditors for an external audit
                     (i) within thirty (30) days of the Service Commencement Date, which quotes shall be provided to Reuters in any event no later than ninety (90) days of the Service Commencement Date, and (ii) after the first anniversary of the Service Commencement Date, upon Reuters request, which request shall be no more frequent than once per year, within thirty (30) days of such request, which quotes shall be provided to Reuters in any event no later than ninety (90) days of such request. The purpose of any such audit would be to: (i) ensure that the security controls required to comply with this Schedule 8 are in place, and (ii) review the security processes and procedures, taking into account the latest technological developments. Upon Reuters receipt of such quotes, Reuters and SAVVIS shall discuss in good faith whether to proceed with an external audit covering the subject matter specified in this Section 9.1, and if necessary, shall agree as to the timing of and the payment terms for such external audit, such agreement not to be unreasonably withheld or delayed by either party.

              (B) SAVVIS shall carry out an internal audit 18 months after the Service Commencement Date, which shall be repeated every twelve (12) months, and after any major network change.

              (C) Copies of all audit reports should be submitted to SAVVIS' Security Manager and Chief Technology Officer.

              (D) The parties shall agree the scope of each internal and external audit, such agreement not to be unreasonably withheld or delayed.

              (E) In the event that, during the course of an audit, SAVVIS becomes aware of a failure to meet the requirements of this Schedule, SAVVIS shall take such steps as are necessary to remedy such failure as soon as is reasonably practicable.

              (F) SAVVIS shall provide to Reuters and the relevant member of the Reuters Group a written report containing the findings of the internal and external audits where relevant to the Services, such report being submitted within 30 days of the completion of the relevant audit.

              (G) Reuters acknowledges SAVVIS' right to disclose results of an audit, which does not compromise the security of Reuters services, to any third party subject to Section 29 of the Agreement.

                                   SCHEDULE 9
                          BUSINESS CONTINUITY PLANNING

1.       INTRODUCTION

         1.1  OVERVIEW

              (A) This Schedule sets out the provisions for business continuity planning and testing for all Services and Service Elements provided by SAVVIS to Reuters under the Agreement.

              (B) This Schedule does not limit either party's ability to propose modifications to the requirements contained herein, or to introduce additional requirements from time to time in accordance with the Change Control Procedure.

         1.2  DEFINITIONS

              ------------------------------------------------------------------
              TERM                         DEFINITION
              ------------------------------------------------------------------
              "SAVVIS Disaster"            Any foreseen or unforeseen events
                                           that cause a significant impact on
                                           SAVVIS' business or impede its
                                           ability to provide Services to
                                           Reuters. For the avoidance of doubt,
                                           such events shall include Force
                                           Majeure, physical damage to buildings
                                           or equipment, terrorist activity,
                                           industrial action and civil unrest.
              ------------------------------------------------------------------
              "Reuters Disaster"           Any foreseen or unforeseen events
                                           that cause a significant impact on
                                           Reuters business or which impacts the
                                           Services required to be provided by
                                           SAVVIS. For the avoidance of doubt,
                                           such events shall include Force
                                           Majeure, physical damage to buildings
                                           or equipment, terrorist activity,
                                           industrial action and civil unrest.
              ------------------------------------------------------------------

2.       GENERAL REQUIREMENTS

         2.1  OVERVIEW

              (A) SAVVIS recognizes that the provision of high quality, reliable telecommunications services is critical to Reuters operations.

              (B) Accordingly, SAVVIS shall develop, maintain and regularly test a business continuity plan to ensure that the impact on Reuters of any SAVVIS Disaster or Reuters Disaster is minimized.

         2.2  BUSINESS CONTINUITY PLAN

              (A) Prior to the Service Commencement Date SAVVIS shall publish a business continuity plan for the Services and Service Elements provided by SAVVIS to Reuters under the Agreement (the "BUSINESS CONTINUITY PLAN"). Such Business Continuity Plan shall incorporate Reuters business continuity plans that are in place at the Service Commencement Date to the extent that they are relevant to the Services and Service Elements.

              (B) At the reasonable request of Reuters or a member of the Reuters Group, SAVVIS shall make available to Reuters or such member of the Reuters Group documentation detailing the current Business Continuity Plan to the extent that it relates to the Services.

              (C) Reuters acknowledges that the Business Continuity Plan is the property of SAVVIS, and that SAVVIS has the right, in its sole discretion, to (i) make reasonable modifications to the Business Continuity Plan, as it deems necessary from time to time; provided that SAVVIS can continue to comply with the requirements of the Agreement and provides a copy of any such modifications to Reuters, and (ii) disclose the Business Continuity Plan to any party.

         2.3  TESTING

              (A) SAVVIS shall use its commercially reasonable efforts to obtain and provide Reuters with three (3) quotes from reputable and independent auditors for an external audit
                     (i) within thirty (30) days of the Service Commencement Date, which quotes shall be provided to Reuters in any event no later than ninety (90) days of the Service Commencement Date, and (ii) after the first anniversary of the Service Commencement Date, upon Reuters request, which request shall be no more frequent than once per year, within thirty (30) days of such request, which quotes shall be provided to Reuters in any event no later than ninety
                     (90) days of such request. Upon Reuters receipt of such quotes, Reuters and SAVVIS shall discuss in good faith whether to proceed with an external audit, and if necessary, shall agree as to the timing of and the payment terms for such external audit, such agreement not to be unreasonably withheld or delayed by either party.

              (B) SAVVIS shall, at no additional cost to Reuters, carry out an internal audit to test the Business Continuity Plan at intervals specified in the Business Continuity Plan (and if not so specified at intervals to be agreed between the parties) following the Service Commencement Date, and on dates to be mutually agreed between Reuters and SAVVIS.

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


              (C) Reuters will co-operate fully with SAVVIS to facilitate this testing.

              (D) SAVVIS shall issue to Reuters a concise written report summarizing the results of the testing of the Business Continuity Plan, and summarizing any recommended changes or improvements, if applicable. This report shall be issued to Reuters within fourteen (14) days of completion of the testing.

         2.4  CONTINUOUS IMPROVEMENT

              SAVVIS shall strive to continuously improve the resilience and availability of the Services and Service Elements provided to Reuters under the Agreement. Accordingly, SAVVIS shall advise Reuters of any changes to the Business Continuity Plan that are considered by SAVVIS to be necessary to ensure the availability of the Services provided under the Agreement.

3.       SAVVIS DISASTER

         SAVVIS shall implement all reasonable measures to ensure that the impact of a SAVVIS Disaster on Reuters business is minimized.

4.       REUTERS DISASTER

         4.1  GENERAL

              (A) In the event of a Reuters Disaster, SAVVIS shall co-operate fully to assist Reuters in minimizing the impact of the event on Reuters business.

              (B) In the event of a Reuters Disaster, SAVVIS shall deploy additional resources as required to support Reuters in an expedient manner. SAVVIS shall also execute any required engineering works, including the provision, reconfiguration or cessation of telecommunication Services, in an expedient manner.







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


                                   SCHEDULE 12
                         BILLING AND FINANCIAL REPORTING

1.       INTRODUCTION

         1.1  OVERVIEW

              (A) This Schedule sets out the billing and reporting requirements for all Services and Service Elements provided by SAVVIS to Reuters or members of the Reuters Group under the Agreement.

              (B) This Schedule shall not limit either party's ability to make modifications to the requirements contained herein or to introduce additional requirements from time to time in accordance with the Change Control Procedure.

         1.2  DEFINITIONS

              Whenever used in this Schedule 12, the words and phrases listed below shall have the meanings given below, which shall apply to the plural as well as to the singular.


              ------------------------------------------------------------------
                TERM                             DEFINITION
              ------------------------------------------------------------------
                "Billing Period"                 A calendar month.
              ------------------------------------------------------------------
                "Customized  Monthly             Customized invoices including
                Invoices"                        all fixed charges and usage
                                                 charges for the Services or
                                                 such other information
                                                 reasonably required.
              ------------------------------------------------------------------
                "Existing Bill"                  Current billing format provided
                                                 to existing SAVVIS customers as
                                                 of the Service Commencement
                                                 Date (See Customer Operations
                                                 Manual).
              ------------------------------------------------------------------
                "Existing Billing                Sage Software, Inc. Accounts
                 System"                         Receivable Module supported
                                                 by the Vantive System by
                                                 Peoplesoft, Inc.
              ------------------------------------------------------------------

2.       BILLING SYSTEMS

         2.1  EXISTING BILLING SYSTEM

              From the Service Commencement Date and until a new system is implemented in accordance with Section of this Schedule, SAVVIS shall use the Existing Billing System and shall take reasonable steps to ensure that the Existing Billing System works effectively in the interests of both parties.

         2.2  REPLACEMENT BILLING SYSTEM

              (A) SAVVIS shall use reasonable endeavors to implement a replacement billing system ("REPLACEMENT BILLING SYSTEM") within 6 months of the Service Commencement Date.

              (B) In producing the functional specification for the Replacement Billing System, SAVVIS will consult with Reuters and/or the relevant members of the Reuters Group and will ensure that Reuters or such members' reasonable requirements are met by the Replacement Billing System.

              (C) A description of the Replacement Billing System will be set forth in the Customer Operations Manual.

              (D) Any aspect of the Replacement Billing System which provides functionality of general use to SAVVIS Customers shall be provided at no cost to Reuters and members of the Reuters Group. Any functionality additional to what is set forth in the Customer Operations Manual and which is only relevant to Reuters or a member of the Reuters Group shall be developed at Reuters or such members' request at a commercially reasonable cost.

3.       BILLING MEDIA

         3.1  EXISTING BILLING

              (A) SAVVIS shall continue to provide Reuters and the relevant Reuters Group members with invoices in the form of the Existing Bills prior to the Service Commencement Date, until the Replacement Billing System is implemented.

              (B) In connection with the Existing Bills, SAVVIS shall provide paper copies as well as electronic versions of the invoices and reports in file formats as specified by Reuters and/or the relevant member of the Reuters Group and agreed to by SAVVIS (such agreement not to be unreasonably withheld or delayed).

              (C) Where New Services are to be provided in accordance with the Change Control Procedure before implementation of the Replacement Billing System, Reuters and SAVVIS shall use all reasonable endeavors to ensure that the necessary enhancements are made to the Existing Billing System so that this can capture the Reuters Group's use of these services.

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


         (D) SAVVIS shall consult with Reuters to determine a migration plan from the Existing Billing System to the Replacement Billing System. This will seek to ensure that Reuters has no degradation or impairment, either temporary or permanent, to the level of information it receives as at the Service Commencement Date from the Existing Billing System.

         3.2  REPLACEMENT BILLING SYSTEM

         (A) SAVVIS shall provide bills to Reuters in the same range of formats as are available to its other customers. All enhancements, additions, revisions and upgrades shall be provided to Reuters and the members of the Reuters Group as soon as they become available to SAVVIS' comparable corporate customers.

         (B) SAVVIS shall provide Reuters and/or the relevant members of the Reuters Group with reasonable assistance in the configuration of any billing features. This may include, where appropriate, training, documentation and technical and functional support services.

4.       BILLING PROCESS AND PAYMENT TERMS

         4.1  APPLICABILITY

              These requirements apply to both the Existing Billing System and the Replacement Billing System introduced in accordance with this
              Schedule 12, unless specified otherwise.

         4.2  INVOICE TIMING

              (A) The frequency of invoicing shall be calendar monthly. All usage based charges shall be invoiced monthly in arrears. All non-usage based charges shall be invoiced monthly in advance.

              (B) Notwithstanding the foregoing, where SAVVIS receives a quarterly or annual invoice from a third party (for example in respect of satellite transponders) SAVVIS shall invoice Reuters and/or the relevant members of the Reuters Group at the end of the month in which SAVVIS is invoiced by such third party.

              (C) SAVVIS shall not change the format of its invoices specified in this Schedule or subsequently agreed by the parties (whether in electronic, paper or other media) without Reuters or the relevant Reuters Group members' prior written consent, such consent not to be unreasonably withheld or delayed. For Services as to which no form of invoice is specified in this Schedule or subsequently agreed by the parties, SAVVIS shall issue its standard invoices.

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


              (D) SAVVIS shall bill all usage-based charges in any billing cycle by the 15th calendar day of the second calendar month following such cycle. By way of example, usage based charges incurred in August 2002 should be invoiced to Reuters or the relevant Reuters Group Member no later than 15 October 2002. With respect to the Existing Billing System, SAVVIS shall continue to bill usage-based charges as prior to the Service Commencement Date.

              (E) SAVVIS shall begin charging for a New Service when that Service has been installed and accepted in accordance with Clause 4.6 of the Agreement. The charges for the first month of a New Service shall be calculated pro rata and shall appear on the next monthly invoice.

              (F) All adjustments to or changes in the applicable charges and all discounts and credits due, including any credits for cancellation of services, which shall be calculated pro rata, shall be applied in the monthly invoice following Reuters or a member of the Reuters Group's eligibility therefor.

              (G) Once any adjustments to or changes in the applicable discounts and credits are identified they shall appear as such on the invoices.

         4.3  BILLING DISPUTES

              (A) Billing disputes shall be resolved pursuant to the procedures set out in Clause 12.4 of the Agreement.

              (B) During the period of a billing dispute in respect of a Service, SAVVIS shall continue to supply that Service to Reuters and the relevant members of the Reuters Group in accordance with its obligations under the Agreement.

5.       OTHER REQUIREMENTS

         5.1  APPLICABILITY

              Section 5.2 of this Schedule applies to both the Existing Billing System and the Replacement Billing System.

         5.2  ADDITIONAL INVOICE AND FINANCIAL MANAGEMENT REPORTS

              (A) SAVVIS shall provide invoice detail reports and financial management reports as reasonably requested by Reuters and/or the relevant member of the Reuters Group, in a form and manner agreed between the parties (such agreement not to be unreasonably withheld or delayed).

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


              (B) SAVVIS shall provide such invoice details and reports no later than ninety (90) days after the date of Reuters or a member of the Reuters Group's written request.

              (C) The format of financial management reports shall be determined jointly by SAVVIS and Reuters or where a report is being provided to a Reuters Group member, such Reuters Group member within thirty (30) days of the Service Commencement Date.








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                                   SCHEDULE 15
                          CHANGE OF CONTROL; COMPANIES

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                                   SCHEDULE 22
                  CASH FLOW FORECASTS AND SAVVIS BUSINESS PLAN


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[**] CONFIDENTIAL TREATMENT REQUESTED




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